As filed with the Securities and Exchange Commission on May 6, 1999
                           Registration No. 333-52049

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-4/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             ALCHEMY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                  Florida  3730         59-1886450
                  (State or other       (Primary Standard(IRS Identification
                  jurisdiction of       Industrial Number)
                  incorporation or      Classification
                  organization)         Code Number)

        3025 N.E., 188th Street, Aventura, Florida 33180, (305) 932-9230
  (Address, including ZIP Code, and telephone number, including area code, of registrant's principal executive offices)

                             Craig Barrie, President
                             Alchemy Holdings, Inc.
                             3025 N.E., 188th Street
                             Aventura, Florida 33180
                                 (305) 932-9230
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Steven A. Sanders, Esq.
                       Beckman, Millman & Sanders, L.L.P.
                                 116 John Street
                            New York, New York 10038
                                 (212) 406-4700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement and the effective time of the merger (the "Merger") of Cigarette Racing Team, Inc. ("Cigarette") with and into Alchemy Holdings, Inc., f/k/a Hawk Marine Power, Inc., ("Alchemy") pursuant to the Agreement and Plan of Merger, dated as of _______________, 1999 (the "Merger Agreement"), by and among Cigarette and Alchemy, as described in the enclosed Proxy Statement/ Prospectus included as
Part I of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of each class of securities              Amount to be            Proposed         Proposed          Amount of
       to be registered                        registered(1)           maximum          maximum           registration fee
                                                                       offering price   aggregate
                                                                       per unit(2)      offering price
Common Stock, $0.001 par value                   4,719,450                $2.00           $9,438,900       $2,624.01
                                                 ---------              -------           ----------

Preferred Stock, Series A, $.001 par value             100              $10,000           $1,000,000       $  278.00
                                                       ---              -------           ----------

Preferred Stock, Series B, $.001 par value             100              $10,000           $1,000,000       $  278.00
                                                       ---              -------           ----------

Class A Warrants, no par value                   1,000,000
                                                 ---------

Common Stock, $0.001 par value
    underlying Class A Warrants (3)              1,000,000                $3.00           $3,000,000       $  834.00
                                                 ---------                -----           ----------

Class B Warrants, no par value                   1,000,000
                                                 ---------

Common Stock, $0.001 par value
    underlying Class B Warrants (4)              1,000,000                $4.00           $4,000,000       $1,112.00
                                                 ---------                -----           ----------

Class X Warrants, no par value                     180,000

                                                   -------
Common Stock, $0.001 par value
     underlying the Class X Warrants (5)           180,000                $2.00             $360,000       $  100.08
                                                   -------                -----           ----------

Class Y Warrants, no par value                     100,000
                                                   -------

Common Stock, $0.001 par value
     underlying the Class Y Warrants (6)           100,000                $2.00             $200,000       $   70.25
                                                   -------                -----           ----------

Options                                             50,000
                                                    ------

Common Stock, $0.001 par value
     underlying the Options (7)                     50,000                $2.00             $100,000       $   27.80
                                                    ------                -----           ----------

Total                                                                                                      $ 5324.14
                                                                                                           =========

(1) This registration statement relates to shares of Common Stock of Alchemy to be retained by holders of Alchemy's Common Stock in the proposed merger of Cigarette Racing Team, Inc. with and into Alchemy, with Alchemy continuing as the surviving corporation of the merger.

(2) Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457 (f) under the Securities Act of 1933, as amended, based on the proposed offering price to existing holders of Alchemy's Common Stock.

(3) Reserved for issuance upon exercise of the Class A Common Stock Purchase Warrants.

(4) Reserved for issuance upon exercise of the Class B Common Stock Purchase Warrants.

(5) Reserved for issuance upon exercise of the Class X Common Stock Purchase Warrants.

(6) Reserved for issuance upon exercise of the Class Y Common Stock Purchase Warrants.

(7) Reserved for issuance upon exercise of the underlying non-qualified stock options.

ALCHEMY HEREBY RESERVES THE RIGHT TO AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE TIME UNTIL ALCHEMY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8 (a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR

UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8 (a), MAY DETERMINE.

                             ALCHEMY HOLDINGS, INC.
                             3025 N.E., 188th Street
                             Aventura, Florida 33180
                                 (305) 932-9230

                                                           ___________, 1999

To the Shareholders of Alchemy Holdings, Inc.:

     A Special Meeting of the Shareholders (the "Alchemy Special Meeting") of Alchemy Holdings, Inc., formally known as Hawk Marine Power, Inc., a Florida corporation ("Alchemy"), will be held at 9:00 a.m., local time, on _________________, 1999, at the offices of Alchemy located at 3025 N.E., 188th Street, Aventura, Florida 33180.

     At the Alchemy Special Meeting, you will be asked to consider and vote upon a proposal to (i) approve and adopt the Agreement and Plan of Merger, dated as of ___________, 1999 (the "Merger Agreement"), by and among Alchemy, Cigarette Racing Team, Inc., a Florida corporation ("Cigarette"), and Cigarette Boats, Inc., a Delaware corporation which is a wholly-owned subsidiary of Alchemy (the "Merger Sub" or "Sub"), and the transactions contemplated thereunder, including a merger pursuant to which the Merger Sub will be merged with and into Cigarette (the "Merger"), whereby, among other things, Cigarette will survive the Merger and become a wholly-owned subsidiary of Alchemy. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Alchemy Common Stock; (ii) retire 2,000,000 shares of Alchemy Common Stock held by Offshore Racing, Inc. ("Offshore") in exchange for $1,000,000 worth of Alchemy Preferred Stock, Series B; and (iii) approve and adopt an Employee Incentive Stock Option Plan.

     In connection with the Merger, each share of Cigarette Common Stock, $.01 par value ("Cigarette Common Stock"), issued and outstanding as of the time the Merger becomes effective, which will occur upon filing of required documentation with the Secretary of the State of Florida and the Secretary of the State of Delaware (the "Effective Time"), will be converted into one (1) share (the "Exchange Ratio") of Alchemy's Common Stock, par value $.001 per share ("Alchemy Common Stock"). Based upon the number of shares of Cigarette Common Stock and Alchemy Common Stock outstanding at October 31, 1998, an aggregate of approximately 4,759,450 shares of Alchemy Common Stock would be issued in connection with the Merger, representing approximately 87.0% of the total number of shares of Alchemy Common Stock outstanding after giving effect to such issuance. To receive their Alchemy Common Stock, Cigarette shareholders holding shares, evidenced by certificates, must, after the Merger, deliver their Cigarette Common Stock certificates (or a bond in respect thereof) in the manner described in the attached Joint Proxy Statement/Prospectus. Notwithstanding the above Cigarette shareholders who vote against the Merger and choose to exercise their appraisal rights pursuant to the Florida Business Corporation Act, will not receive Alchemy Common Stock, but will receive the "fair value" as defined in section 607.1301 of the FBCA. See "The Meetings-Cigarette Shareholders' Appraisal Rights.

     At the Effective Time, each share of Cigarette Preferred Stock, Series A ("Cigarette Preferred Stock, Series A"), issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy's Preferred Stock, Series A ("Alchemy Preferred Stock, Series A"), possessing somewhat different rights, terms and conditions as the Cigarette Preferred Stock, Series A exclusive of dividends accrued prior to the closing of the Merger. Alchemy will also issue 100 shares of Alchemy Preferred Stock, Series B ("Alchemy Preferred Stock, Series B") to Offshore Racing, Inc. in connection with the Merger. Based upon the number of shares of Cigarette Preferred Stock outstanding at October 31, 1998 and with the additional issuance of Alchemy Preferred Stock, Series B, an aggregate of approximately 200 shares of Alchemy Preferred Stock would be issued in connection with the Merger.

     In addition, at the Effective Time, each outstanding Class A Warrant, Class B Warrant and Class X Warrant of Cigarette, no par value, with 5 year terms, respectively (individually, the "Cigarette Class A Warrants","Cigarette Class B Warrants" and "Cigarette Class X Warrants"), will be assumed by Alchemy and become Alchemy warrants to purchase, on substantially the same terms and conditions as were applicable under such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants the number of whole shares of Cigarette Common Stock (rounded down to the nearest whole number) that the holder of such Cigarette Class A Warrants, Cigarette Class B Warrants and Class X Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants in full, immediately prior to the Effective Time ("Alchemy Class A Warrants", "Alchemy Class B Warrants" and "Alchemy Class X Warrants"). The exercise price of the Alchemy Class A Warrants will equal $3.00 per share of Alchemy Common Stock and the exercise price of the Alchemy Class B Warrants will equal $4.00 per share of Alchemy Common Stock. Based upon the number of Cigarette Class A Warrants outstanding at October 31, 1998, 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of

Cigarette Class A Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Cigarette Class B Warrants outstanding at October 31, 1998, 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class B Warrants in connection with Alchemy's assumption of such warrants. Based on the number of Cigarette Class X Warrants outstanding at October 31, 1998, 180,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Alchemy Class X Warrants. Based upon the number of Alchemy non-qualified stock options outstanding at March 31, 1999, 50,000 additional shares of Alchemy Common Stock would be reserved for issuance to the holder of Alchemy non-qualified stock options. Based upon the number of Alchemy Class Y Warrants outstanding at April 15, 1999, 100,000 additional shares of Alchemy Common Stock would be reserved for issuance to the holders of Alchemy Class Y Warrants.

     Both Alchemy shareholders and Cigarette shareholders must vote on the transactions contemplated by the Merger Agreement. The holders of the Alchemy Common Stock must vote, pursuant to the rules of the OTC-Bulletin Board, on the issuance of shares of Alchemy Common Stock in connection with the Merger. The Alchemy shareholders must approve the Merger Agreement. Cigarette shareholders will consider the Merger Agreement at a separate meeting to be held on _____________, 1999.

     BY VOTING FOR THE MERGER AGREEMENT A SHAREHOLDER ASSENTS TO ALL TERMS SET FORTH THEREUNDER. ONE SUCH TERM RESTRICTS FROM TRANSFER THE SHARES OF ALCHEMY COMMON STOCK RECEIVED PURSUANT TO THE MERGER FOR A PERIOD OF TWELVE MONTHS FROM THE EFFECTIVE DATE AS THAT TERM IS DEFINED IN SECTION 1.2 OF THE MERGER AGREEMENT (THE "LOCKUP PERIOD"). DURING THE LOCKUP PERIOD THE BOARD OF DIRECTORS OF THE SURVIVING CORPORATION SHALL HAVE THE EXCLUSIVE RIGHT TO RELEASE ANY OR ALL OF THE SHAREHOLDERS OF THE NEWLY ISSUED ALCHEMY COMMON STOCK FOR ANY NECESSARY REASON.

     THE ALCHEMY BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND BELIEVES THAT THE TERMS OF THE MERGER AGREEMENT ARE FAIR TO, AND THAT THE MERGER IS IN THE BEST INTEREST OF, ALCHEMY AND ITS SHAREHOLDERS AND, THEREFORE, UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF ALCHEMY COMMON STOCK VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

     Subject to the satisfaction of certain conditions, holders of Common Stock will be entitled to the appraisal rights provided under Florida law in connection with the Merger as described in the accompanying Proxy Statement/ Prospectus.

     IT IS VERY IMPORTANT THAT YOUR SHARES OF COMMON STOCK BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND PERSONALLY. THEREFORE, YOU SHOULD COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

     In the material accompanying this letter, you will find a Notice of Special Meeting of Shareholders, a Joint Proxy Statement/Prospectus relating to the actions to be taken by the shareholders at the Alchemy Special Meeting and a proxy card. The Joint Proxy Statement/Prospectus, which you should read carefully, more fully describes the terms of the Merger Agreement and the Merger and includes information about Alchemy and Cigarette. The Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus.

     All shareholders are cordially invited to attend the Alchemy Special Meeting in person. If you attend the Alchemy Special Meeting, you may vote in person if you wish, even though you have previously returned your proxy card. If you require assistance in completing your proxy card or have questions about voting procedures, please contact Adam Schild, Alchemy's Secretary, at (305) 932-9230.

                                   Sincerely,

                                  CRAIG BARRIE
                                    President

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ALCHEMY SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                             ALCHEMY HOLDINGS, INC.
                             3025 N.E., 188th Street
                             Aventura, Florida 33180
                                 (305) 932-9230

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         To Be Held on __________, 1999

To the Shareholders of Alchemy Holdings, Inc.:

     PLEASE TAKE NOTICE that a special meeting of shareholders (the "Alchemy Special Meeting") of Alchemy Holdings, Inc., a Florida corporation ("Alchemy"), will be held on _____________, _____________, 1999, at the principal executive offices of Alchemy located at 3025 N.E., 188th Street, Aventura, Florida 33180 commencing at 9:00 am., local time, for the following purposes:

     1. To consider and vote upon a proposal to approve and adopt an Agreement and Plan of Merger (the "Merger Agreement"), dated as of ____________, 1999, by and among Cigarette Racing Team, Inc., a Florida corporation ("Cigarette"), Cigarette Boats, Inc., a Delaware corporation and a wholly-owned subsidiary of Alchemy ("Merger Sub"), and Alchemy, pursuant to which, among other things, (a) Merger Sub will be merged with and into Cigarette, whereby Cigarette will be the surviving corporation and will become a wholly-owned subsidiary of Alchemy (the "Merger") and (b) each outstanding share of common stock, $0.01 par value per share, of Cigarette ("Cigarette Common Stock") will be converted into one (1) share of common stock, $0.001 par value, of Alchemy ("Alchemy Common Stock");

     2. To consider and vote upon a proposal to approve and adopt an Employee Incentive Stock Option Plan; and

     3. To transact such other business as may properly come before the Alchemy Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, to establish a quorum or to obtain additional votes in favor of the Merger, or any postponement or adjournment thereof.

     The Merger and related transactions are more fully described in the Joint Proxy Statement/Prospectus and the annexes thereto, including the Merger Agreement, accompanying this Notice. Any action may be taken on any of the foregoing proposals at the Alchemy Special Meeting on the date specified above or on any date to which the Alchemy Special Meeting may be properly postponed or adjourned. Shareholders of record at the close of business on October 31, 1998 are entitled to notice of and to vote at the Alchemy Special Meeting and any adjournment or postponement thereof. Approval of the Merger Agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Alchemy Common Stock. The list of shareholders entitled to vote at the Alchemy Special Meeting will be available for examination ten (10) days prior to the Alchemy Special Meeting at the principal executive offices of Alchemy, 3025 N.E., 188th Street, Aventura, Florida 33180.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to complete and sign the enclosed proxy card and return it as promptly as possible in the enclosed postage-prepaid envelope.

                                           By Order of the Board of Directors

                                                       CRAIG BARRIE
                                                         President

Aventura, Florida

__________, 1999


BY VOTING FOR THE MERGER AGREEMENT A SHAREHOLDER ASSENTS TO ALL TERMS SET FORTH THEREUNDER. ONE SUCH TERM RESTRICTS FROM TRANSFER THE SHARES OF ALCHEMY COMMON STOCK RECEIVED PURSUANT TO THE MERGER FOR A PERIOD OF TWELVE MONTHS FROM THE EFFECTIVE DATE AS THAT TERM IS DEFINED IN SECTION 1.2 OF THE MERGER AGREEMENT (THE "LOCKUP PERIOD"). DURING THE LOCKUP PERIOD THE BOARD OF DIRECTORS OF THE SURVIVING CORPORATION SHALL HAVE THE EXCLUSIVE RIGHT TO RELEASE ANY OR ALL OF THE SHAREHOLDERS OF THE NEWLY ISSUED ALCHEMY COMMON STOCK FOR ANY NECESSARY REASON.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ALCHEMY SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. YOUR PROXY MAY BE WITHDRAWN BY YOU AT ANY TIME BEFORE IT IS VOTED. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. PLEASE DO NOT SEND ANY ALCHEMY STOCK CERTIFICATES IN YOUR PROXY ENVELOPE.

                             ALCHEMY HOLDINGS, INC.
                                       and
                           CIGARETTE RACING TEAM, INC.

                              JOINT PROXY STATEMENT

                        ALCHEMY HOLDINGS, INC. PROSPECTUS

     This Joint Proxy Statement/Prospectus (the "Joint Proxy Statement/Prospectus") relates to the transactions contemplated by the Agreement and Plan of Merger (the "Merger Agreement"), dated as of __________________, 1999, by and among Alchemy Holdings, Inc., a Florida corporation ("Alchemy"), Cigarette Boats, Inc., a Delaware corporation and a wholly-owned subsidiary of Alchemy ("Merger Sub"), and Cigarette Racing Team, Inc., a Florida corporation ("Cigarette"), which provides for Cigarette to become a wholly-owned subsidiary of Alchemy by means of a merger with Merger Sub (the "Merger") and for the shareholders of Cigarette to become shareholders of Alchemy. Alchemy and Cigarette are referred to collectively herein as the "Companies." Further, Alchemy and Cigarette are referred to herein, after the consummation of the Merger and the transactions contemplated thereby, as the "Combined Company."

     This Joint Proxy Statement/Prospectus is being furnished to holders of Alchemy Common Stock, par value $0.001 per share ("Alchemy Common Stock"), in connection with the solicitation of proxies by the Board of Directors of Alchemy (the "Alchemy Board") for use at a Special Meeting of Alchemy shareholders (the "Alchemy Special Meeting") to be held on __________, __________, 1999, at the principal executive offices of Alchemy located at 3025 N.E., 188th Street, Aventura, Florida 33180, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof. At the Alchemy Special Meeting, the Alchemy shareholders will be asked to vote (i) to approve the issuance of Alchemy Common Stock in connection with the Merger, (ii) to approve and adopt an Employee Incentive Stock Option Plan and (iii) to transact such other matters as may properly come before the Alchemy Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any postponement or adjournment thereof. However a motion to postpone or adjourn the meeting will not be entertained by the shareholders in the event that: (i) A satisfactory number of shares were represented at such meeting; and
(ii) the majority of such shares were voted against the Merger.

     This Joint Proxy Statement/Prospectus is also being furnished to holders of Cigarette Common Stock, $0.01 par value per share ("Cigarette Common Stock"), in connection with the solicitation of proxies by the Board of Directors of Cigarette (the "Cigarette Board") for use at a special meeting of Cigarette shareholders (the "Cigarette Special Meeting") to be held on ____________, __________, 1999, at the principal executive offices of Cigarette located at 3131 N.E. 188th Street, Aventura, Florida 33180, commencing at 9:00 a.m., local time, and at any adjournment or postponement thereof. The Cigarette Special Meeting and the Alchemy Special Meeting are referred to collectively herein as the "Special Meetings." At the Cigarette Special Meeting, the Cigarette shareholders will be asked to vote (i) to consider and vote upon a proposal to approve and adopt the Merger Agreement and (ii) to transact such other matters as may properly come before the Cigarette Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, to establish a quorum or to obtain additional votes in favor of the Merger or any postponement or adjournment thereof. However a motion to postpone or adjourn the meeting will not be entertained by the shareholders in the event that: (i) A satisfactory number of shares were represented at such meeting; and
(ii) the majority of such shares were voted against the Merger.

     This Joint Proxy Statement/Prospectus also constitutes the prospectus of Alchemy for use in connection with the offer and issuance of shares of Alchemy Common Stock pursuant to the Merger. Upon the consummation of the Merger, which will occur upon the filing of required documentation with the Secretary of State of the State of Florida and the Secretary of State of the State of Delaware (the "Effective Time"), each outstanding share of Cigarette Common Stock (other than treasury shares and shares owned by Alchemy or its subsidiaries) will be converted into one (1) share of Alchemy Common Stock (the "Exchange Ratio"). At the Effective Time, each outstanding no par value Class A Warrant, no par value Class B Warrant and no par value Class X Warrant of Cigarette (individually, the "Cigarette Class A Warrants", the "Cigarette Class B Warrants" and the "Cigarette Class X Warrants", collectively the"Cigarette Warrants"), will be assumed by Alchemy and become Alchemy warrants to purchase, on substantially the same terms and conditions as were applicable under such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants, the number of whole shares of Cigarette Common Stock (rounded down to the nearest whole number) that the holder of such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants would have been entitled to receive pursuant to the Merger had such holder exercised such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants in full, immediately prior to the Effective Time ("Alchemy Class A Warrants", "Alchemy Class B Warrants" and "Alchemy Class X Warrants", respectively). Each of the Cigarette Warrants has a term of 5 years. Such terms will be the same for the respective Alchemy Warrants. The exercise price of the Alchemy Class A Warrants will equal $3.00 per share of Alchemy Common Stock. The exercise price of the Alchemy Class B Warrants will equal $4.00 per share of Alchemy Common Stock. The exercise price of Alchemy Class X Warrants will equal $2.00 per share of Alchemy Common Stock. Based upon the number of Cigarette Class A Warrants outstanding at October 31, 1998, 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class A Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Cigarette Class B Warrants outstanding at October 31, 1998, 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class B Warrants in connection with Alchemy's assumption of such warrants. Based on the number of Cigarette Class X Warrants outstanding at October 31, 1998, approximately 180,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Alchemy Class X Warrants. Further, 100,000 shares of Alchemy Common Stock will be registered and reserved for issuance to the holder of Alchemy Class Y Warrants. Such Alchemy Class Y Warrants are exercisable at a price of $2.00 per share. Additionally, 50,000 shares of Alchemy Common Stock will be registered and reserved for issuance (the "Option Shares"). The Option Shares underlie 50,000 non-qualified stock options exercisable at a price of $2.00. Based upon the number of shares of Alchemy Common Stock and Cigarette Common Stock outstanding at October 31, 1998, an aggregate of approximately 4,719,450 shares of Alchemy Common Stock would be issued in connection with the Merger, representing approximately 87.0% of the total number of shares of Alchemy Common Stock outstanding after giving effect to such issuance. In addition, at the Effective Time, each share of Cigarette Preferred Stock, Series A, ("Cigarette Preferred Stock"), issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy's Preferred Stock, Series A, ("Alchemy Preferred Stock") possessing the similar rights, terms and conditions as the Cigarette Preferred Stock. Based upon the number of shares of Cigarette Preferred Stock outstanding at October 31, 1998, an aggregate of approximately 200 shares of Alchemy Preferred Stock would be issued in connection with the Merger. All information contained in this Joint Proxy Statement/Prospectus relating to Cigarette has been supplied by Cigarette, and all information relating to Alchemy has been supplied by Alchemy.

     The outstanding shares of Alchemy Common Stock are listed on the OTC-Bulletin Board under the symbol "ALCH"; as a condition to the merger, the shares of Alchemy Common Stock to be issued pursuant to the Merger must be approved for listing on the OTC- Bulletin Board, upon official notice of issuance. The last reported sale price of Alchemy Common Stock on the OTC-Bulletin Board on April 26, 1999 was $7.00 per share. Because the Exchange Ratio is fixed, a change in the market price of Alchemy Common Stock before the Merger may affect the market value of the Alchemy Common Stock to be received by the shareholders of Cigarette in the Merger. The trading price of Alchemy Common Stock is subject to volatility. See "Risk Factors - Risks Relating to the Merger - Fixed Exchange Ratio." Neither Alchemy nor Cigarette is entitled to terminate the Merger Agreement based on changes in the per share trading price of Alchemy Common Stock.

     See "Risk Factors" beginning on page 10, for certain information that should be considered by Alchemy shareholders and Cigarette shareholders.

THE SECURITIES TO BE ISSUED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Joint Proxy  Statement/Prospectus  and the accompanying  forms of proxy are
first  being   mailed  to   shareholders   of  Alchemy  and   Cigarette   on  or
about__________, 1999.

The date of this Joint Proxy Statement/Prospectus is _________________, 1999.

     Dissenter's Rights. Pursuant to Section 607.1302(a) of the Florida 1989 Business Corporation Act, a copy of which is attached hereto as Exhibit _____, any holder of Cigarette Common Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That section enables an objecting shareholder to be paid, in cash, the value of his Cigarette Common Stock as determined by FBCA Section 607.1301, provided that the following conditions are satisfied:

     (a) Such shareholder must not vote in favor of the Merger, nor submit a proxy in which directions are given to vote in favor of the Merger. Failure to vote against the Merger shall constitute a waiver of that shareholder's appraisal rights.

     (b) Within 10 days after the date on which the vote is taken approving the Merger, such shareholder must make written demand on Cigarette for payment of the fair value of such shareholder's shares.

     Within 10 days after the Merger is effected, Cigarette shall give written notice ("Notice") thereof to each dissenting shareholder who has satisfied paragraphs (a) and (b) hereof, and Cigarette shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by Cigarette to be the fair value thereof.

     Cigarette shall also notify each dissenting shareholder that within 20 days after Cigarette gives Notice, any dissenting shareholder(s) must file with Cigarette a notice of such election, stating the name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares in order to perfect his rights. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certified shares with Cigarette simultaneously with the filing of the election to dissent. Cigarette may restrict the transfer of uncertified shares from the date that the shareholder's election to dissent is filed with the corporation.

     In the event that Cigarette and the dissenting shareholder(s) do not agree with the value Cigarette places on such shareholder's shares, then Cigarette, within 30 days after the receipt of a written demand from any such shareholder given within 60 days after the date on which the Merger was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in Florida where the registered office of Alchemy is located requesting that the fair value of such shares be found and determined. If Cigarette fails to initiate such a proceeding, then any dissenting shareholder may do so in the name of the corporation.

     Notwithstanding the foregoing, a dissenting shareholder may withdraw his appraisal demand so long as Cigarette consents thereto.

NO PERSON HAS BEEN AUTHORIZED BY ALCHEMY OR CIGARETTE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS IN CONNECTION WITH THE SOLICITATION OF PROXIES OR THE OFFERING OF SECURITIES MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ALCHEMY OR CIGARETTE. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED BY THIS JOINT PROXY STATEMENT/PROSPECTUS OR A SOLICITATION OF A PROXY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF.

BY VOTING FOR THE MERGER AGREEMENT A SHAREHOLDER ASSENTS TO ALL TERMS SET FORTH THEREUNDER. ONE SUCH TERM RESTRICTS FROM TRANSFER THE SHARES OF ALCHEMY COMMON STOCK RECEIVED PURSUANT TO THE MERGER FOR A PERIOD OF TWELVE MONTHS FROM THE EFFECTIVE DATE AS THAT TERM IS DEFINED IN SECTION 1.2 OF THE MERGER AGREEMENT (THE "LOCKUP PERIOD"). DURING THE LOCKUP PERIOD THE BOARD OF DIRECTORS OF THE SURVIVING CORPORATION SHALL HAVE THE EXCLUSIVE RIGHT TO RELEASE ANY OR ALL OF THE SHAREHOLDERS OF THE NEWLY ISSUED ALCHEMY COMMON STOCK FOR ANY NECESSARY REASON.

                                TABLE OF CONTENTS

AVAILABLE INFORMATION ......................................................   1

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ............................   2
         TRADEMARKS ........................................................   2
         FORWARD LOOKING STATEMENTS ........................................   2

SUMMARY ....................................................................   3
         Introduction ......................................................   3
         The Companies .....................................................   3
                  Alchemy ..................................................   3
                  Cigarette ................................................   3
                  Cigarette Boats, Inc. ("Merger Sub") .....................   4
         The Proposed Merger ...............................................   4
         Date and Place of Meetings ........................................   5
         Shareholders Entitled to Vote .....................................   5
         Purposes of the Alchemy and Cigarette Special Meetings ............   5
                  Alchemy Special Meeting ..................................   5
                  Cigarette Special Meeting ................................   5
         Votes Required; Voting Agreements .................................   6
                  Alchemy ..................................................   6
                  Cigarette ................................................   6
         Recommendations of the Board of Directors .........................   6
         Reasons for the Merger ............................................   6
                  Joint Reasons ............................................   6
         No Solicitation ...................................................   6
         Representations and Warranties; Covenants .........................   6
         Conditions to the Merger ..........................................   7
         Amendment and Waiver ..............................................   7
         Potential for Conflicts of Interest ...............................   7
         Termination .......................................................   7
         Transfer of Cigarette Stock Certificates ..........................   8
         Appraisal Rights ..................................................   8
         Certain Federal Income Tax Consequences ...........................   8
         Accounting Treatment ..............................................   8
         Governmental and Regulatory Matters ...............................   8
         Restrictions on Resale of Alchemy Common Stock ....................   8
         Risk Factors ......................................................   9

RISK FACTORS ...............................................................  10
         Risks Related to Alchemy and Cigarette ............................  10
                  No History of Profitable Operations ......................  10
                  Modification of Accountants'Reports ......................  10
                  Intense competition ......................................  10
                  Nature of the Recreational Boat and Marine Engine Industry  10
                  Dependence on New Products and Additional Capital ........  10
                  Fluctuation in Results Due to Seasonality and Weather ....  10
                  Alchemy's reliance on the General Motors Corporation .....  10
                  Dependence on a Limited Number of Customers ..............  11
                  Impact of Environmental and Other Regulatory Matters .....  11
                  Product Liability ........................................  11
                  Dependence on Key Personnel ..............................  11
                  Risk of Technological Obsolescence .......................  11
                  Risks Associated with Intellectual Property Rights .......  11
                  Impact of Economic Conditions ............................  11
         Market and Other Risks Relating to the Merger .....................  11

                  Fixed Exchange Ratio .....................................  11
                  Volatility of Trading Price ..............................  12
                  Penny Stock Regulation ...................................  12
                  Potential Dilution of Interest ...........................  12
                  Integration of Other Acquired Businesses .................  12
                  Substantial Expenses Associated with the Merger ..........  12
                  Possible Adverse Affect on Customer Buying Patterns ......  12
         Risks Relating to the Merger ......................................  12
                  Fixed Exchange Ratio .....................................  12
                  Volatility of Trading Price ..............................  13
                  Potential Dilution of Interest ...........................  13
                  Integration of Other Acquired Businesses .................  13
                  Transaction Charges ......................................  13
                  Possible Adverse Affect on Customer Buying Patterns ......  13
         Alchemy-Related Risk Factors ......................................  13
                  No History of Profitable Operations of Alchemy ...........  13
                  Competition ..............................................  13
                  Nature of the Recreational Boat and Marine Engine Industry  13
                  Fluctuation in Results Due to Seasonality and Weather ....  14
                  Impact of Economic Conditions ............................  14
                  Alchemy's reliance on the General Motors Corporation
                    ("General Motors")......................................  14
                  Dependence on a Limited Number of Customers ..............  14
                  Impact of Environmental and Other Regulatory Matters .....  14
                  Production Liability .....................................  14
                  Penny Stock Regulation ...................................  14
                  Cigarette Related Risk Factors ...........................  15
         Interests of Certain Persons ......................................  15
                  Interests in Alchemy Common Stock and Options ............  15
                  Cigarette Warrant Holders ................................  15
                  Management ...............................................  15
         Forbearance From Certain Creditors ................................  15
         Risks Associated with the OTC - Bulletin Board ....................  16

SELECTED HISTORICAL AND UNAUDITED
         FINANCIAL DATA ....................................................  17
         Alchemy Selected Consolidated Financial Data ......................  18
                  Consolidated Balance Sheet Data ..........................  18
                  Consolidated Statement of Operations .....................  18
         Cigarette Selected Financial Data .................................  19
                  Balance Sheet Data .......................................  19
                  Statement of Operations Data .............................  19
         Recent Share Prices ...............................................  20
         Dividends .........................................................  20

THE MEETINGS ...............................................................  21
         MATTERS TO BE CONSIDERED AT THE MEETINGS ..........................  21
         TIME AND PLACE; RECORD DATE .......................................  22
         REQUIRED VOTE .....................................................  22
         RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM .......................  22
         CIGARETTE SHAREHOLDERS' APPRAISAL RIGHTS ..........................  22
         SOLICITATION OF PROXIES ...........................................  22

THE MERGER .................................................................  23
         Background of the Merger ..........................................  23
         Reasons for the Merger ............................................  23
         Joint Reasons for the Merger ......................................  24
         Recommendation of the Alchemy Board ...............................  24
         Interests in Alchemy Common Stock .................................  24

         Interests in Cigarette Common Stock ..............................   24
         Recommendation of Cigarette's Board ..............................   24
         Factors Considered by Alchemy's Board ............................   24
         Factors Considered by Cigarette's Board ..........................   24
         Interests of Certain Persons in the Merger .......................   25
         Retirement of Offshore Shares ....................................   25
         Future Employment Agreements .....................................   25
         Description of Alchemy's Securities ..............................   25
                  Capital Stock ...........................................   25
                  Common Stock ............................................   25
                           General ........................................   25
                           Voting Rights ..................................   25
                           Dividend Policy ................................   25
                           Miscellaneous Rights and Provisions ............   25
                           Shares Eligible for Future Sale ................   25
                  Preferred Stock .........................................   26
                           Preferred Stock outstanding ....................   26
                  Warrants and Options ....................................   26
         Indemnification and Insurance ....................................   26
         Cigarette and Alchemy Year 2000 Compliance .......................   26
         Federal Income Tax Consequences ..................................   28
                  Dissenter's Rights ......................................   28

AGREEMENT AND PLAN OF MERGER ..............................................   30
         Shareholders' Rights .............................................   30
         Conversion of Securities .........................................   30
         Restriction on Alchemy Shares Issued Pursuant to this
            Registration Statement ........................................   31
         Representations and Warranties of Merger Sub, Cigarette
            and Alchemy ...................................................   31
         Certain Covenants and Agreements .................................   32
         No Solicitation ..................................................   32
         Indemnification and Insurance ....................................   33
         Conditions .......................................................   33
         Termination ......................................................   34
         Amendment and Waiver .............................................   35
         Reasons for the Merger ...........................................   35

SECURITIES OF ALCHEMY .....................................................   37
                  Market Price of Dividends on Alchemy's Common Stock .....   37
                  Holders .................................................   38
                  Dividends ...............................................   38
                           Common Stock ...................................   38
                           Preferred Stock ................................   38
                  Miscellaneous Rights and Provisions .....................   39
                  Shares Eligible for Future Sale .........................   39
         Transfer Agent ...................................................   39

BUSINESS ..................................................................   40
         The Companies ....................................................   40
                  Alchemy Holdings, Inc. ..................................   40
                           General Development of Business ................   40
                           Products .......................................   40
                           Manufacturing Operations .......................   41
                           Marketing, Sales and Distribution ..............   42
                           Employees ......................................   42
                           Facilities .....................................   42
                           Competitive Conditions in the High-Performance
                              Marine Engine Industry ......................   42
                  Cigarette Racing Team, Inc. .............................   42

                           Employees ......................................   43
                           Facilities .....................................   43
                           Competitive Conditions in the Power Boat
                              Manufacturing Industry ......................   43

ALCHEMY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS ..............................   44
         Liquidity and Capital Resources ..................................   44

CIGARETTE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
         CONDITION AND RESULTS OF OPERATIONS ..............................   45
         Liquidity and Capital Resources ..................................   45

LEGAL PROCEEDINGS .........................................................   47
         Paramount Pictures Corporation ...................................   47
         HRH Tunku Abraham Ismail .........................................   47
         Mr. Fredy Link ...................................................   47
         Magnum Marine ....................................................   47
         Tomas Arencibia ..................................................   47
         Mark Donato and Steven Donato ....................................   47

ALCHEMY MANAGEMENT ........................................................   48
         CRAIG BARRIE - PRESIDENT/DIRECTOR ................................   48
         BERTON LOROW - VICE PRESIDENT/DIRECTOR ...........................   48
         ADAM SCHILD - SECRETARY/DIRECTOR .................................   48

EXECUTIVE COMPENSATION ....................................................   49
         Compensation Pursuant to Plans ...................................   49

CIGARETTE MANAGEMENT ......................................................   49
         CRAIG BARRIE - PRESIDENT .........................................   49
         ADAM SCHILD - SECRETARY/DIRECTOR .................................   50

EXECUTIVE COMPENSATION ....................................................   51

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................   52
         Sales to Cigarette ...............................................   52
         Alchemy's and its Affiliates' Potential Conflicts with
             Mr. Craig Barrie .............................................   52
         Offshore's Holdings of Alchemy's Common Stock and its
             Licensing Agreement With Alchemy .............................   52
         Alchemy's Lack of Chief Financial Officer ........................   52
         Interested Directors .............................................   52
         Relationships With Jeffrey Friedman and Central Manufacturing ....   52
         OTAM Licensing Agreement .........................................   53

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
         MANAGEMENT .......................................................   54
         Title of Class ...................................................   54
         Common Stock .....................................................   54
         Preferred ........................................................   54

UNDERTAKINGS ..............................................................   55

INDEX TO FINANCIAL STATEMENTS .............................................   56

EXHIBIT INDEX .............................................................   58

SIGNATURES ................................................................   59

                              AVAILABLE INFORMATION

     Alchemy Holdings, Inc. ("Alchemy") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The Registration Statement (as defined below), the exhibits and schedules forming a part thereof, and the additional reports, proxy statements and other information filed by Alchemy with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Alchemy Common Stock is presently traded on the OTC-Bulletin Board. Reports and other information concerning Alchemy can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006. In addition, certain of the documents filed by Alchemy with the Commission are available through the Commission's Electronic Data Gathering and Retrieval System ("EDGAR") on the Commission's World Wide Web site at http://www.sec.gov.

     Alchemy has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Alchemy Common Stock to be issued in connection with the transactions contemplated by the Merger Agreement. This Joint Proxy Statement/Prospectus does not contain all the information set forth in the Registration Statement. Certain portions of the Registration Statement are omitted from this Joint Proxy Statement/Prospectus in accordance with the rules and regulations of the Commission. Copies of the Registration Statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected without charge at the regional offices of the Commission referred to above, or obtained at prescribed rates from the Public Reference Section of the Commission set forth above. The omitted portions of the Joint Proxy Statement/Prospectus may also be obtained through EDGAR at http://www.sec.gov.

     Statements contained in this Joint Proxy Statement/Prospectus or in any document incorporated by reference in this Joint Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document, each such statement being qualified in all respects by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents and reports subsequently filed by Alchemy pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the completion date of the offering under this Joint Proxy Statement/Prospectus shall be deemed to be incorporated by reference in this Joint Proxy Statement/Prospectus and to be part hereof from the date of filing of such documents or reports. Any statement contained in a document deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

TRADEMARKS

     Cigarette Racing Team, the Cigarette Racing Team logo, the Cafe Racer Script logo, Decathlon, Firefox, Hard Candy, Revolution 188, Rough Rider, the Squadron XII logo and Top Gun are trademarks of Cigarette or its subsidiaries.

     This Joint Proxy Statement/Prospectus also includes other trademarks and trade names which are the property of their respective owners.

FORWARD LOOKING STATEMENTS

     OTHER THAN STATEMENTS OF HISTORICAL FACT, STATEMENTS MADE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING STATEMENTS AS TO THE BENEFITS EXPECTED TO RESULT FROM THE MERGER AND AS TO FUTURE FINANCIAL PERFORMANCE, ARE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND
SECTION 21E OF THE EXCHANGE ACT. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN SUCH FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" BEGINNING ON PAGE 10 HEREIN, WHICH SHAREHOLDERS OF ALCHEMY AND CIGARETTE RACING TEAM, INC. ("CIGARETTE") SHOULD CAREFULLY REVIEW.

                                     SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement/Prospectus. This summary does not contain a complete description of the Agreement and Plan of Merger, dated as of _________, 1999 (the "Merger Agreement"), a copy of which is attached hereto as Annex A. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Joint Proxy Statement/Prospectus and the Annexes hereto. Shareholders of Alchemy and shareholders of Cigarette are urged to read carefully this Joint Proxy Statement/Prospectus and the Annexes in their entirety.

     Information contained in this Joint Proxy Statement/Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate," "project," "continue," "potential" or "opportunity" or the negative thereof or other variations thereon or comparable terminology. See "FORWARD LOOKING STATEMENTS." The matters set forth under the caption "RISK FACTORS" in this Joint Proxy Statement/Prospectus constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those results in such forward-looking statements.

     With respect to Alchemy, references to any fiscal year refer to Alchemy's fiscal year ended September 30. With respect to Cigarette, references to any fiscal year refer to Cigarette's fiscal year ended September 30.

Introduction

     This Joint Proxy Statement/Prospectus is furnished in connection with the solicitation by the Alchemy Board of Directors (the "Alchemy Board") of proxies from holders of Alchemy Common Stock for use at the special meeting of Alchemy shareholders (the "Alchemy Special Meeting") and by the Cigarette Board of Directors (the "Cigarette Board") in connection with the solicitation of proxies from holders of Cigarette Common Stock for use at the special meeting of Cigarette shareholders (the "Cigarette Special Meeting"). At the Cigarette Special Meeting, the holders of Cigarette Common Stock will be asked to approve and adopt the Merger Agreement by and among Cigarette, Alchemy and Cigarette Boats, Inc. (the "Merger Sub") and to approve the merger whereby Cigarette will become a wholly owned subsidiary of Alchemy (the "Merger"). At the Alchemy Special Meeting, the holders of Alchemy Common Stock will be asked to approve the issuance of shares of Alchemy Common Stock in connection with the Merger. As a result of the Merger, Cigarette will become a wholly-owned subsidiary of Alchemy.

The Companies

     Alchemy. Alchemy, formally known as Hawk Marine Power, Inc., a Florida corporation, is engaged in the design, production and sale of high performance marine engines for installation in high speed recreational powerboats and offshore racing boats. Alchemy manufactures its own line of seven high output, all gasoline 8 cylinder engines, as well as customized engines which are produced solely for racing. Alchemy's engines are hand built from component parts and are sold primarily to premium boat manufacturers. Alchemy's high performance engines have established a distinctive reputation among powerboat enthusiasts, for performance, speed and endurance.

     On October 25, 1983, Swift Development, Inc. ("Swift") was incorporated under the laws of the State of Utah. On August 6, 1986, Swift acquired all of the outstanding common stock of Hawk Marine Power, Inc., a Florida corporation. The transaction was a reverse acquisition of Swift and the company's name was subsequently changed to that of the substantive acquirer Hawk Marine Power, Inc. In connection with the acquisition, Swift was reincorporated in Florida. On May 12, 1997, Hawk Marine Power, Inc. changed its name to Alchemy Holdings, Inc. Alchemy's principal executive offices are located at 3025 N.E., 188th Street, Aventura, Florida 33180. Its telephone number at that address is (305) 932-9230.

     Cigarette. Cigarette, a Florida corporation, designs, manufactures and sells offshore recreational boats and related accessories under the Cigarette brand name. The well-known Cigarette name has become synonymous with offshore racing boats. Cigarette's principal product line consists of eight models in six sizes, from 20 to 46 feet in length, at current prices ranging from $80,000 to $800,000. Cigarette is currently in the process of designing and manufacturing 50 and 60 foot models which will exceed the $800,000 threshold and which are projected to be in production by December of 1999 and 2000, respectively.

     Cigarette was reincorporated as New CRT, Inc., on May 26, 1994, under the laws of the State of Florida. Such reincorporation was in connection with a change of ownership of Cigarette from Central Manufacturing, Inc. to the entity which subsequently sold it to current ownership. On June 1, 1994, New CRT, Inc. changed its name to Cigarette Racing Team, Inc. Cigarette's principal executive offices are located at 3131 N.E. 188th Street, Aventura, Florida 33180. Its telephone number is (305) 931-4564. The sole director of Cigarette is also a director of Alchemy. The two officers of Cigarette are also officers of Alchemy. Cigarette is a privately held company with approximately 30 shareholders. SEE "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

     Cigarette Boats, Inc. ("Merger Sub"). Merger Sub, a Delaware corporation, is a newly-formed, wholly-owned subsidiary of Alchemy formed solely for the purpose of the Merger. Merger Sub has no material assets or liabilities and has not engaged in any material operations since its incorporation. Merger Sub's principal executive offices are located at 3025 N.E., 188th Street, Aventura, Florida 33180. Its telephone number at that address is (305) 931-4564.

The Proposed Merger

     At the Effective Time, pursuant to the Merger Agreement, (i) Merger Sub will be merged with and into Cigarette, whereupon Cigarette will be the surviving corporation and will become a wholly-owned subsidiary of Alchemy, (ii) each share of Cigarette Preferred Stock, Series A ("Cigarette Preferred Stock, Series A"), issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy's Preferred Stock, Series A ("Alchemy Preferred Stock, Series A") possessing similar rights, terms and conditions as the Cigarette Preferred Stock, Series A, (iii) each share of Cigarette Preferred Stock, Series B ("Cigarette Preferred Stock, Series B"), issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy Preferred Stock, Series B ("Alchemy Preferred Stock, Series B") possessing similar rights, terms and conditions as the Cigarette Preferred Stock, Series B and (iv) each issued and outstanding share of Cigarette Common Stock will be converted into one (1) share of Alchemy Common Stock. Based upon the number of shares of Cigarette Preferred Stock outstanding at October 31, 1998, an aggregate of approximately 200 shares of Alchemy Preferred Stock would be issued in connection with the Merger. All information contained in this Joint Proxy Statement/Prospectus relating to Cigarette has been supplied by Cigarette, and all information relating to Alchemy has been supplied by Alchemy.

     Alchemy management anticipates that Central Manufacturing, Inc., an Alabama corporation, ("Central") will receive 1,000,000 shares of Alchemy Common Stock and $1,000,000 of Alchemy Preferred Stock, Series B in exchange for the forgiveness and cancellation of Cigarette's indebtedness to Central. It is also expected by Alchemy management that pursuant to the Merger, Offshore Racing, Inc., a foreign corporation, ("Offshore") will retire 2,000,000 shares of Alchemy Common Stock in exchange for its receipt of $1,000,000 of Alchemy Preferred Stock, Series B.

     Alchemy management anticipates that Piparo Enterprises, Inc. ("Piparo"), a creditor of Cigarette, will receive 78,450 shares of Alchemy Common Stock in exchange for the forgiveness and cancellation of all Cigarette indebtedness to Piparo.

     Mr. Fredy Link, a creditor of Cigarette and a judgement holder, will receive approximately $89,000 as result of the Merger in exchange for the forgiveness and cancellation of all debts from Cigarette to Mr. Link and his associated business entities. The satisfaction of the debt herein is expected to take place within 120 days of the Effective Time. See "Legal Proceedings".

     HRH Tunku Abraham Ismail, a creditor of Cigarette and a judgement holder, will receive approximately $348,000 as a result of the Merger in exchange for the forgiveness and cancellation of all debts from Cigarette to that party. The satisfaction of the debt herein is expected to take place within 120 days of the Effective Time. See "Legal Proceedings".

     At the Effective Time, each outstanding Class A Warrant, Class B Warrant and Class X Warrant of Cigarette (individually, the "Cigarette Class A
Warrants", the "Cigarette Class B Warrants" and the "Cigarette Class X Warrants"), will be assumed by Alchemy and become Alchemy warrants to purchase, on the same terms and conditions as were applicable under such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants, respectively, the number of whole shares of Cigarette Common Stock (rounded down to the nearest whole number) that the holder of such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants, respectively, would have been entitled to receive pursuant to the Merger had such holder exercised such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants in full, immediately prior to the Effective Time ("Alchemy Class A Warrants", "Alchemy Class B Warrants" and "Alchemy Class X Warrants"). The exercise price of the Alchemy Class A Warrants will equal $3.00 per share of Alchemy Common Stock. The exercise price of the Alchemy Class B Warrants will equal $4.00 per share of Alchemy Common Stock. The exercise price of Alchemy Class X Warrants will equal $2.00 per share of Alchemy Common Stock.

     Based upon the number of shares of Alchemy Common Stock and Cigarette Common Stock outstanding at October 31, 1998, an aggregate of approximately 4,719,450 shares of Alchemy Common Stock would be issued in connection with the Merger, representing approximately 87.0% of the total number of shares of Alchemy Common Stock outstanding after giving effect to such issuance. Based upon the number of Cigarette Class A Warrants outstanding at October 31, 1998, approximately 1,000,000 additional shares of Alchemy Common Stock would be reserved for insurance to holders of Cigarette Class A Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Cigarette Class B Warrants outstanding at October 31, 1998, approximately 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class B Warrants in connection with Alchemy's assumption of such warrants. Based on the number of Cigarette Class X Warrants outstanding at October 31, 1998, approximately 180,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Alchemy Class X Warrants. Further, based on the number of Alchemy Class Y Warrants outstanding at April 15, 1999, approximately 100,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Alchemy Class Y Warrants. Based upon the number of Alchemy non-qualifeid stock options outstanding at March 31, 1999, 50,000 additional shares of Alchemy Common Stock would be reserved for issuance to the holder of Alchemy non-qualified stock options.

     It is anticipated that the Merger will become effective as promptly as practicable after the requisite shareholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived (if allowed by applicable law).

     Alchemy and Cigarette each have the right (subject to certain limitations) to terminate the Merger Agreement as the Merger was not consummated on or before March 31, 1999. However, neither party has exercised such right.

     See "The Merger -Regulatory Approvals" and "The Merger Agreement - Termination."

     Following the Merger, the pre-Merger directors of Alchemy will be the officers and directors of the combined company of Alchemy and Cigarette (the "Combined Company") after the Effective Time.

Date and Place of Meetings

     The Alchemy Special Meeting will be held on _______________, 1999 at Alchemy's' principal executive offices at 3025 N.E., 188th Street, Aventura, Florida 33180, commencing at 9:00 a.m., local time.

     The Cigarette Special Meeting will be held on ___________, 1999 at Cigarette's principal executive offices located at 3131 N.E. 188th Street, Aventura, Florida 33180, commencing at 9:00 a.m., local time.

Shareholders Entitled to Vote

     Holders of record of shares of Alchemy Common Stock at the close of business on October 31, 1998 (the "Alchemy Record Date"), are entitled to notice of and to vote at the Alchemy Special Meeting. At such date, there were 2,702,394 shares of Alchemy Common Stock outstanding, each of which will be entitled to one (1) vote on each matter to be acted upon or which may properly come before the Alchemy Special Meeting.

Alchemy Special Meeting.

     Holders of record of shares of Cigarette Common Stock at the close of business on October 31, 1998 (the "Cigarette Record Date"), are entitled to notice of and to vote at the Cigarette Special Meeting. At such date, there were 3,719,450 shares of Cigarette Common Stock outstanding, each of which will be entitled to one (1) vote on each matter to be acted upon or which may properly come before the Cigarette Special Meeting.

Purposes of the Alchemy and Cigarette Special Meetings

     Alchemy Special Meeting. The purpose of the Alchemy Special Meeting is for holders of the Alchemy Common Stock (i) to approve the issuance of shares of Alchemy Common Stock pursuant to the Merger Agreement and in connection with the Merger; (ii) to approve and adopt an Employee Incentive Stock Option Plan; and
(iii) to transact such other business as may properly come before the Alchemy Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, to establish a quorum or to obtain additional or postponement thereof. See "The Meetings."

     Cigarette Special Meeting. The purpose of the Cigarette Special Meeting is for holders of Cigarette Common Stock (i) to consider and vote upon a proposal to approve and adopt the Merger Agreement and the transactions contemplated thereunder and (ii) to transact such other business as may properly come before the Cigarette Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, to establish a quorum or to obtain additional votes in favor of the Merger, or any postponement or adjournment thereof. See "The Meeting".

Votes Required; Voting Agreements

     Although the Merger Agreement has not been executed and therefore ratified by either Cigarette and Alchemy, the parties to such agreement expect to finalize and execute the Merger Agreement prior to the Registration Statement's effectiveness. The effectiveness of the Registration Statement is a condition subsequent to the Merger Agreement. However, the Merger must be ratified by the shareholders of both Cigarette and Alchemy and the management of Cigarette is unaware of any voting trust agreement between its shareholders.

     Alchemy. The approval of the issuance of Alchemy Common Stock in connection with the Merger will require the affirmative vote of the holders of a majority of the shares of Alchemy Common Stock present in person or represented by proxy at the Alchemy Special Meeting and entitled to vote. The approval of the issuance of Alchemy Common Stock in connection with the Merger is required by the rules of the OTC-Bulletin Board governing corporations with securities listed on the OTC-Bulletin Board. As of October 31, 1998, directors and executive officers of Alchemy and their respective affiliates may be deemed to be beneficial owners of approximately 0% of the outstanding shares (excluding shares subject to stock options) of Alchemy Common Stock.

     Cigarette. The approval and adoption of the Merger Agreement by Cigarette shareholders will require the affirmative vote of the holders of a majority of the outstanding shares of Cigarette Common Stock entitled to vote. Each of the directors, officers and control shareholders of Cigarette advised Cigarette that he or she has agreed to vote in favor of the Merger and therefore, their approval of the Merger is assured.

Recommendations of the Board of Directors

     The Alchemy Board has unanimously approved the Merger Agreement and the issuance of shares of Alchemy Common Stock in connection with the Merger and believes that the Merger is fair to, and in the best interest of, Alchemy and its shareholders and, therefore, unanimously recommends that the shareholders of Alchemy vote for the issuance of such shares of Alchemy Common Stock. See "The Merger -- Reasons for the Merger; Recommendations of the Boards of Directors".

     The Cigarette Board has unanimously approved the Merger Agreement and the Merger and believes that the terms of the Merger Agreement are fair to, and that the Merger is in the best interest of, Cigarette and its shareholders and, therefore, unanimously recommends that the holders of Cigarette Common Stock vote for approval and adoption of the Merger Agreement. See "The Merger --Reasons for the Merger; Recommendations of the Board of Directors".

Reasons for the Merger

     Certain statements made in the following paragraphs regarding the potential benefits that could result from the Merger are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks and uncertainties are set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus.

     Joint Reasons. The Alchemy Board and the Cigarette Board concluded that (i) the goals and philosophies of the Companies are compatible and consistent, (ii) the products of the Companies are complementary, (iii) the post-Merger entity (the "Combined Entity") has the potential to offer customers a wider variety of services and products than it could offer independently, (iv) the Merger would be positively received by customers of each of the two companies, (v) both companies' respective shareholders would benefit by the enhanced ability of the Combined Entity to compete in the marketplace, and (vi) the economic advantages as a result of increased operating efficiencies are substantial. See "The Merger -- Factors Considered by the Board of Alchemy" and "Factors Considered by the Board of Cigarette".

No Solicitation

     Under the terms of the Merger Agreement, Cigarette has agreed that it will not engage in certain activities relating to, or which could result in, a proposal to be acquired by a third party, except under certain limited circumstances related to the performance by the Cigarette Board of its fiduciary obligations under Florida law. See "The Merger Agreement -- No Solicitation".

Representations and Warranties; Covenants

     Under the Merger Agreement, Alchemy and Cigarette made a number of representations regarding their respective capital structures, operations, financial condition and other matters. Each party agreed as to itself and its subsidiaries that, until consummation of the Merger or the earlier termination of the Merger Agreement, it will, among other things, maintain its business, conduct its operations in the ordinary course, provide the other with reasonable access to its financial, operating and other information, and use all reasonable efforts to consummate the Merger. See "The Merger Agreement -- Representations and Warranties" and "-- Certain Covenants and

Agreements".

Conditions to the Merger

     The respective obligations of Alchemy, Merger Sub and Cigarette to effect the Merger are subject to the following conditions, among others: (a) the Merger Agreement shall have been approved and adopted by the shareholders of Alchemy, and the issuance of Alchemy Common Stock in connection with the Merger shall have been approved by the shareholders of Alchemy; (b) all governmental authorizations, consents, orders or approvals shall have been obtained except where the failure to obtain such consents, orders or approvals would not have an Alchemy Material Adverse Effect or a Cigarette Material Adverse Effect (as such terms are defined in the Merger Agreement), as the case may be; (c) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of a stop order or proceedings seeking a stop order;
(d) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect nor shall there be any proceeding seeking any of the foregoing that prevents, or seeks to prevent, the consummation of the Merger;
(e) no action shall be taken, nor any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger; (f) the Alchemy Common Stock to be issued, or reserved for future issuance, in the Merger shall have been approved for quotation on the OTC-Bulletin Board; (g) Alchemy shall have received a written opinion from Beckman, Millman & Sanders, L.L.P. ("BMS"), counsel to Alchemy, and Cigarette shall have received a written opinion from Beckman, Millman & Sanders, L.L.P., counsel to Cigarette, each such opinion to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368 (a) of the Internal Revenue Code of 1986, as amended (the "Code") (see "The Merger Certain Federal Income Tax Consequences"); (h) the representations and warranties of the other party set forth in the Merger Agreement shall have been true and correct at the time of signing the Merger Agreement and shall be true and correct as of the Effective Time, except for changes contemplated by the Merger Agreement or where failure to be true and correct would not be reasonably likely to have an Alchemy Material Adverse Effect or a Cigarette Material Adverse Effect, as the case may be; (i) Alchemy or Cigarette as the case may be shall have performed in all material respects all obligations required to be performed by it under the Merger Agreement; and (j) no Material Adverse Effect with respect to either party shall have occurred since the date of the Merger Agreement. See "The Merger Agreement".

Amendment and Waiver

     The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto. The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Cigarette and Alchemy, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. Specifically, but not exclusively, amendments to the Merger Agreement which adversely affect the rights of shareholders must be approved by the shareholders.

     At any time prior to the Effective Time, either Alchemy or Cigarette, by action taken or authorized by their respective Boards of Directors, as the case may be, to the extent legally allowed, may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or delivered pursuant to the Merger Agreement, and (iii) waive compliance by the other party with any condition or agreement contained in the Merger Agreement.

Potential for Conflicts of Interest

     One director of Alchemy comprises Cigarette's entire Board. As there is a substantial overlap of management between Cigarette and Alchemy, a potential conflict of interest may arise which may negatively affect the negotiations of the Merger terms. There is a certain increased risk that either companies' management may determine, prior to the execution of the Merger Agreement, that the Merger is not in the best interests of that particular party.

Termination

     Pursuant to the Companies letter of intent dated October 25, 1997, both Cigarette and Alchemy have the right to terminate the Merger Agreement by mutual written consent in the event that the Merger is not consummated before March 31, 1999. The Merger Agreement is also subject to termination by Alchemy or Cigarette upon the occurrence of any of the following: a court order permanently restraining, enjoining or otherwise prohibiting the Merger, failure of the other party to obtain shareholder approval or, under certain circumstances, a breach by the other party of a representation, warranty, covenant or agreement of the other party contained in the Merger Agreement. In addition, Alchemy may terminate the Merger Agreement if (i) the Cigarette Board withdraws or adversely modifies its recommendation of the Merger Agreement; or (ii) the Cigarette Board approves one of a limited number of certain types of alternative transactions. Cigarette may terminate the Merger Agreement in the event of (i) a merger or consolidation to which Alchemy is a party, if the shareholders of Alchemy immediately prior to the effective date of such merger or consolidation have beneficial ownership of less than 50% of the total combined voting power of Alchemy's then issued and outstanding voting securities by any person, entity or group; or (ii) the sale of all or substantially all of the assets of Alchemy to any person or entity that is not a subsidiary of Alchemy. See "The Merger Agreement -- Termination".

Transfer of Cigarette Stock Certificates

     If the Merger becomes effective, Cigarette will as soon as reasonably practicable deliver a letter of transmittal with instructions to all holders of record of Cigarette Common Stock immediately prior to the Merger for use in surrendering their stock certificates in exchange for certificates representing shares of Alchemy Common Stock. CERTIFICATES SHOULD NOT BE SURRENDERED BY THE HOLDERS OF CIGARETTE COMMON STOCK UNTIL SUCH HOLDERS RECEIVE THE LETTER OF TRANSMITTAL FROM CIGARETTE. WARRANT AGREEMENTS NEED NOT BE SURRENDERED. See "The Merger Agreement - Conversion of Securities".

Appraisal Rights

     Each shareholder of Cigarette Common Stock has a right to dissent from the Merger, and, if the Merger is consummated, to receive "fair value" for his or her shares in cash by complying with the provisions of Florida law, including
Section 607.1302 of the Florida Business Corporation Act (the "FBCA"). A shareholder who wishes to exercise such rights must deliver to Cigarette, within the requisite time period prior to the vote being taken on the Merger at the Cigarette Special Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effected and must not vote in favor of the Merger. The full text of Sections 607.1302 and .1320 are attached as Annex _________ to this Joint Proxy Statement/Prospectus. See "The Meetings--Cigarette Shareholders' Appraisal Rights" for a further discussion of such rights and the legal consequences of voting shares of Cigarette Common Stock in favor of the Merger.

Certain Federal Income Tax Consequences

     The Merger is intended to be a tax-free reorganization for federal income tax purposes, so that no gain or loss would generally be recognized by Alchemy or Cigarette and no gain or loss would generally be recognized by Cigarette shareholders. Cigarette shareholders are urged to consult their own tax advisors as to the specific tax consequences of the Merger to the individual shareholder. It is a condition to the Merger that Alchemy and Cigarette shall have each received an opinion of their respective counsel to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. For a further discussion of federal income tax consequences of the Merger, see "The Merger - Certain Federal Income Tax Consequences". See also "The Merger Agreement - Conditions".

Accounting Treatment

     The Merger will be accounted for as a purchase transaction/reverse acquisition of Alchemy by Cigarette. The legal and capital structure of Alchemy will survive, but Cigarette will be treated as the accounting acquirer. See "Pro Forma Financial Information."

Governmental and Regulatory Matters

     At any time before or after the Effective Time of the Merger, the Antitrust Division, the FTC or any state or foreign government may take such action under the federal, state or foreign antitrust laws as it deems necessary or desirable in the public interest, including seeking to impose conditions on Alchemy with respect to the business operations of the Combined Company. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. The Merger must also satisfy the requirements of federal and certain state securities laws. See "The Merger -- Governmental and Regulatory Matters."

Restrictions on Resale of Alchemy Common Stock

     BY VOTING FOR THE MERGER AGREEMENT A SHAREHOLDER ASSENTS TO ALL TERMS SET FORTH THEREUNDER. ONE SUCH TERM RESTRICTS FROM TRANSFER THE SHARES OF ALCHEMY COMMON STOCK RECEIVED PURSUANT TO THE MERGER FOR A PERIOD OF TWELVE MONTHS FROM THE EFFECTIVE DATE AS THAT TERM IS DEFINED IN SECTION 1.2 OF THE MERGER AGREEMENT (THE "LOCKUP PERIOD"). DURING THE LOCKUP PERIOD THE BOARD OF DIRECTORS OF THE SURVIVING CORPORATION SHALL HAVE THE EXCLUSIVE RIGHT TO RELEASE ANY OR ALL OF THE SHAREHOLDERS OF THE NEWLY ISSUED ALCHEMY COMMON STOCK FOR ANY NECESSARY REASON.

     Shares of Alchemy Common Stock received by those shareholders of Cigarette who are deemed to be affiliates of Cigarette may be resold without registration under the Securities Act only as permitted by Rule 145 under the Securities Act or as otherwise permitted under the Securities Act. Each affiliate of Cigarette has agreed not to offer, sell, pledge, transfer or otherwise dispose of any shares of Alchemy Common Stock distributed pursuant to the Merger, except in compliance with Rule 145 under the Securities Act, or in a transaction that is otherwise exempt from the registration requirements of the Securities Act and provided that an opinion of counsel, satisfactory to Alchemy, has been provided to Alchemy to the effect that no such registration is required in connection with the proposed transaction, or in an offering that is registered under the Securities Act. In addition, each affiliate of Cigarette has agreed not to sell, transfer or otherwise dispose of, or reduce such person's interest in or risk relating to (i) any shares of Alchemy Common Stock or Cigarette Common Stock owned or subject to vested options as of the date of the Merger Agreement or
(ii) any shares of Alchemy Common Stock issued to such person in the Merger or otherwise beneficially owned by such person, except in each case for amounts of Alchemy Common Stock and Cigarette Common Stock not more than the de minimis amount permitted by the rules and releases of the Commission, until Alchemy has publicly released combined financial results of Alchemy and Cigarette for a period of at least 30 days of combined operations. See "The Merger Restrictions on Resale of Alchemy Common Stock."

Risk Factors

See "Risk Factors" for a discussion of certain factors pertaining to the Merger, the businesses of Alchemy and Cigarette and of the Combined Company. The "Risk Factors" have been grouped into two broad classifications as follows: (A) Risks Related to the Combined Company: (i) No history of profitable operations; (ii) Modification of accountant's report; (iii) Intense competition; (iv) Nature of the recreational boat and marine engine industry; (v) Dependence on new products and additional capital; (vi) Seasonality of the marine industry and related risk of potential fluctuation of quarterly operating results; (vii) Alchemy's reliance on General Motors; (viii) Dependence on a limited number of customers;
(ix) Potential adverse environmental impact; (x) Product liability; (xi) Dependence on key personnel; (xii) Risk of technological obsolescence; (xiii) Risks associated with intellectual property rights; (xiv) Impact of economic conditions; (B) Market and Other Risks Related to the Merger: (i) Market risks associated with a fixed exchange ratio; (ii) Volatility of the trading price of Alchemy common stock; (iii) Risks associated with penny stock regulation; (iv) Potential dilution of interest; (v) Risks associated with the integration of other acquired businesses of Alchemy and Cigarette; (vi) Substantial expenses associated with the Merger; (vii) Possible adverse effect on customer buying patterns.

                                  RISK FACTORS

     The following factors should be considered carefully by each holder of Common Stock in connection with the voting upon the Merger and the Merger Agreement and in connection with the approving of the issuance of shares of Common Stock in connection with the Merger. The following discussion contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which can be identified by the use of forward-looking terminology, such as "may," "will," "expect," "anticipate," "estimate," "project" or "continue," "potential" or "opportunity" or the negative thereof or other variations thereon or comparable terminology. See "FORWARD LOOKING STATEMENTS." The matters set forth below constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from those in such forward-looking statements.

Risks Related to Alchemy and Cigarette:

     No History of Profitable Operations. Prior to the Merger, both Alchemy and Cigarette have incurred recurring losses from operations. At September 30, 1997 and September 30, 1998 the cumulative losses from inception were $1,693,000 and $2,012,288 for Alchemy and $6,641,658 and $7,432,723 for Cigarette. There can be no assurance that future operations will be profitable.

     Modification of Accountants Reports. The financial statements of both Alchemy and Cigarette included in this Joint Proxy Statement/Prospectus have each been prepared on a going concern basis. Each Company's ability to continue as a going concern is dependent upon restructuring its debt, obtaining adequate financing for its operations on acceptable terms and attaining profitable operations. The independent auditor's report on each Company's financial statements has been modified to include an explanatory paragraph relating to the issues that raise substantial doubt about their abilities' to continue as going concerns.

     Intense competition. Success in the recreational boat and marine engine industry is largely dependent on a company's ability to sell high quality boats and engines at attractive prices with ample customer service and support. Cigarette's competitors in the boat industry for product sales are companies such as Magnum Marine, Mako Marine and Sea Ray. After the Merger, Cigarette's competitors in the marine engine industry will include companies such as Caterpillar, Mercury Marine and Volvo-Penta. Certain of the Combined Company's competitors have significantly greater financial resources than the Combined Company. Competition for product sales is also based upon the Combined Company's ability to attract independent dealers who are willing to distribute and market its products.

     Nature of the Recreational Boat and Marine Engine Industry. The recreational boat and marine engine industries are highly speculative and historically have involved a substantial degree of risk. The sales success of a boat and engine depends on unpredictable and changing factors such as general economic climate, competition and market acceptance, which may bear little or no correlation to the Combined Company's production and other costs. Acceptance of the Combined Company's products represents a response not only to the boat and engine design and performance, but also to the level of advertising and promotion by the distributor, the availability of competition products, general economic conditions and public taste, and other intangible factors, all of which change rapidly and cannot be predicted with certainty. Historically, recreational boat companies have suffered substantially in poor general economic conditions. Therefore, there is a substantial risk that some or all of the Combined Company's products may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized.

     Dependence on New Products and Additional Capital. The recreational boat industry is capital intensive. Average boat manufacturing costs rise each year as the cost of parts and labor continue to increase. Further, competitiveness in the recreational boat industry requires that new products be introduced to the market place in a constant and consistent manner. There is no assurance that Cigarette will be able to produce new products which generate the same levels of revenue that the present products produce.

     Fluctuation in Results Due to Seasonality and Weather. The marine industry is highly seasonal with retail sales strongest in the months of February through July. Between July and the following January, manufacturers' shipments depend on dealers' restocking activity and request for new season models presented at trade shows and through promotional programs. Both companies' fiscal years end on September 30, and, as a result, management estimates that more than one-half of sales could occur in its second and third quarters. Accordingly, annual results would be materially and adversely affected if sales were to fall below expected seasonal levels during that period. The Companies' business is also significantly affected by weather patterns. Unseasonably cool weather and prolonged winter conditions may lead to a shorter selling season particularly in the northeast

     Alchemy's reliance on the General Motors Corporation. Alchemy relies on General Motors to manufacture and supply the engine blocks used in most of Alchemy's engines. In the event that a strike or other work stoppage occurs which is either anticipated or otherwise at General Motors, the manufacture or distribution of such engine blocks may be adversely affected thereby resulting in a significant decline in Alchemy's ability to sell engines. However, Alchemy believes that the lack of any formal agreement with General Motors allows management the flexibility to choose other suppliers in the event that the above occurs.

     Dependence on a Limited Number of Customers. The Combined Company's dependence on a limited number of customers results in an unstable economic environment. In the event that the Combined Company is unable to sell its products to anticipated or previous customers the Combined Company's revenue base may be significantly affected. Further, in the event that market interest in the Combined Company's products decrease for whatever reason, the Combined Company may not have significant resources to remain a viable business entity.

     Impact of Environmental and Other Regulatory Matters. The Combined Company's operations are subject to numerous federal, state and local laws and regulations relating to the environment and health, safety and other regulatory matters. Certain materials used in boat and engine manufacturing are classified by federal and state governments as "hazardous materials." Control of these substances is regulated by the Environmental Protection Agency ("EPA") and state environmental protection agencies which require reports and inspect facilities to monitor compliance. In addition, under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), any generator of hazardous waste sent to a hazardous waste disposal site is potentially responsible for the clean up and remediation cost required for such site in the event that the site is not properly closed by the owner or operator, irrespective of the amount of waste sent to the site. The Combined Company believes that it will obtain all material permits and that its facilities and operations will be in substantial compliance with all material applicable laws and regulations. Nevertheless, future events, such as changes in or modified interpretations of existing laws or regulations or enforcement policies, may give rise to additional compliance costs that could have a material adverse effect on the Combined Company. Pursuant to the 1990 amendments to the Clean Air Act, the EPA has been studying the impact of marine engines on the environment. The EPA is currently establishing air emissions standards for new marine engines, which regulations are expected to become effective in 1999. Such regulations could have a material adverse effect on the Combined Company's business.

     Product Liability. While management of Alchemy believes that its engines are safe in normal operation, any motorized product can give rise to product liability claims. Alchemy maintains product liability insurance in the amount of $1,000,000 per incident. Additionally, Alchemy maintains a $2,000,000 umbrella policy. Alchemy has never been the subject of any claim or law suit regarding product liability associated with its engines, although there can be no assurance that product liability claims associated with injury to property or persons directly or indirectly attributable to Alchemy's engines may not be asserted at a future date.

     Dependence on Key Personnel. The Companies' success is dependent on technical and other contributions of key employees, including any individuals who will join the Combined Company in connection with the Merger. There can be no assurance that the Companies can continue to recruit and retain such key personnel. Failure to successfully recruit and retain such personnel could have a material adverse affect on the Companies' business, financial condition and results of operations.

     Risk of Technological Obsolescence. Cigarette's products are designed for high tolerance applications. In order to ensure the customer's safety and enjoyment when using its products, Cigarette relies on cutting edge technologies. In the event that the appropriate technologies advance to the point where Cigarette is unable to take advantage of such changes, its products may become obsolete in the market place.

     Risks Associated with Intellectual Property Rights. A substantial portion of Cigarette's revenue is derived from Cigarette's intellectual property rights associated with its name and the names of its products. A specific example of such intellectual property rights is evidenced by the licensing agreement to which both Alchemy and Offshore Racing Team, Inc. are parties. See "Offshore Racing Team, Inc. - Licensing Agreement".

     Impact of Economic Conditions. The marine industry is subject to economic cycles. Purchase of marine products historically have been dependent on discretionary spending by consumers, which may be adversely affected by recessionary economic conditions. The marine industry experienced a severe decline between 1989 and 1992. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on the Combined Company's business. Similarly, rising interest rates could adversely impact consumers' ability or willingness to obtain financing from third-party lenders, which could adversely affect the Combined Company's ability to sell its products.

Market and Other Risks Relating to the Merger :

     Fixed Exchange Ratio. As a result of the Merger, each outstanding share of Cigarette Common Stock will be converted into one (1) share of Alchemy Common Stock. Accordingly, the market value of the consideration to be received by the shareholders of Cigarette upon the Merger will depend entirely on the market price of Alchemy Common Stock at the Effective Time. The closing price for Alchemy

Common Stock on the OTC-Bulletin Board on the latest practicable trading day before the printing of this Proxy Statement/ Prospectus, 1998 was $4.50. There can be no assurance that the market price of Alchemy Common Stock on and after the Effective Time will not be lower than any previous price for such stock.

     Volatility of Trading Price. The trading price of Alchemy's stock after the Merger has been effected may be affected by the risk factors set forth herein, as well as prevailing economic and financial trends and conditions in the public securities markets. During recent periods, share prices of smaller and medium-sized publicly traded companies have exhibited a high degree of volatility. Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant adverse effect on the trading price of the Combined Company's shares in any given period. Such shortfalls may result from events that are beyond the Combined Company's immediate control. The trading price of the Combined Company's shares may also be affected by developments, including reported financial results and fluctuations in trading prices of the shares of other publicly held companies in the boating industry and related businesses in general, which may not have any direct relationship with the Combined Company's business or prospects.

     Penny Stock Regulation. The Securities and Exchange Commission (the "Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, shareholders in this offering may find it more difficult to sell such securities.

     Potential Dilution of Interest. A number of shares equal to approximately 87.0% of Alchemy's outstanding Common Stock after giving effect to the Merger will be issued to the shareholders and creditors of Cigarette upon consummation of the Merger. The issuance of Alchemy Common Stock in the Merger and the exercise of the Class A, Class B, Class X and Class Y Warrants, respectively, which may cause an additional dilution of interest, may negatively impact the price of Alchemy Common Stock. There can be no assurance that Alchemy's Common Stock price will not be negatively effected.

     Integration of Other Acquired Businesses. Although Alchemy's Board of Directors believes that the Merger would successfully yield a powerhouse in the offshore powerboat and recreational powerboat world, there can be no assurance that products, technologies, distribution channels, key personnel and businesses of other acquired companies will be effectively integrated into the Combined Company's business or product offerings, or that such integration will not adversely affect the Combined Company's business, financial condition or results of operations. There can also be no assurance that any acquired products, technologies or businesses will contribute at anticipated levels to the Combined Company's sales or earnings, or that the sales and earnings from combined businesses will not have a material adverse effect on the business, financial condition and results of operations of the Combined Company.

     Substantial Expenses Associated with the Merger. Alchemy estimates that it will incur direct transaction costs of approximately $200,000 associated with the Merger. In addition, it is expected that after the Merger, the Combined Company will incur additional significant costs, which are not currently reasonably estimable, associated with integrating Cigarette. Although management expects that the elimination of duplicate expenses as well as other efficiencies related to the integration of the businesses may offset the direct transaction costs and other integration-related charges over time, there can be no assurance that such net benefit will be achieved in the near term, if at all.

     Possible Adverse Affect on Customer Buying Patterns. As a result of the Merger, the Companies' customers may decide to purchase boats and motors elsewhere based upon unanticipated problems with product availability, design limitations or otherwise. Such a response by the Companies' customers would adversely affect profitability.

Risks Relating to the Merger

     Fixed Exchange Ratio. As a result of the Merger, each outstanding share of Cigarette Common Stock will be converted into one (1) share of Alchemy Common Stock. Accordingly, the market value of the consideration to be received by the shareholders of Cigarette upon the Merger will depend entirely on the market price of Alchemy Common Stock at the Effective Time. The closing price for Alchemy Common Stock on the OTC-Bulletin Board on the latest practicable trading day before the printing of this Proxy Statement/Prospectus, was $7.00. There can be no assurance that the market price of Alchemy Common Stock on and after the Effective Time will not be lower than such price.

     Volatility of Trading Price. The trading price of Alchemy's stock after the Merger may be affected by the risk factors set forth herein, as well as prevailing economic and financial trends and conditions in the public securities markets. During recent periods, share prices of smaller and medium-sized publically traded companies have exhibited a high degree of volatility.
Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant adverse effect on the trading price of the Combined Company's shares in any given period. Such shortfalls may result from events that are beyond the Combined Company's immediate control. The trading price of the Combined Company's shares may also be affected by developments, including reported financial results and fluctuations in trading prices of the shares of other publically held companies in the boating industry and related businesses in general, which may not have any direct relationship with the Surviving Corporation's business or prospects.

     Potential Dilution of Interest. A number of shares equal to approximately 87.0% of Alchemy's outstanding Common Stock after giving effect to the Merger will be issued to the shareholders and creditors of Cigarette upon consummation of the Merger. The issuance of Alchemy Common Stock in the Merger and the exercise of the Class A, Class B, Class X and Class Y Warrants, respectively, may cause a dilution of earnings per share which may negatively impact the price of Alchemy Common Stock. There can be no assurance that Alchemy's Common Stock price will not be negatively impacted.

     Integration of Other Acquired Businesses. Although Alchemy's Board of Directors believe that the Merger would successfully yield a powerhouse in the offshore powerboat and recreational powerboat world, there can be no assurance that products, technologies, distribution channels, key personnel and businesses of previously acquired companies will be effectively integrated into the Combined Company's business or product offerings, or that such integration will not adversely affect the Combined Company's business, financial condition or results of operations. There can also be no assurance that any acquired products, technologies or businesses will contribute at anticipated levels to the Combined Company's sales or earnings, or that the sales and earnings from combined businesses will not be a material adverse effect on the business, financial condition and results of operations of the Combined Company.

     Transaction Charges. Alchemy estimates that it will incur direct transaction costs of approximately $150,000 associated with the Merger, which will be charged to operations upon consummation of the Merger. In addition, it is expected that after the Merger, the Combined Company will incur an additional significant charge to operations, which is not currently reasonably estimable, to reflect costs associated with integrating Cigarette. Although Alchemy expects that the elimination of duplicative expenses as well as other efficiencies related to the integration of the businesses may offset the direct transaction costs and other integration-related charges over time, there can be no assurance that such net benefit will be achieved in the near term, if at all.

     Possible Adverse Affect on Customer Buying Patterns. As a result of the Merger, Alchemy's customers may decide to purchase boats and motors elsewhere based upon unanticipated problems with product availability, design limitations or otherwise. Such a response by Alchemy's customers would adversely affect Alchemy's profitability.

Alchemy-Related Risk Factors

     No History of Profitable Operations of Alchemy. Prior to the Merger, Alchemy's boat business had no operating revenues or history attributable to the manufacturing of boats. Further, no certain prospects of future profitable operations are presently expected.

     Competition. Success in the recreational boat and marine engine industry is largely dependent on a company's ability to sell high quality boats and engines at attractive prices with ample customer service and support. Cigarette's competitors in the boat industry for product sales are companies such as Magnum, Mako and Sea Ray. After the Merger, Cigarette's competitors in the marine engine industry will include companies such as Caterpillar, Mercury Marine and Volvo-Penta. Certain of the Combined Company's competitors, have significantly greater financial resources than the Combined Company. Competition for product sales is also based upon the Combined Company's ability to attract independent dealers who are willing to distribute and market its products.

     Nature of the Recreational Boat and Marine Engine Industry. The recreational boat and marine engine industries are highly speculative and historically have involved a substantial degree of risk. The sales success of a boat and engine depends on unpredictable and changing factors such a general economic climate, competition and market acceptance, which may bear little or no correlation to the Combined Company's production and other costs. Acceptance of the Combined Company's products represents a response not only to the boat and engine design and performance, but also to the level of advertising and promotion by the distributor, the availability of competition products, general economic conditions and public taste, and other intangible factors, all of which change rapidly and cannot be predicted with certainty. Historically, recreational boat companies had suffered substantially in poor general economic conditions. Therefore, there is a substantial risk that some or all of the Combined Company's products may not be commercially successful, resulting in costs not being recouped or anticipated profits not being realized.

     Fluctuation in Results Due to Seasonality and Weather. The marine industry is highly seasonal with retail sales strongest in the months of February through July. Between July and the following January, manufacturers' shipments depend on dealers' restocking activity and request for new season models presented at trade shows and through promotional programs. The Combined Company's business is also significantly affected by weather patterns. Unseasonably cool weather and prolonged winter conditions may lead to a shorter selling season particularly in the Northeast.

     Impact of Economic Conditions. The marine industry is subject to economic cycles. Purchase of marine products historically has been dependent on discretionary spending by consumers, which spending may be adversely affected by recessionary economic conditions. The marine industry experienced a severe economic decline between 1989 and 1992. Any significant decline in general economic conditions or uncertainties regarding future economic prospects that affect consumer spending could have a material adverse effect on the Combined Company's business. Similarly, rising interest rates could adversely impact consumers' ability or willingness to obtain financing from third-party lenders, which could adversely affect the Combined Company's ability to sell its products.

     Alchemy's reliance on the General Motors Corporation ("General Motors"). Alchemy relies on General Motors to manufacture and supply the engine blocks used in most of Alchemy's engines. In the event that a strike or other work stoppage occurs which is either anticipated or otherwise at General Motors, the manufacture or distribution of such engine blocks may be adversely affected thereby resulting in a significant decline in Alchemy's ability to sell engines. However, Alchemy believes that the lack of any formal agreement with General Motors allows management the flexibility to choose other suppliers in the event that the above occurs.

     Dependence on a Limited Number of Customers. The Combined Company's dependence on a limited number of customers results in an unstable economic environment. In the event that the Combined Company is unable to sell its products to anticipated or previous customers the Combined Company's revenue base may be significantly impacted. Further, in the event that market interest in the Combined Company's products decrease for whatever reason, the Combined Company may not have significant resources to remain a viable business entity. Additionally, in the event that Alchemy's financial structure is detrimentally impacted, Alchemy's management may determine that the Merger is no longer practicable.

     Impact of Environmental and Other Regulatory Matters. The Combined Company's operations are subject to numerous federal, state and local laws and regulations relating to the environment and health, safety and other regulatory matters. Certain materials used in boat and engine manufacturing are classified by federal and state governments as "hazardous materials." Control of these substances is regulated by the Environmental Protection Agency ("EPA") and state environmental protection agencies which require reports and inspect facilities to monitor compliance. In addition, under the Comprehensive Environmental Response Compensation and Liability Act ("CERCLA"), any generator of hazardous waste sent to a hazardous waste disposal site is potentially responsible for the clean up and remediation cost required for such site in the event that the site is not properly closed by the owner or operator, irrespective of the amount of waste sent to the site. The Combined Company believes that it will obtain all material permits and that its facilities and operations will be in substantial compliance with all material applicable laws and regulations. Nevertheless, future events, such as changes in or modified interpretations of existing laws or regulations or enforcement policies, may give rise to additional compliance costs that could have a material adverse effect on the Combined Company.

     Pursuant to the 1990 amendments to the Clean Air Act, the EPA has been studying the impact of marine engines on the environment. The EPA is currently establishing air emissions standards for new marine engines, which regulations are expected to become effective in 1999. Such regulations could have a material adverse effect on the Combined Company's business.

     Production Liability. While management of Alchemy believes that its engines are safe in normal operation, any motorized product can give rise to product liability claims. Alchemy maintains product liability insurance in the amount of $1,000,000 per incident. Additionally, Alchemy maintains a $2,000,000 umbrella policy. Alchemy has never been the subject of any claim or law suit regarding product liability associated with its engines, although there can be no assurance that product liability claims associated with injury to property or persons directly or indirectly attributable to Alchemy's engines may not be asserted at a future date.

     Penny Stock Regulation. The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with other information. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If the Company's Common Stock becomes subject to the penny stock rules, shareholders in this offering may find it more difficult to sell such securities.

Cigarette Related Risk Factors.

     Fluctuation in Results Due to Seasonality and Weather. The marine industry is highly seasonal with retail sales strongest in the months of February through July. Between July and the following January, manufacturers' shipments depend on dealers' restocking activity and request for new season models presented at trade shows and through promotional programs. Cigarette's fiscal year ends on September 30, and, as a result, Cigarette estimates that more than one-half of sales to dealers should occur in its second and third quarters. Accordingly, Cigarette's annual results would be materially and adversely affected if sales were to fall below expected seasonal levels during that period. Cigarette's business is also significantly affected by weather patterns. Unseasonably cool weather and prolonged winter conditions may lead to a shorter selling season particularly in the northeast.

     Cigarette's Dependence on New Products and Additional Capital. The recreational boat industry is capital intensive. Average boat manufacturing costs rise each year as the cost of parts and labor continue to increase. Further, competitiveness in the recreational boat industry requires that new products be introduced to the market place in a constant and consistent manner. There is no assurance that Cigarette will be able to produce new products which generate the same levels of revenue that the present products produce.

     Risk of Technological Obsolescence. Cigarette's products are designed for high tolerance applications. In order to ensure the customer's safety and enjoyment when using its products, Cigarette relies on cutting edge technologies. In the event that the appropriate technologies advance to the point where Cigarette is unable to take advantage of such changes, its products may become obsolete in the market place.

     Risks Associated with Intellectual Property Rights. A substantial portion of Cigarette's revenue is derived from Cigarette's intellectual property rights associated with its name and the names of its products. A specific example of such intellectual property rights is evidenced by the licensing agreement to which both Alchemy and Offshore Racing Team, Inc. are parties. See "Offshore Racing Team, Inc. - Licensing Agreement".

     Dependence on Key Personnel. Cigarette's success is dependent on technical and other contributions of key employees, including any individuals who will join Cigarette in connection with the Merger. There can be no assurance that Cigarette can continue to recruit and retain such key personnel. Failure to successfully recruit and retain such personnel could have a material adverse affect on Cigarette's business, financial condition and results of operations.

Interests of Certain Persons.

     Interests in Alchemy  Common Stock and Options.  As of September  30, 1998,
Offshore Racing, Inc. owns 2,000,000 shares of Alchemy Common Stock or approximately 74% of Alchemy's outstanding Common Stock. However, Alchemy's management anticipates that pursuant to the special directors' meeting of June 4, 1998, and the resolutions promulgated therein, such Common Stock holdings shall be converted into $1,000,000 worth of Preferred Stock, Series B simultaneously with the effectiveness of the Merger.

     Cigarette Warrant Holders. As of September 30, 1998 there were four entities which held approximately 2,280,000 warrants and options to purchase Cigarette Common Stock. If such warrants are exercised the holders of those warrants would cumulatively hold 42.0% of the outstanding shares of Common Stock of Cigarette. Notwithstanding the above, the Cigarette warrants will be converted into Alchemy warrants with similar terms to those of the Cigarette warrants.

     Management. Cigarette's sole Director, Adam Schild, is also a Director of Alchemy. Further, Mr. Schild is the general partner of Winchester Partners, L.P. the largest single shareholder of Cigarette.

     Forbearance From Certain Creditors. Cigarette has a number of creditors to which the Company is in default. Each of those creditors have orally agreed to forbear from taking further actions until such time that the Merger and Alchemy's Form S-4 Registration Statement are each deemed effective. However, there can be no assurance that: (i) any or all of Cigarette's creditors referred to herein will continue to forbear from taking further actions against Cigarette to collect upon their debts; and (ii) Cigarette will be able to satisfy any such creditor in the event that such creditor fails to continue its forbearance.

Risks Associated with the OTC-Bulletin Board.

     Alchemy's common stock is presently listed on the OTC-Bulletin Board. Thus, the Alchemy Common Stock issued in connection with the Merger will also be listed on the OTC-Bulletin Board. Due to the nature of the limited number of market makers for the Alchemy stock on the OTC-Bulletin Board, a shareholder may find it difficult to: (i) dispose of Alchemy Common Stock; or (ii) obtain accurate quotations as to the market value of such stock. See "Penny Stock Regulation" in this section.

                SELECTED HISTORICAL AND UNAUDITED FINANCIAL DATA

     The following selected historical financial information of Alchemy and Cigarette, respectively has been derived from their respective historical financial statements, and should be read in conjunction with such financial statements and the notes thereto, included elsewhere in this Joint Proxy Statement/Prospectus. No cash dividends have been declared or paid on Alchemy Common Stock or Cigarette Common Stock. The information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that might occur if the Merger had been consummated at the beginning of the respective financial periods indicated, nor is it necessarily indicative of future operating results or financial positions. No cash dividends have been declared or paid on Alchemy Common Stock or Cigarette Common Stock.

                                                  September 30, 1998                              March 31, 1999
                                           -------------------------------       --------------------------------------------------
                                              Alchemy           Cigarette          Alchemy           Cigarette           Pro-Forma
                                           ------------       ------------       ------------       ------------       ------------
Total Current Assets                       $    244,841       $  1,450,983       $    332,867       $  1,549,896       $1,882,873
Property and equipment                           20,060            285,785             19,606            443,761          463,367
Intangible assets and other                     189,750          4,545,227            178,750          4,348,430        6,674,427
Total assets                                    454,651          6,282,995            531,223          6,342,087        9,020,667

Total current liabilities                       239,904          9,766,921            273,792         10,549,708        5,112,460
Redeemable preferred stock                         --            1,216,667               --            1,241,667             --
Total stockholders' equity (deficit)            214,747         (4,700,593)           257,431         (4,207,621)       3,908,207

Statement of Operations:

                                                  Fiscal Year Ended                              Fiscal Year Ended
                                                  September 30, 1997                             September 30, 1998
                                           -------------------------------       --------------------------------------------------
                                              Alchemy           Cigarette          Alchemy           Cigarette           Pro-Forma
                                           ------------       ------------       ------------       ------------       ------------
Net sales                                  $  1,059,498       $  2,158,406       $    742,289       $  7,026,625       $7,581,656
Net loss                                        (92,762)        (2,560,606)          (319,288)          (791,065)        (538,577)
Net loss per share                                (0.11)             (0.91)             (0.14)             (0.22)           (0.10)
Weighted Average Shares Outstanding             851,093          2,819,562          2,291,093          3,577,027        5,421,844

                                                  Six Months Ended                               Six Months Ended
                                                   March 31, 1998                                 March 31, 1999
                                           -------------------------------       --------------------------------------------------
                                              Alchemy           Cigarette          Alchemy           Cigarette           Pro-Forma
                                           ------------       ------------       ------------       ------------       ------------
Net sales                                  $    329,560       $2,583,458         $    319,080       $  5,194,008       $5,361,856
Net loss                                        (11,871)        (393,034)            (267,316)          (904,487)        (885,915)
Net loss per share                                (0.01)           (0.11)               (0.10)             (0.24)           (0.16)
Weighted Average Shares Outstanding           2,237,394        3,552,923            2,550,608          3,699,708        5,421,844

                  Alchemy Selected Consolidated Financial Data

     The following audited selected financial information concerning Alchemy, other than the as adjusted balance sheet and statement of operations data, has been derived from the financial statements included elsewhere in this Joint Proxy Statement/Prospectus and should be read in conjunction with such financial statements and the notes thereto. See "Financial Statements".

     The selected financial data should be read in conjunction with and is qualified in its entirety by, Alchemy's financial statements, related notes and other financial information included elsewhere in this Joint Proxy/Prospectus.

Consolidated Balance Sheet Data :


                               September 30, 1998
                               ------------------
Total assets                                                      $454,651
Current liabilities                                                239,904
Shareholders' Equity (deficit)                                     214,747

Consolidated Statement of Operations :


                               September 30, 1998
                               ------------------
Net sales                                                         $742,289
Net (loss)                                                        (319,288)
Net loss per Common Share                                             (.14)
Weighted Average Number of Common
         Shares Outstanding                                      2,291,093

                       Cigarette Selected Financial Data

     The following audited selected financial information concerning Cigarette, other than the as adjusted balance sheet and statement of operations data, has been derived from the financial statements included elsewhere in this Joint Proxy/Prospectus and should be read in conjunction with such financial statements and the notes thereto. See "Financial Statements".

     The selected financial data should be read in conjunction with and is qualified in its entirety by, the Cigarette's financial statements, related notes and other financial information included elsewhere in this Joint Proxy/Prospectus.

Balance Sheet Data:


                               September 30, 1998
                               ------------------

Total assets                                                     $6,282,995
Current liabilities                                               9,766,921
Stockholders' equity (deficit)                                   (4,700,593)

Statement of Operations Data:


                               September 30, 1998
                               ------------------

Net sales                                                        $7,026,625
Net (loss)                                                         (791,065)
Loss per Common Share                                                 (0.22)
Common Shares Outstanding                                         3,577,027

Recent Share Prices

     The following table sets forth the closing prices per share of Alchemy Common Stock on the OTC - Bulletin Board on April 26, 1999, the last full trading date prior to the execution and delivery of the Merger Agreement and the public announcement thereof.

                                                                    Alchemy
                                                                  Common Stock

                  April 30, 1999..................................  $ 7.00

     No assurance can be given as to the market prices of Alchemy's Common Stock at any time prior to the Effective Time or as to the market price of Alchemy Common Stock at any time thereafter. The conversion ratio between Alchemy and Cigarette is fixed and is not anticipated to be changed. However, in the event that a reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, occurs, then the conversion ratio shall be correspondingly adjusted, provided however, that any such changes shall be subject to the terms of the Merger Agreement annexed hereto as Exhibit 2.0. Cigarette shareholders are urged to obtain a current market quotation of the Alchemy Common Stock.

Dividends

Neither Alchemy nor Cigarette has ever paid cash dividends related to their respective Common Stocks. Additionally, following the Merger, Alchemy does not anticipate paying cash dividends in the foreseeable future. Additionally, pursuant to the Merger Agreement, Alchemy and Cigarette have agreed not to pay cash dividends pending the consummation of the Merger. If the Merger is not completed, the Alchemy Board intends to continue a policy of retaining all earnings, if any, to finance the expansion of its business.

                                  THE MEETINGS

MATTERS TO BE CONSIDERED AT THE MEETINGS

     The Cigarette Special Meeting and the Alchemy Special Meeting are referred to collectively herein as the "Special Meetings." At the Special Meetings, the Merger Agreement, dated as of _________, 1999, by and among Alchemy, Merger Sub and Cigarette will be considered. The transactions contemplated thereby shall include Cigarette to become a wholly-owned subsidiary of Alchemy by means of a merger with Merger Sub (the "Merger") and for the shareholders of Cigarette to become shareholders of Alchemy. Alchemy and Cigarette are referred to collectively herein as the "Companies." Alchemy and Cigarette are referred to herein, after the consummation of the Merger and the transactions contemplated thereby, as the "Combined Company."

     At the Alchemy Special Meeting, the Alchemy shareholders will be asked to vote (i) to approve the issuance of Alchemy Common Stock in connection with the Merger, (ii) upon a proposal to approve and adopt the Merger Agreement, (iii) to approve and adopt an Employee Incentive Stock Option Plan and (iv) to transact such other matters as may properly come before the Alchemy Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any postponement or adjournment thereof. However, a motion to postpone or adjourn the meeting will not be entertained by the shareholders in the event that: (i) a satisfactory number of shares were represented at such meeting; and (ii) the majority of such shares were voted against the Merger.

     At the Cigarette Special Meeting, the Cigarette shareholders will be asked to (i) consider and vote upon a proposal to approve and adopt the Merger Agreement and (ii) to transact such other matters as may properly come before the Cigarette Special Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies if necessary, to establish a quorum or to obtain additional votes in favor of the Merger or any postponement or adjournment thereof. However, a motion to postpone or adjourn the meeting will not be entertained by the shareholders in the event that: (i) a satisfactory number of shares were represented at such meeting; and (ii) the majority of such shares were voted against the Merger.

     Upon the consummation of the Merger, which will occur upon the filing of required documentation with the Secretary of State of the State of Florida and Delaware (the "Effective Time"), each outstanding share of Cigarette Common Stock (other than treasury shares and shares owned by Alchemy or its subsidiaries) will be converted into one (1) share of Alchemy Common Stock (the "Exchange Ratio"). At the Effective Time, each outstanding Cigarette Class A Warrant, Cigarette Class B Warrant and Cigarette Class X Warrant with a par value of $0.01, respectively, will be assumed by Alchemy and become Alchemy warrants to purchase, on substantially the same terms and conditions as were applicable under such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants, respectively, the number of whole shares of Alchemy Common Stock equivalent to the number of Cigarette shares (rounded down to the nearest whole number) that the holder of such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants, respectively, would have been entitled to receive pursuant to the Merger had such holder exercised such Cigarette Class A Warrants, Cigarette Class B Warrants and Cigarette Class X Warrants, respectively, in full, immediately prior to the Effective Time. The exercise price of the Alchemy Class A Warrants will equal $3.00 per share of Alchemy Common Stock, the exercise price of the Alchemy Class B Warrants will equal $4.00 per share of Alchemy Common Stock and the Alchemy Class X Warrants and Alchemy Class Y Warrants will equal $2.00 per share of Alchemy Common Stock. Based upon the number of Cigarette Class A Warrants outstanding at October 31, 1998, 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class A Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Cigarette Class B Warrants outstanding at October 31, 1998, 1,000,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class B Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Cigarette Class X Warrants outstanding at October 31, 1998, 180,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Cigarette Class X Warrants in connection with Alchemy's assumption of such warrants. Based upon the number of Alchemy Class Y Warrants outstanding at April 15, 1999, 100,000 additional shares of Alchemy Common Stock would be reserved for issuance to holders of Alchemy Class Y Warrants. In addition, at the Effective Time, each share of Cigarette Preferred Stock, Series A and Cigarette Preferred Stock, Series B issued and outstanding as of the Effective Time of the Merger will be converted into one (1) share of Alchemy's Preferred Stock, Series A and Alchemy Preferred Stock, Series B, respectively possessing similar rights, terms and conditions as the Cigarette Preferred Stock. Based upon the number of shares of Cigarette Preferred Stock outstanding at October 31, 1998, an aggregate of approximately 200 shares of Alchemy Preferred Stock would be issued in connection with the Merger. Based upon the number of shares of Alchemy Common Stock and Cigarette Common Stock outstanding at October 31, 1998, an aggregate of approximately 4,719,450 shares of Alchemy Common Stock would be issued in connection with the Merger, representing approximately 87.0% of the total number of shares of Alchemy Common Stock outstanding after giving effect to such issuance. All information contained in this Joint Proxy Statement/Prospectus relating to Cigarette has been supplied by Cigarette, and all information relating to Alchemy has been supplied by Alchemy.

     The outstanding shares of Alchemy Common Stock are listed on the OTC-Bulletin Board under the symbol "ALCH"; as a condition to the Merger, the shares of Alchemy Common Stock which are to be issued in the Merger, must be approved for listing on the OTC-Bulletin Board, upon official notice of issuance. The last reported sale price of Alchemy Common Stock on the OTC-Bulletin Board on April 30, 1999 was $7.00 per share. Because the Exchange Ratio is fixed, a change in the market price of Alchemy Common Stock before the Merger may affect the market value of the Alchemy Common Stock to be received by the shareholders of Cigarette in the Merger. The trading price of Alchemy Common Stock is subject to volatility. See "Risk Factors - Risks Relating to the Merger
- Fixed Exchange Ratio." Neither Alchemy nor Cigarette is entitled to terminate the Merger Agreement based on changes in the per share trading price of Alchemy Common Stock.

     Immediately after the Merger, there will be approximately 5,421,844 shares of Alchemy Common Stock issued and outstanding. Further, an additional 2,280,000 shares of Alchemy Common Stock will be reserved for issuance as underlying shares for the Alchemy Class A, Class B, Class X and Class Y warrants, respectively. Further, 1,000,000 Alchemy Class A Warrants, 1,000,000 Alchemy Class B Warrants, 180,000 Alchemy Class X Warrants, 100,000 Alchemy Class Y Warrants, $1,000,000 of Alchemy Preferred Stock, Series A and $1,000,000 of Alchemy Preferred Stock, Series B will be issued and outstanding. An additional 50,000 shares are being registered and will be reserved for issuance underlying 50,000 non-qualified stock options granted in 1998 and exercisable at $2.00 per share. Offshore Racing, Inc. will hold $1,000,000 or equal to 100 shares of Alchemy Preferred Stock, Series B and it is expected that Central Manufacturing, Inc. will hold $1,000,000 or equal to 100 shares of Alchemy Preferred Stock, Series A. THE BOARD HAS APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER AND NAME CHANGE.

     TIME AND PLACE; RECORD DATE. The Special Meeting of the Shareholders of Alchemy will begin at 9:00 am, local time, at the principal executive offices of Alchemy at 3025 N.E., 188th Street, Aventura, Florida 33180, on ___________, 1999. Shareholders of record at the close of business on the Record Date are entitled to notice of, and vote at, the Special Meeting.

     REQUIRED VOTE. The approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock for Alchemy and Cigarette, respectively entitled to vote at the Special Meetings, provided a quorum is present. If such approval is received, the Effective Time of the Merger is expected to occur as soon as practicable following the Special Meeting.

     RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM. Only holders of Common Stock at the close of business on October 31, 1998 will be entitled to receive notice of and to vote at the Special meeting. At the close of business on the Record Date, Alchemy had outstanding and entitled to vote 702,394 shares of Common Stock. The presence, in person or by proxy, at the Special Meeting of the holders of at least a majority of the votes entitled to be cast at the Special Meeting is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of the Merger. Because the vote on the Merger requires the approval of a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock, abstentions will have the same effect as a negative vote on the Merger. Proxies relating to "street name" shares that are voted by brokers will be counted as shares present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the Special Meetings as to any proposal as to which authority to vote is withheld by the broker.

     CIGARETTE SHAREHOLDERS' APPRAISAL RIGHTS. Each shareholder of Cigarette Common Stock has a right to dissent from the Merger, and, if the Merger is consummated, to receive "fair value" for his or her shares in cash by complying with the provisions of Florida law, including the requirements of section
607.1302 and 607.1320 of the FBCA. A shareholder who wishes to exercise such rights must deliver to Alchemy, prior to the vote being taken on the Merger at the Special Meeting, written notice of his or her intent to demand payment for his or her shares if the Merger is effected and must not vote in favor of the Merger.

     SOLICITATION  OF  PROXIES.   Alchemy  may  solicit  proxies  and  Alchemy's
directors, officers and employees may also solicit proxies by telephone, telegram or personal interview. Such directors, officers and employees will not be additionally compensated for any such solicitation but may be reimbursed for reasonable out-of-pocket expenses in connection therewith. Arrangements will be made to furnish copies of proxy materials to fiduciaries, custodians and brokerage houses for forwarding such materials to beneficial owners of Common Stock. Such persons will be paid reasonable out-of-pocket expenses.

                 ALCHEMY SHAREHOLDERS SHOULD NOT SEND ANY STOCK
                       CERTIFICATES WITH THEIR PROXY CARD

                                   THE MERGER

Background of the Merger

     On May 12, 1997 Alchemy held a special meeting of the Board of Directors and decided that in the best interests of Alchemy's shareholders that they would attempt to engage in the business of licensing, designing and marketing of Cigarette merchandise and apparel in addition to its current activities of high performance engine manufacturing, in order to provide Alchemy's current shareholders with the potential of future liquidity in their stock ownership and the possibility of future gain. As such, Alchemy has sought and located management to assist in such a goal.

     In connection therewith, at the Directors meeting, a unanimous consent of the Board of Directors and a majority of the outstanding shareholders represented at the meeting approved that Alchemy adopt a recapitalization pursuant to which the issued and outstanding shares of Alchemy's Common Stock would reverse split on a one for eighty basis so that the shareholders received one share of Alchemy's Common Stock for every eighty shares of Common Stock held.

     Furthermore, the following individuals were elected as officers and directors of Alchemy to serve until their successors are elected or appointed:
Craig N. Barrie, President/Director; Berton J. Lorow, Vice-President/Director and Adam C. Schild, Secretary/Director.

     Additionally, the Company adopted a proposal to amend the Articles of Incorporation of Alchemy and change the name of Alchemy from Hawk Marine Power, Inc. to Alchemy Holdings, Inc. On May 12, 1997, and subsequent to the change of Alchemy's name from Hawk Marine Power, Inc. to Alchemy Holdings, Inc., Alchemy formed a new corporation under the laws of the State of Delaware, a wholly owned subsidiary of Alchemy to be known as "Hawk Marine Power, Inc." to operate its high performance engine manufacturing business.

     Alchemy issued 2,000,000 post-split restricted shares of Alchemy's common stock to Offshore, in exchange for Alchemy's exclusive world-wide right and license to use the trademarks, and service marks of "Cigarette Racing Team, Inc.", for all goods and services other than the use of the trademarks and service marks on any form of watercraft. In conjunction with the purchasing of the licensing agreement, the Company formed a corporation under the laws of the State of Delaware, to be organized as a wholly owned subsidiary of Alchemy to be known as "Cigarette Licensing, Inc." to operate the Company's licensing business. Such issuance became effective on May 19, 1998.

     Lastly, Alchemy issued 200,000 post-split shares of Alchemy's common stock to Alcott, Simpson & Co., Inc., the professionals responsible for the professional services related to and for negotiating, arranging and brokering the licensing and other related transactions described herein on behalf of the Company. Such issuance became effective on May 19, 1998.

     As a result, on May 20, 1997, the split became effective and Alchemy began trading under its new symbol "ALCH" on the OTC - Bulletin Board.

     Subsequent to the change of Alchemy's name from Hawk Marine Power, Inc. to Alchemy Holdings, Inc., and subsequent to the formation of the wholly owned subsidiary to be known as "Hawk Marine Power, Inc.", Alchemy sold all of its assets and liabilities of its high performance engine building operation to Alchemy's wholly owned subsidiary Hawk Marine Power, Inc. in exchange for 100 shares of Hawk Marine Power, Inc. The 100 shares exchanged represents 100% of the issued and outstanding shares of Hawk Marine Power, Inc.

     On October 25, 1997, Alchemy's Board of Directors unanimously adopted a resolution allowing Alchemy to enter into a Letter of Intent the result of which would effectively allow Alchemy to acquire all of the issued and outstanding shares of Cigarette.

     On May 12, 1998, Alchemy held a Special Meeting of the Board of Directors wherein the Company determined that in the best interest of the Company's shareholders the Articles of Incorporation should be amended to authorize a class of preferred stock consisting of 10,000,000 shares, $.001 par value per share.

Reasons for the Merger

     Certain statements made in the following paragraphs regarding the potential benefits that could result from the Merger are forward-looking statements based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. Such risks and uncertainties are set forth under "Risk Factors" and elsewhere in this Joint Proxy Statement/Prospectus.

Joint Reasons for the Merger

     In reaching their decisions to approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, the Alchemy Board and the Cigarette Board consulted with their respective management teams and advisors and independently considered the proposed Merger Agreement and the transactions contemplated thereunder. Based on their respective independent reviews of the proposed transactions and the business and operations of the other party, the respective Boards each unanimously approved the Merger Agreement, the Merger and the transactions contemplated thereby. The Board of Directors of each of the Companies concluded that (i) the goals and philosophies of the Companies are compatible and consistent, (ii) the products and services of the Companies are complementary, (iii) the post-Merger entity has the potential to offer customers a wider variety of services and products than it could offer independently, (iv) the Merger would be positively received by customers of each of the Companies,
(v) the Companies' respective shareholders would benefit by the enhanced ability of the Combined Entity to compete in the marketplace, and (vi) that there would be economic advantages as a result of increased operating efficiencies are substantial.

Recommendation of the Alchemy Board

     The Alchemy Board has unanimously approved the Merger Agreement and the issuance of Alchemy Common Stock in connection with the Merger and believes that the Merger is fair to, and in the best interests of, Alchemy and its shareholders, and therefore, unanimously recommends that the shareholders of Alchemy vote FOR the issuance of such shares.

Interests in Alchemy Common Stock

     Offshore owns 2,000,000 shares of Alchemy Common Stock the issuance of which became effective on May 19, 1997 pursuant to the terms of Licensing Agreement dated May 12, 1997 (the "Licensing Agreement"). As of May 12, 1996, Offshore and Hawk Marine Power, Inc. ("Hawk") (Alchemy's predecessor) entered into a licensing agreement the term of which is ten years (the "Licensing Agreement"). Pursuant to the Licensing Agreement, Hawk, as the user of the license, agreed to pay to Offshore, as the owner, a royalty equal to between 2.5% and 10% of the gross revenue generated by the use of the rights defined therein. Such royalty is determined by Offshore's particular use of rights granted in the Licensing Agreement. Additionally, Hawk paid a one time fee of 2,000,000 shares of its common stock to Offshore.

Interests in Cigarette Common Stock

     As of October 31, 1998 (i) Winchester Partners, L.P. owned 1,601,000 shares of Cigarette Common Stock, (ii)Masada I, L.P. owned 1,000,000 shares of Cigarette Common Stock and held 180,000 Class X Warrants for an additional 180,000 shares of Cigarette Common Stock, (iii) Mr. Glen Laken and Ms. Lane Laken held a combined 425,000 shares of Cigarette Common Stock, (iv) Mr. Craig Barrie, an officer of Cigarette and Alchemy, and Ms. Patricia Barrie held a combined 25,000 shares.

Recommendation of Cigarette's Board

     The Cigarette Board has unanimously approved the Merger Agreement and the cancellation of certain shares of Cigarette's Common Stock and the exchange of other shares of Cigarette's Common Stock for Alchemy Common Stock in connection with the Merger and believes that Merger is fair and in the best interests of, Cigarette and its shareholders, and therefore, unanimously recommends that the shareholders of Cigarette vote FOR the issuance of such shares.

Factors Considered by Alchemy's Board

     In recommending the Merger to its shareholders, Alchemy's Board considered the following factors: A) Increased Cash Flow; B) Stable Revenue Stream - With Alchemy's control of Cigarette, its largest customer, Alchemy anticipates having a more predictable and consistent revenue stream; C) Increased Visibility - Cigarette's name is accompanied by worldwide recognition; therefore, Alchemy may realize an immediate intangible benefit from the Merger; and D) Decreased Costs
- The Combined Companies will benefit from increased purchasing power and decreased administrative expenses.

Factors Considered by Cigarette's Board

     In recommending the Merger to its shareholders, Cigarette's Board considered the following factors. Increased Efficiencies through: 1) Decreased Costs - After the Merger Cigarette will purchase some engines from Alchemy at Alchemy's costs thereby decreasing the cost of both components. 2) Increased Profit Margin - As a result of the decreased costs, Cigarette's profit margin is expected to increase. 3) Sharing of Technologies - Cigarette's research and design department plans to utilize Alchemy's technology thereby allowing Cigarette to more closely match hull designs and engine performance.

Interests of Certain Persons in the Merger

     As referred to in "Interest in Alchemy Common Stock", at the date hereof and at all times prior to the consummation of the Merger, Offshore Racing, Inc. owns 2,000,000 shares or 74.0% of Alchemy's outstanding Common Stock. Pursuant to the special directors' meeting of May 12, 1997, and the resolutions promulgated therein, such Common Stock holdings shall be retired and in exchange for such retirement Alchemy will issue $1,000,000 worth of Alchemy Preferred Stock, Series B simultaneously with the consummation of the Merger.

Retirement of Offshore Shares

     Pursuant to the terms of the License Agreement, Offshore received a one time payment of 2,000,000 shares of Alchemy Common Stock. As a result of the Merger and in exchange for the conversion of 2,000,000 shares of Alchemy Common Stock for $1,000,000 of Alchemy Preferred Stock, Series B, Offshore shall relinquish all rights, title and interest, created by the May 12, 1997 Licensing Agreement.

Future Employment Agreements

     The key employees of the Company are not bound by employment contracts. However, Alchemy anticipates binding its key employees with formal employment agreements. Management is also searching for an individual to fill the position of Chief Financial Officer on a permanent basis and anticipates hiring such by May 31, 1999. Alchemy expects that in formalizing the employment agreements with its key employees, some aspects of their employment including their respective compensation may involve changes.

Description of Alchemy's Securities

     Capital Stock

     Alchemy's authorized capital stock consists of 50,000,000 shares of Common Stock, $.001 par value per share and 10,000,000 shares of Preferred Stock, $.001 par value per share.

     Common Stock

     General. Alchemy has 50,000,000 authorized shares of Common Stock, 2,437,394 of which are issued and outstanding prior to the effectiveness of this Registration Statement. All shares of Common Stock currently outstanding are validly issued, fully paid and non-assessable, and all shares which are the subject of this Prospectus, when issued and paid for pursuant to this offering, will be validly issued, fully paid and non-assessable.

     Voting Rights. Each share of Common Stock entitles the holder thereof to one vote, either in person or by proxy, at meetings of stockholders. Alchemy's Board of Directors consists of three individuals, each of which serves for a one year staggered term. At each annual meeting of the stockholders, a single director will be elected.

     Dividend Policy. All shares of Common Stock are entitled to participate ratably in dividends when and as declared by Alchemy's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of Common Stock. Alchemy has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for Alchemy's business and that no dividends on the shares of Common Stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of Alchemy's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Alchemy, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the Common Stock will be paid in the future.

     Miscellaneous Rights and Provisions. Holders of Common Stock, have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Alchemy, each share of Common Stock is entitled to share ratably in any assets available for distribution to holders of the equity of Alchemy after satisfaction of all liabilities, subject to the rights of holders of any Preferred Stock.

     Shares Eligible for Future Sale. Upon completion of this offering and after the Merger's effectiveness, Alchemy will have 5,421,844 shares of Common Stock issued and outstanding. Of these shares, 1,820,844 will be freely tradeable without restriction or further registration under the Securities Act. An additional 3,601,000 shares will be held by "affiliates" of Alchemy (in general, a person who has a control relationship with Alchemy) and which will be subject to the limitations of Rule 144 adopted under the Securities Act. However, all of the shares of Common Stock registered under this registration statement will be restricted from transfer pursuant to the terms of the Merger Agreement for a period of twelve (12) months from the date of effectiveness of this registration statement or at such earlier date as may be permitted by Alchemy's management. Another 2,280,000 shares of Common Stock underlying the Class A, Class B, Class X warrants and Class Y warrants will be registered under this Registration Statement but not issued. Another 50,000 shares of Common Stock underlying 50,000 options granted to a consultant by Alchemy and pursuant to an option agreement between those parties will be registered under this Registration Statement, but not issued.

Preferred Stock

     Preferred Stock outstanding. Alchemy's Certificate of Incorporation, as amended on February 11, 1998, authorized the issuance of up to 10,000,000 shares of Alchemy Preferred Stock with a par value of $.001 per share. As of September 30, 1998, there were no shares of Alchemy Preferred issued and outstanding.

     Alchemy's Board of Directors has the authority to issue up to 10,000,000 shares of Preferred Stock (including the $1,000,000 of Alchemy Preferred Stock, Series A) in one or more series and to fix the rights, preferences, privileges and restrictions granted to or imposed upon any unissued and undesignated shares of Preferred Stock and to fix the number of shares constituting any series and the designations of such series, without further vote or action by the stockholders. Although it presently has no intention to do so, Alchemy's Board of Directors, without stockholder approval, can issue Preferred Stock with voting and conversion rights which could adversely affect the voting power or other rights of the holders of Alchemy Common Stock. The issuance of Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Alchemy.


     Series A

     Alchemy expects to issue $1,000,000 of Alchemy Preferred Stock, Series A ("Series A" for the purposes of this section only) to Central Manufacturing, Inc. ("Central") in exchange for that party's forgiveness and cancellation of all debt owed to it by Cigarette pursuant to the terms of the Merger. Series A will bear a 5% cumulative dividend. All shares of Alchemy Common Stock will be of junior rank to Series A with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Alchemy Common Stock will be subject to the preferences and relative rights of the Series A. Series A holders will not be entitled to any voting rights either in person or by proxy. Additionally, Series A shares will be non-convertible, unsecured and unredeemable.


     Series B

     Alchemy expects to issue $1,000,000 of Alchemy Preferred Stock, Series B ("Series B" for the purposes of this section only) to Offshore Racing, Inc. in exchange for the retirement of 2,000,000 shares of Alchemy Common Stock by Offshore Racing, Inc. Series B will bear an 8% cumulative dividend. All shares of Alchemy Common Stock will be of junior rank to Series B with respect to the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the shares of Alchemy Common Stock will be subject to the preferences and relative rights of the Series B. Series B holders will not be entitled to any voting rights either in person or by proxy. Additionally, Series B shares will be non-convertible, unsecured and unredeemable.

Warrants and Options

     A total of 2,280,000 shares underlying a total of 2,280,000 warrants and options are being offered in this Registration Statement. 1,000,000 shares underlie 1,000,000 Class A warrants which are exercisable at a price of $3.00 for a period of 5 years. 1,000,000 shares underlie 1,000,000 Class B warrants which are exercisable at a price of $4.00 for a period of 5 years. 180,000 shares underlie 180,000 Class X warrants which are exercisable at a price of $2.00 for a period of 5 years. 100,000 shares underlie 100,000 Class Y warrants which are exercisable at a price of $2.00 for a period of 5 years. Additionally, 50,000 shares underlying 50,000 non-qualified stock options which are exercisable at a price of $2.00 are being registered pursuant to this Registration Statement.

Indemnification and Insurance

     Pursuant to the Merger Agreement, Alchemy has agreed to indemnify each person who was an officer, director or employee of Cigarette against certain liabilities. See "Merger Agreement - Indemnification and Insurance."

Cigarette and Alchemy Year 2000 Compliance

     Both Cigarette and Alchemy have taken steps to ensure that each company is year 2000 compliant. Both companies' software has been protected and neither company utilizes machines to produce their respective products which are computerized. Neither Alchemy nor Cigarette manufactures products which employ computer chips as part of their ability to perform as designed. Alchemy's primary supplier, Mercury Motors, Inc. ("Mercury"), has indicated to Alchemy that Mercury is year 2000 compliant in all of its operations. Neither company expects the replacement of any machinery due to inherent year 2000 problems.

Federal Income Tax Consequences

     THE FOLLOWING IS A SUMMARY OF THE OPINION PROVIDED BY COUNSEL TO ALCHEMY OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. THIS SUMMARY IS A COMPLETE DESCRIPTION OF ALL THE CONSEQUENCES OF THE MERGER.

     THIS SUMMARY IS BASED UPON RELEVANT PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE APPLICABLE TREASURY REGULATIONS PROMULGATED THEREUNDER, JUDICIAL AUTHORITY AND CURRENT ADMINISTRATIVE RULINGS AND PRACTICE, ALL OF WHICH ARE SUBJECT TO CHANGE, POSSIBLY ON A RETROACTIVE BASIS. THIS SUMMARY DOES NOT ADDRESS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO PARTICULAR SHAREHOLDERS IN LIGHT OF THEIR PERSONAL CIRCUMSTANCES, OR TO SHAREHOLDERS SUBJECT TO SPECIAL TREATMENT UNDER THE CODE (FOR EXAMPLE, S CORPORATIONS, CERTAIN ESTATES AND TRUSTS, INSURANCE COMPANIES, FOREIGN PERSONS, TAX EXEMPT ORGANIZATIONS, TAXPAYERS SUBJECT TO THE ALTERNATIVE MINIMUM TAX, FINANCIAL INSTITUTIONS, BROKERS, DEALERS OR HOLDERS THAT OWN 10% OR MORE OF THE VOTING POWER OF ALCHEMY) THE COMPANY HAS NOT REQUESTED A RULING FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO THESE MATTERS.

     EACH SHAREHOLDER'S INDIVIDUAL CIRCUMSTANCES MAY AFFECT THE TAX CONSEQUENCES OF THE MERGER TO SUCH SHAREHOLDER. IN ADDITION, NO INFORMATION IS PROVIDED HEREIN WITH RESPECT TO THE TAX CONSEQUENCES OF THE MERGER UNDER APPLICABLE FOREIGN, STATE OR LOCAL LAWS. CONSEQUENTLY, EACH CIGARETTE SHAREHOLDER IS ADVISED TO CONSULT ITS OWN TAX ADVISOR AS TO THE SPECIFIC IMPACT ON EACH SUCH SHAREHOLDER BY FEDERAL, FOREIGN, STATE OR LOCAL LAWS.

     Beckman, Millman & Sanders, L.L.P., counsel to Alchemy has provided its opinion that the Merger will be treated as a tax-free reorganization as defined in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), and that, accordingly, (i) no gain or loss will be recognized by the shareholders of Cigarette upon the exchange of their shares of Cigarette Common Stock solely for shares of Alchemy Common Stock pursuant to the Merger, (ii) the basis of the Alchemy Common Stock received by each shareholder of Cigarette in exchange for shares of Cigarette Common Stock will be the same, immediately after the exchange, as the basis of such shareholder's Cigarette Common Stock exchanged therefor, and (iii) the holding period for any Alchemy Common Stock received in exchange for Cigarette Common Stock will include the period during which the Cigarette Common Stock surrendered for exchange was held, provided such stock was held as a capital asset on the date of the exchange.

     A dissenting Cigarette shareholder who receives only cash (if appropriate pursuant to the appraisal rights procedure under the FBCA) for his shares of Cigarette Common Stock will recognize gain or loss for federal income tax purposes measured by the difference, if any, between such holder's basis in the stock and the amount received by him for his stock. The gain or loss will be characterized for federal income tax purposes as capital gain or loss or as ordinary income. The gain or loss will be characterized as capital if (i) the holder's shares of Cigarette Common Stock are held as capital assets, and (ii) the holder receives cash with respect to all shares of Cigarette Common Stock which he owns, including shares owned by application of the attribution rules of
Section 318 of the Code.

     Section 318 of the Code provides, in part, that a shareholder will be considered to be the owner of shares which are owned by certain corporations, partnerships, trusts and estates in which the shareholder has a beneficial ownership interest, shares which such shareholder has an option to acquire, and shares owned by certain members of his family. Under certain circumstances, the attribution rules with respect to shares attributed from a family member may be waived.

     Dissenter's Rights

     Pursuant to Section 607.1302(a) of the Florida Business Corporation Act, a copy of which is attached hereto as Exhibit 99.1, any holder of Cigarette Common Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That section enables an objecting shareholder to be paid, in cash, the value of his Cigarette Common Stock as determined by FBCA Section 607.1301, provided that the following conditions are satisfied:

     (a) Such shareholder must not vote in favor of the Merger, nor submit a proxy in which directions are given to vote in favor of the Merger. Failure to vote against the Merger shall constitute a waiver of that shareholder's appraisal rights.

     (b) Within 10 days after the date on which the vote is taken approving the Merger, such shareholder must make written demand on Cigarette for payment of the fair value of such shareholder's shares.

     Within 10 days after the Merger is effected, Cigarette shall give written notice ("Notice") thereof to each dissenting shareholder who has satisfied paragraphs (a) and (b) hereof, and Cigarette shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by Cigarette to be the fair value thereof.

     Cigarette shall also notify each dissenting shareholder that within 20 days after Cigarette gives Notice, any dissenting shareholder(s) must file with Cigarette a notice of such election, stating the name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares in order to perfect his rights. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certified shares with Cigarette simultaneously with the filing of the election to dissent. Cigarette may restrict the transfer of uncertified shares from the date of the shareholder's election to dissent is filed with the corporation.

     In the event that Cigarette and the dissenting shareholder(s) do not agree with the value Cigarette places on such shareholder's shares, then Cigarette, within 30 days after the receipt of a written demand from any such shareholder given within 60 days after the date on which the Merger was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in Florida where the registered office of Alchemy is located requesting that the fair value of such shares be found and determined. If Cigarette fails to initiate such a proceeding, then any dissenting shareholder may do so in the name of the corporation.

     Notwithstanding the foregoing, a dissenting shareholder may withdraw his appraisal demand so long as Cigarette consents thereto.

     THE ABOVE SECTION IS A ONLY A SUMMARY OF FLORIDA LAW REGARDING DISSENTER'S RIGHTS. FAILURE BY A SHAREHOLDER TO FOLLOW THE REQUIRED PROCEDURE AS DETERMINED BY SECTIONS 607.1301- 1320 OF THE FLORIDA BUSINESS CORPORATION ACT FOR PERFECTING HIS DISSENTER'S RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.

                          AGREEMENT AND PLAN OF MERGER

     The following is a brief summary of certain provisions of the Agreement and Plan of Merger (the "Merger Agreement"), a copy of which is attached hereto as
Exhibit 2.0 to this Joint Proxy Statement/Prospectus and incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement. Shareholders of Alchemy and Cigarette are urged to read the Merger Agreement in its entirety for a more complete description of the Merger.

     Although the Merger Agreement has not been executed and therefore ratified by either Cigarette and Alchemy, the parties to such agreement expect to finalize and execute the Merger Agreement prior to the Registration Statement's effectiveness. The effectiveness of the Registration Statement is a condition subsequent to the Merger Agreement. However, the Merger must be ratified by the shareholders of both Cigarette and Alchemy. Cigarette's management is unaware of any voting trust agreement between its shareholders.

The Merger

     The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the shareholders of Alchemy and Cigarette, the approval of the issuance of shares of Alchemy and cancellation of any Cigarette treasury shares pursuant to the Merger Agreement in connection with the Merger, and the satisfaction or waiver of the other conditions to the Merger, Merger Sub will merge with and into Cigarette, with Cigarette continuing as the surviving corporation (the "Surviving Corporation") and becoming a wholly-owned subsidiary of Alchemy.

     If all such conditions to the Merger are satisfied or waived, the Merger will become effective upon the later of (a) the date and time of the filing of a Certificate of Merger with the Secretary of State for the States of Florida and Delaware, respectively or (b) such later date and time as is agreed in writing by the Merger Sub, Cigarette and Alchemy.

Shareholders' Rights

     The Florida Business Corporation Act does not distinguish between publicly held and closely held corporations. Additionally, neither Cigarette's nor Alchemy's articles of incorporation provide otherwise. Thus, the dissenting rights of holders of Alchemy and Cigarette securities do not materially differ.

Conversion of Securities

     Upon consummation of the Merger, each issued and outstanding share of the capital stock of the Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of Cigarette. All shares of Cigarette Common Stock that are owned by Cigarette as treasury stock or by any Subsidiary of Cigarette and any shares of Cigarette Common Stock owned by Alchemy, Merger Sub or any other wholly-owned Subsidiary (as defined in Section of the Merger Agreement) of Alchemy shall be canceled and retired and shall cease to exist and no stock of Alchemy or other consideration shall be delivered in exchange therefor. All shares of Common Stock, $.001 par value per share, of Alchemy ("Alchemy Common Stock") owned by Cigarette shall remain unaffected by the Merger.

     Subject to terms of the Merger Agreement, each issued and outstanding share of Cigarette Common Stock (other than shares to be canceled in accordance with
Section 2.1 of the Merger Agreement) shall be converted into one (1) (the "Conversion Number") fully paid and nonassessable share of Alchemy Common Stock (the "Exchange Ratio"). All such shares of Cigarette Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Alchemy Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with the terms of the Merger Agreement, without interest. Notwithstanding the above, Cigarette shareholders who vote against the Merger and choose to exercise their appraisal rights pursuant to the FBCA will not receive Alchemy Common Stock, but will receive the fair value thereof.

     If, between the date of the Merger Agreement and the effective date, the outstanding shares of Alchemy Common Stock or Cigarette Common Stock shall have changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Exchange Ratio shall be correspondingly adjusted; provided, however, that any such changes shall be subject to the terms of the Merger Agreement. Restriction on Alchemy Shares Issued Pursuant to this Registration Statement

     THE SHARES OF ALCHEMY COMMON STOCK ISSUED PURSUANT TO THIS REGISTRATION STATEMENT AND THE MERGER AGREEMENT WILL BE RESTRICTED FROM TRANSFER FOR A PERIOD OF TWELVE MONTHS FROM THE EFFECTIVE TIME AS THAT TERM IS DEFINED IN SECTION 1.2 OF THE MERGER AGREEMENT (THE "LOCKUP PERIOD"). DURING THE LOCKUP PERIOD THE BOARD OF DIRECTORS OF THE SURVIVING CORPORATION SHALL HAVE THE EXCLUSIVE RIGHT TO RELEASE ANY OR ALL OF THE SHAREHOLDERS OF THE NEWLY ISSUED ALCHEMY COMMON STOCK FOR ANY NECESSARY REASON.

Representations and Warranties of Merger Sub, Cigarette and Alchemy

     The Merger Agreement contains statements that various representations and warranties contained therein are true and correct, except (i) as disclosed or incorporated by reference in filings with the Securities and Exchange Commission by Alchemy or the Merger Sub, as the case may be, made prior to the date of the Merger Agreement and (ii) where the failure of such a representation or warranty to be true and correct would not have a Material Adverse Effect (as defined below) on either Alchemy or Cigarette, taken as a whole, as the case may be, with respect to items (a), (d) to (o), and (q) listed below. In particular, the Merger Sub, Cigarette and Alchemy provided representations and warranties relating to, among other things, (a) the due organization, valid existence and good standing of each of the Merger Sub, Cigarette and Alchemy; (b) the capital structure of each of the Merger Sub, Cigarette and Alchemy; (c) each party's authorization to execute and deliver the Merger Agreement and that the Merger Agreement constitutes a valid and binding obligation of each party enforceable in accordance with its terms, and each party's authority to consummate the transactions contemplated by the Merger Agreement; (d) the absence of conflicts under charters or bylaws, required consents or approvals; (i) the filing by Alchemy of the Registration Statement; (ii) the filing of the required merger documents with the Secretary of State of the State of Florida; (iii) the filing of proxy statement with the Commission by Alchemy and Cigarette; and (iv) any other consents that are not reasonably likely to have a Material Adverse Effect on the ability to consummate the transactions contemplated by the Merger, and violations of any instruments or law; (e) the accuracy and completeness in all material respects of documents and financial statements filed by each of Cigarette and Alchemy with the Commission; (f) the absence of undisclosed liabilities; (g) the absence of certain material adverse changes or events; (h) the accurate preparation and timely filing of all returns and payment of taxes owed and the absence of any material liability for unpaid taxes that have not been accrued or reserved for by the respective parties; (i) title to properties;
(j) title to intellectual property; (k) the absence of a breach or the cancellation of material agreements, contracts and commitments; (l) the absence of litigation; (m) compliance with environmental regulations, the absence of conduct of activities involving hazardous materials and absence of any actions against either party regarding environmental matters or hazardous materials; (n) certain employment tax, labor and employee benefit matters; (o) compliance with laws; (p) the absence of material interested party transactions; and (q) the accuracy of information supplied by each of the Merger Sub, Cigarette and Alchemy in connection with the Registration Statement and the Joint Proxy Statement/Prospectus. In addition, the Merger Agreement contains a representation and warranty by Alchemy as to (r) the interim operations of the Merger Sub, and representations and warranties by Cigarette as to (s) the absence of payments resulting from the Merger and (t) actions taken regarding restrictions applicable to business combinations under the FBCA.

     For purposes of the Merger Agreement, a Material Adverse Effect means any change, event or effect that is materially adverse to the business, operations or results of operations of Alchemy or Cigarette, as the case may be, and such party's subsidiaries taken as a whole; provided, however that any of the following are not deemed to constitute a Material Adverse Effect: (i) adverse changes in or effect on the financial condition, revenues or gross margins of the party (or the direct consequences thereof) to the extent attributable to a delay of, reduction in or cancellation or change in the terms of product licenses by the party's customers, to the extent attributable to a slowdown in a party's sales organization; to the extent attributable to the loss of any key officer or employee of a party to the extent attributable directly and primarily to the transactions contemplated by the Merger Agreement; (ii) adverse changes in the market prices for the party's common stock between the date of the Merger Agreement and the Closing Date; and (iii) the outcome of certain litigation pending against Cigarette and disclosed to Alchemy.

     Timely filing of all returns and payment of taxes owed and the absence of any material liability for unpaid taxes that have not been accrued or reserved for by the respective parties; (i) title to properties; (j) title to intellectual property; (k) the absence of a breach or the cancellation of material agreements, contracts and commitments; (l) the absence of litigation;
(m) compliance with environmental regulations, the absence of conduct of activities involving hazardous materials and absence of any actions against either party regarding environmental matters or hazardous materials; (n) certain employment tax, labor and employee benefit matters; (o) compliance with laws;
(p) the absence of material interested party transactions; and (q) the accuracy of information supplied by each of Alchemy and Cigarette in connection with the registration Statement and this Joint Proxy Statement/Prospectus. In addition, the Merger Agreement contains a representation and warranty by Alchemy as to (r) the interim operations of Merger Sub, and representations and warranties by Cigarette as to (s) the absence of payments resulting from the Merger, and (t) actions taken regarding restrictions applicable to "business combinations" under the FBCA.

     For purposes of the Merger Agreement, a Material Adverse Effect means any change, event or effect that is materially adverse to the business, operations or results of operations of Cigarette or Alchemy, as the case may be, and such party's subsidiaries taken as a whole; provided, however that any of the following are not deemed to constitute a Material Adverse Effect; (i) adverse changes in or effect on the financial condition, revenues or gross margins of the party (or the direct consequences thereof) to the extent attributable to a delay of, reduction in or cancellation or change in the terms of product licenses by the party's customers to the extent attributable to a slowdown in a party's sales organization; to the extent attributable to the loss of any key officer or employee of a party to the extent attributable directly and primarily to the transactions contemplated by the Merger Agreement; and (ii) adverse changes in the market prices for the party's common stock between the date of the Merger Agreement and the Closing Date.

Certain Covenants and Agreements

     Pursuant to the Merger Agreement and during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, except as otherwise consented to in writing by Alchemy or as contemplated by the Merger Agreement, Cigarette and its subsidiaries have agreed to; (a) carry on Cigarette's business in the ordinary course in substantially the same manner as previously conducted, including the use of reasonable efforts consistent with past practices and policies of Cigarette to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it; (b) not accelerate, amend or change the period of exerciseability of Cigarette's Warrants, except as required pursuant to the plan or any related agreement; (c) not transfer or license or otherwise extend, amend or modify any rights to its intellectual property, other than in the ordinary course of business consistent with past practice; (d) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, not effect certain other changes in its capitalization, and not purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except under certain circumstances; (e) not issue, or authorize or propose the issuance of, any shares of its capital stock or securities convertible into shares of its capital stocks, or any subscriptions, rights, warrants, or options to acquire, or other agreements obligating it to issue any such shares or other convertible securities, subject to certain exceptions; (f) not agree to engage or engage in material acquisitions (g) not sell, lease, license or otherwise dispose of material properties or assets, except in the ordinary course of business; (h) not increase the compensation or severance payable to its officers or employees (except for increases in accordance with agreements entered into prior to the Merger Agreement and increases consistent with past practices), enter into any collective bargaining agreement or establish, adopt, enter into or amend in any material respect any plan for the benefit of its directors, officers or employees, subject to certain exceptions; (i) not amend its Certificates of Incorporation or Bylaws, except as contemplated by the Merger Agreement; and (j) not take any action that would or is reasonably likely to result in any of its representations and warranties becoming untrue. In addition Cigarette has agreed to confer on a regular basis with Alchemy on material operational matters.

     Pursuant to the Merger Agreement, Alchemy has agreed that, during the period from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement or the Effective Time, except as otherwise consented to in writing by Cigarette or as contemplated by the Merger Agreement, Alchemy will not, without the prior written consent of Cigarette; (a) declare or pay any dividends on or make any other distributions in respect of any of its capital stock, or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than stock splits of Alchemy Common Stock or stock dividends payable in shares of Alchemy Common Stock), or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants under certain circumstances; (b) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, subject to certain exceptions; (c) amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by the Merger Agreement; (d) acquire or agree to acquire by merger or consolidation with, or by purchase of a substantial equity interest in or substantial portion of the assets of any business or any corporation, partnership or other business organization or division, for consideration having a fair market value (at the time of the public announcement of such acquisition or agreement) in excess of $100,000,000; (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Alchemy and its subsidiaries, taken as a whole, except for transactions entered into in the ordinary course of business; and (f) not take any action that would be reasonably likely to result in any of its representations and warranties becoming untrue. In addition, Alchemy has agreed to confer on a regular basis with Cigarette on material operational matters.

No Solicitation

     The Merger Agreement provides that Cigarette will not, directly or indirectly, through any officer, director, employee, representative or agent (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal offer for a merger, consolidation, share exchange, business combination, sale of substantial assets, sale of shares of capital stock (including, without limitation, pursuant to a tender offer) or similar transactions or series of transactions involving Cigarette, other than the transactions contemplated by the Merger Agreement (any of the foregoing inquiries or proposals being referred to as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, provide any non-public information to any person or entity relating to, any Acquisitions Proposal; provided, however, that nothing contained in the Merger Agreement shall prevent Cigarette or the Alchemy Board from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity (including a new and unsolicited Acquisition Proposal received by Cigarette after the execution of the Merger Agreement from a person or entity whose initial contact with Cigarette may have been solicited by Cigarette prior to the execution of the Merger Agreement) or recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of Cigarette, if and only to the extent that (1) the Cigarette Board believes in good faith (after consultation with and based upon the advice of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to Cigarette's stockholders from a financial point of view than the transaction contemplated by the Merger Agreement (any such more favorable Acquisition Proposal being referred to as a "Superior Proposal") and the Cigarette Board determines in good faith after consultation with and based upon the advice of outside legal counsel that such action is necessary for Cigarette to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, the Cigarette Board receives from such persons or entity an executed confidentiality agreement; or (b) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

     Upon compliance with the foregoing, following receipt of a Superior Proposal, Cigarette shall be entitled to (i) withdraw, modify or refrain from making its recommendation in favor of the Merger Agreement and the Merger and approve and recommend to the stockholders of Cigarette a Superior Proposal and
(ii) enter into an agreement with such third party concerning a Superior Proposal provided that Cigarette shall concurrently make payment in full to Alchemy of certain termination fees, if any. See"-Termination Fees."

     Cigarette is required to notify Alchemy (orally and in writing) within 24 hours after receiving any Acquisition Proposal, learning of a third party's intent to make an Acquisition Proposal, or receiving any request for non-public information or access to its properties, books or records in connection with an Acquisition Proposal.

Indemnification and Insurance

     The Merger Agreement provides that Cigarette shall and, from and after the Effective Time, Alchemy and the Surviving Corporation shall, indemnify, defend and hold harmless each person who was an officer, director or employee of Cigarette or any of its subsidiaries as of the date of the Merger Agreement or has been an officer, director or employee of Cigarette or any of its subsidiaries at any time prior to the date thereof (or who becomes a director, officer or employee of Cigarette or any of its subsidiaries prior to the Effective Time) against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on, or arising in whole or in part out of, the fact that such person is a director, officer or employee of Cigarette or any Cigarette subsidiary, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, at or after, the Effective time ("Indemnified Liabilities"), including, without limitation, all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent that a corporation is permitted under the FBCA to indemnify its own directors, officers or employees, as the case may be.

     After the Effective Time, Alchemy and the Surviving Corporation will fulfill, assume and honor in all respects the obligations of Cigarette pursuant to Cigarette's Certificate of Incorporation, as amended, and any indemnification agreements existing and in force as of the date of the Merger Agreement with Cigarette's directors and officers.

     Neither Alchemy, the Surviving Corporation nor Cigarette maintain directors' and officers' liability insurance policies. The Surviving Company anticipates that it will procure such insurance at some point subsequent to the Merger.

Conditions

     The respective obligations of Alchemy, Merger Sub and Cigarette to effect the Merger are subject to the following conditions: (a) the Merger Agreement shall have been approved and adopted by the stockholders of Cigarette and Alchemy and the issuance of Alchemy Common Stock in connection with the Merger shall have been approved by the Alchemy stockholders; (b) all authorizations, consents, orders or approvals of any governmental entity required to consummate the Merger shall have been obtained and be in effect, the absence of which would be reasonably likely to have a Material Adverse Effect on either Alchemy or Cigarette, as the case may be; (c) the Registration Statement shall have become effective under the Securities Act and shall not be the subject of a stop order or proceedings seeking a stop order; (e) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction, legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Alchemy's conduct or operation of the business of Alchemy or Cigarette after the Merger shall have been issued and be in effect, nor shall there be any proceeding brought by any governmental entity seeking any of the foregoing be pending; (d) no action shall be taken, or any statute, rule, regulation, or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger; (e) the Alchemy Common Stock to be issued in the Merger, or reserved for future issuance, shall have been approved for quotation on the OTC-Bulletin Board; (f) receipt by Alchemy of a written opinion of Beckman, Millman & Sanders, L.L.P.
and receipt by Cigarette of an opinion of Beckman, Millman & Sanders, L.L.P. both to the effect that the Merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Code; (g) the accuracy in all material respects of the representations and warranties of the other party set forth in the Merger Agreement, except for changes contemplated by the Merger Agreement or where the failure to be true and correct would not be reasonably likely to have a material Adverse Effect on Alchemy or Cigarette, as the case may be; (h) the performance by the other party in all material respects of all obligations required to be performed by such party under the Merger Agreement; and (i) no Material Adverse Effect with respect to the other party shall have occurred since the date of the Merger Agreement.

Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Alchemy or the stockholders of Cigarette:

     (a) by mutual written consent of Alchemy and Cigarette; or

     (b) by either Alchemy or Cigarette if the Merger shall not have been consummated by March 31, 1999, provided that the right to terminate the Merger Agreement under this provision is not available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

     (c) by either Alchemy or Cigarette if a court of competent jurisdiction or other Governmental Entity (as defined in the Merger Agreement) shall have issued a non-appealable final order, decree or ruling or taken any other action, in each case having the effect or permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Section 6.7 (Legal Conditions to the Merger) or Article VI (Additional Agreements; Reasonable Efforts) of the Merger Agreement; or

     (d) by either Alchemy or Cigarette if the required approvals of the stockholders of Alchemy or stockholders of Cigarette contemplated by the Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of such stockholders duly convened therefor or at any adjournment thereof (provided that the right to terminate the Merger Agreement under this provision is not available to any party where the failure to obtain approval of such party's stockholders or stockholders shall have been caused by the action or failure to act of such party in breach of the Merger Agreement); or

     (e) by Alchemy, if (i) the Cigarette Board shall have withdrawn or modified its recommendation of the Merger Agreement in a manner adverse to Alchemy or shall have publicly announced its intention to do any of the foregoing; (ii) an Alternative Transaction (as defined below) shall have taken place (including execution of an agreement to engage in the same) or the Cigarette Board shall have recommended to the stockholders of Cigarette an Alternative Transaction;
(iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Cigarette Common Stock is commenced (other than by Alchemy or an Affiliate of Alchemy) and the Cigarette Board has not recommended that the stockholders of Cigarette not tender their shares in such tender or exchange offer within the time period prescribed by Rule 14e-2 promulgated under the Exchange Act; or

     (f) by Alchemy or Cigarette, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the Merger Agreement, which breach causes the conditions set forth in Article iv of the Merger Agreement (in the case of termination by Alchemy) or
Article III (in the case of termination by Cigarette) not to be satisfied as of the time of such breach, provided that if such breach by such party is curable by such party through the exercise of its reasonable efforts and for so long as such party continues to exercise such reasonable efforts, the other party may not terminate the Merger Agreement under this provision; or

     (g) by Cigarette, in the event of (i) a merger or consolidation to which Alchemy is a party, if the stockholders of Alchemy immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, (ii) the acquisition or direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of Alchemy representing more than 50% of the total combined voting power of Alchemy's then issued and outstanding voting securities by any person, entity or group, as shown on a Schedule 13D filed with the SEC pursuant to the Exchange Act; or (iii) the sale of all or substantially all of the assets of Alchemy to any person or entity that is not a Subsidiary of Alchemy.

     In the event of any termination of the Merger Agreement  pursuant to clause
(a) above, there will be no liability or obligation on the part of any party to the Merger Agreement or its officers, directors, stockholders or affiliates, except as set forth in Section 8.3 of the Merger Agreement (Fees and Expenses), provided that the provisions of Article IX (Miscellaneous) of the Merger Agreement and the Non-Disclosure Agreement shall remain in full force and effect and survive any such termination. In the event of any termination of the Merger Agreement pursuant to Section 8.1, the Merger Agreement shall be of no further force and effect, except that Section 8.2 (Effect of Termination) and any applicable surviving terms of the Merger Agreement and all terms of the Non-Disclosure Agreement shall remain in full force and effect and survive any termination of the Merger Agreement and nothing in the Merger Agreement shall relieve any party from liability for any breach of the Merger Agreement.

     Except as described below, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated, provided that Alchemy and Cigarette shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of this Joint Proxy Statement/ Prospectus (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

     As used in the Merger Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than Alchemy or its affiliates (a "Third Party"), acquires more than 20% of the outstanding shares of Cigarette Common Stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Cigarette pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of Cigarette or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of subsidiaries of Cigarette, and the entity surviving any merger or business combination including any of them) of Cigarette having a fair market value (as determined by the Cigarette Board in good faith) equal to more than 20% of the fair market value of all the assets of Cigarette immediately prior to such transaction ("Material Asserts"), or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     Notwithstanding the foregoing, in no event is Cigarette required to pay any termination fees to Alchemy.

Amendment and Waiver

     The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties thereto. The Merger Agreement may be amended by the parties thereto, by action taken or authorized by their respective Boards of directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of Cigarette and Alchemy, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval.

     At any time prior to the Effective Time, either Alchemy or Cigarette, by action taken or authorized by their respective Board of Directors, as the case may be, to the extent legally allowed, (i) may extend the time for the performance of any of the obligations or other acts of the other party, (ii) may waive any inaccuracies in the representations and warranties of the other party contained in the Merger Agreement or delivered pursuant to the Merger Agreement, and (iii) may waive compliance by the other party with any condition or agreement contained in the Merger Agreement.

Reasons for the Merger

     In reaching their decisions to approve the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement, the Alchemy Board and the Cigarette Board consulted with their respective management teams and advisors and independently considered the proposed Merger Agreement and the transactions contemplated thereunder. Based on their respective independent reviews of the proposed transactions and the business and operations of the other party, the respective Boards each unanimously approved the

Merger Agreement, the Merger and the transactions contemplated thereby. The Board of Directors of each of the Companies concluded that (i) the goals and philosophies of the Companies are compatible and consistent, (ii) the products and services of the Companies are complementary, (iii) the post-Merger entity has the potential to offer customers a wider variety of services and products than it could offer independently, (iv) the Merger would be positively received by customers of each of the Companies, (v) the Companies' respective shareholders would benefit by the enhanced ability of the Combined Entity to compete in the marketplace and (vi) that there would be substantial economic advantages as a result of increased operating efficiencies.

                              SECURITIES OF ALCHEMY

               Market Price of Dividends on Alchemy's Common Stock

     Alchemy's management has never declared a dividend and does not anticipate the declaration of a dividend for the forseeable future. Alchemy's Common Stock is presently listed on the OTC- Bulletin Board. The following chart sets forth the range of high and low bid information for the five previous fiscal quarters and the most recent price information as of the latest practicable date immediately prior to the effectiveness of this Registration Statement. Such quotations do not reflect interdealer prices, retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.


DATES                                        HIGH                        LOW

July 1 - September 30, 1997                  4                           3
October 1 - December 31, 1997                9 1/8                       1 7/8
January 1 - March 31, 1998                   9 3/4                       2 1/2
April 1 - June 30, 1998                      12 3/4                      3 3/4
July 1 - September  30, 1998                 12 3/4                      4 9/16
October 1 - December 31, 1998                8                           3 1/2
January 1 - March 31, 1999                   6                           3 3/8

     Holders

     As of October 31, 1998 there were approximately 200 shareholders of unrestricted Alchemy Common Stock and 1 shareholder of Alchemy Preferred Stock. The sole shareholder of more than 5% of Alchemy's Common Stock is Offshore Racing, Inc. which will be retiring its holding in exchange for Alchemy Preferred Stock, Series B upon the ratification of the Merger Agreement.

Classification                   # Shares Owned                % Of Total                 % of Total Outstanding
                                                               Outstanding Prior To       Post Effectiveness
                                                               Effectiveness
Offshore Racing, Inc.            2,000,000                     74.00%                     0.00%
(control entity)(1)

Adam Schild (director)           0                             0.00%                      0.00%

Craig Barrie (director)(2)       15,378                        .7%                        .2%

all directors and officers as    15,378                        .7%                        .2%
a group

(1)  Retired

(2) Craig Barrie and his wife, Patricia Barrie own an additional 25,000 shares of Cigarette which will be converted into Alchemy Common Stock at the same conversion rate as the other Cigarette shareholders.

     Dividends

     Common Stock. All shares of Common Stock are entitled to participate ratably in dividends when and as declared by Alchemy's Board of Directors out of the funds legally available therefor. Any such dividends may be paid in cash, property or additional shares of Common Stock. Alchemy has not paid any dividends since its inception and presently anticipates that all earnings, if any, will be retained for Alchemy's business and that no dividends on the shares of Common Stock will be declared in the foreseeable future. Payment of future dividends will be subject to the discretion of the Alchemy's Board of Directors and will depend upon, among other things, future earnings, the operating and financial condition of Alchemy, its capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on the Common Stock will be paid in the future.

     Preferred Stock. Alchemy's Certificate of Incorporation, as amended, authorizes the issuance of up to 10,000,000 shares of Preferred Stock. The issuance of Preferred Stock by the Board of Directors could adversely affect the rights of holders of shares of Common Stock by, among other things, establishing preferential dividends, liquidation rights or voting power. The issuance of Preferred Stock by Alchemy could be used to discourage or prevent efforts to acquire control of the Company through the acquisition of shares of Common Stock.

     Series A. There are no shares of Alchemy Preferred Stock, Series A issued and outstanding. Alchemy Preferred Stock, Series A has a par value of $.001 per share and bears a dividend rate of $500 per share per annum. Such dividends are payable quarterly unless Alchemy elects not to pay the dividend in which such dividend shall be cumulative and shall accrue without interest. No dividend shall be declared or paid on Alchemy Common Stock unless all preferred stock dividends have been paid in full. In the event of any voluntary or involuntary liquidation, the amount to be paid to holders of Alchemy Preferred Stock, Series A shall be $10,000 per share plus all cumulative dividends accrued. Alchemy Preferred Stock, Series A may be repurchased at any time by Alchemy for a purchase price of $10,000 per share plus all dividends payable at the time of repurchase; however, such holders may not force Alchemy to repurchase any shares of Alchemy Preferred Stock, Series A. Alchemy Preferred Stock, Series A has no voting rights. Alchemy anticipates that it will issue 100 shares of Alchemy Preferred Stock, Series A to Central Manufacturing, Inc. in exchange for that party's forgiveness and cancellation of all debt owed to it by Cigarette pursuant to the terms of the Merger. See "SUMMARY - The Proposed Merger".

     Series B. There are no shares of Alchemy Preferred Stock, Series B issued and outstanding. Alchemy Preferred Stock, Series B has a par value of $.001 per share and bears a dividend rate of $800 per share per annum. Such dividends are payable quarterly unless Alchemy elects not to pay the dividend in which such dividend shall be cumulative and shall accrue without interest. No dividend shall be declared or paid on Alchemy Common Stock unless all preferred stock dividends have been paid in full. In the event of any voluntary or involuntary liquidation, the amount to be paid to holders of Alchemy Preferred Stock, Series B shall be $10,000 per share plus all cumulative dividends accrued. Alchemy Preferred Stock, Series B may be repurchased at any time by Alchemy for a purchase price of $10,000 per share plus all dividends payable at the time of repurchase; however, such holders may not force Alchemy to repurchase any shares of Alchemy Preferred Stock, Series B. Alchemy Preferred Stock, Series B has no voting rights. Alchemy anticipates that it will issue 100 shares of Alchemy Preferred Stock, Series B to Offshore Racing, Inc. in exchange for that party's retirement of 2,000,000 shares of Alchemy Common Stock pursuant to the terms of the Merger. See "SUMMARY - The Proposed Merger".

     Miscellaneous Rights and Provisions. Holders of Common Stock, have no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of the liquidation or dissolution, whether voluntary or involuntary, of Alchemy, each share of Common Stock is entitled to share ratably in any assets available for distribution to holders of the equity of Alchemy after satisfaction of all liabilities, subject to the rights of holders of any Preferred Stock.

     Shares Eligible for Future Sale. Upon completion of this offering, the Company will have approximately 5,421,844 shares of Common Stock issued and outstanding. Further, 1,820,844 will be freely tradeable without restriction or further registration under the Securities Act. The aforementioned figure does not include any shares purchased by an "affiliate" of the Company (in general, a person who has a control relationship with the Company) which will be subject to the limitations of Rule 144 adopted under the Securities Act. Once the Merger is effective (which is anticipated by the Companies to occur prior to this offering's effectiveness) 2,000,000 shares held by Offshore will be exchanged for $1,000,000 worth of Alchemy Preferred Stock, Series B. The remaining shares of Common Stock registered under this registration statement are freely saleable under the Securities Act, but may not be transferred for twelve (12) months from the date of effectiveness of this registration statement or at such earlier date as may be permitted by the Company. Another 2,280,000 shares of Common Stock underlying the Alchemy Class A Warrants, Alchemy Class B Warrants, Alchemy Class X Warrants and Alchemy Class Y Warrants will be registered under this registration statement but not issued and 50,000 shares of Alchemy Common Stock underlying such non-qualified purchase options.

     Transfer Agent

     The transfer agent and registrar for the Company Common Stock is Fidelity Transfer Company, 1800 Southwest Temple, Suite 301 - Box 53, Salt Lake City, Utah 84115.

                                    BUSINESS

                                  The Companies

Alchemy Holdings, Inc.

General Development of Business

     Alchemy Holdings, Inc., formally known as Hawk Marine Power, Inc., (the "Company" for the purposes of historical overview only) is engaged in the design, production and sale of high performance marine engines for installation in high speed recreational powerboats and offshore racing boats. The Company manufactures its own line of five high output, all gasoline 8 cylinder engines for high speed recreational powerboats and racing, as well as customized engines which are produced solely for racing boats. The Company's engines are hand built from component parts and are sold primarily to premium boat manufacturers. The Company's high performance engines have established distinctive reputations among power boat enthusiasts for performance, speed and endurance. The Company's engines have received critical acclaim in boating and other publications. The Company regularly exhibits their engines at various international boat shows.

     The Company was incorporated as Swift Development, Inc. ("Swift") under the laws of the State of Utah on October 25, 1983, at which time it sold an aggregate of 750,000 shares in common stock to three individuals for total consideration of $15,000. In March 1984, the Company consummated a private placement offering of shares of common stock pursuant to Regulation D of the Securities Act of 1933, as amended, which resulted in the sale of 752,850 shares of common stock from which the Company received net proceeds of approximately $65,000. In August 1984, the Company's original shareholders contributed an aggregate of 280,112 shares of common stock of the Company.

     On August 6, 1987, the Company acquired all of its outstanding common stock. In connection with the acquisition, the Company changed its name from Swift Development, Inc. to Hawk Marine Power, Inc. The Company was merged into its wholly owned subsidiary, Hawk Marine Power, Inc. effective September 30, 1990. The effect of the transaction was to reincorporate the Company in the state of Florida.

     Immediately prior to the prospectus dated November 11, 1989, the Company filed a Form S-18 with the SEC. On December 11, 1989 and January 17, 1990, the Company completed the public offering of an aggregate of 197,940 Units of its securities consisting of 593,820 shares of common stock and 197,940 warrants. The Company received net proceeds of approximately $969,500 from such public offering.

     On May 19, 1997, the Company changed its name from Hawk Marine Power, Inc. to its present name of Alchemy Holdings, Inc.

Products

     The Company designs, manufacturers and sells high output gasoline 8 cylinder engines and also performs custom work on engines produced by other manufacturers. Engines produced by a predecessor of the Company were initially manufactured in 1979 for use in the offshore speed boat racing circuit which was attaining initial popularity. They were produced to accommodate participants in the offshore racing circuit who required high performance engines. In 1981, Hawk Marine Power, Inc. powered speedboats attained international prominence by winning the U.S. Championship and the World Championship of speed boat racing in conjunction with a predecessor of Cigarette Racing Team, Inc.

     The success of the Company's engines in international competition generated more widespread interest among speedboat as well as other racing enthusiasts. Despite its reputation, the Company has never been able to attain consistent profitable operations or capitalize on a commercial basis from critical recognition received by the Company's engines. The Company intends to continue to focus its operations to serve the upper segment of the powerboat market.

     Following is a more detailed description of Alchemy's engines offered directly and through its authorized dealer network:

     HAWK 600:      An 8-cylinder, four stroke, 496 cubic inch engine which
                    produces approximately 600 horsepower and is liquid cooled.

     HAWK 700:      An 8-cylinder, four-stroke, 556 cubic inch engine which
                    produces approximately 700 horsepower and is liquid-cooled.

     HAWK 750:      An 8-cylinder, four-stroke, 588 cubic inch engine which
                    produces approximately 750 horsepower and is liquid-cooled.

     HAWK 800:      An 8-cylinder, four-stroke, 589 cubic inch engine which
                    produces approximately 800 horsepower and is liquid-cooled.

     HAWK 900:      An 8-cylinder, supercharged four-stroke, 572 cubic inch
                    engine which produces approximately 900 horsepower and is liquid-cooled.

     HAWK 1000:     An 8-cylinder, four-stroke, 698 cubic inch engine which
                    produces approximately 1000 horsepower and is liquid-cooled.

     HAWK 1100:     An 8-cylinder, four stroke, 698 cubic inch engine which
                    produces approximately 1100 horsepower and is liquid-cooled.

     Alchemy's engines described above may be used for recreational or offshore racing boats. However, Alchemy also manufactures custom engines utilized solely for racing. Alchemy's engines, which usually sell in sets of two or three, range in price from $32,000 to $69,000 per engine.

     Alchemy's engines, to its management's best knowledge, have been produced since 1979, the longest continuous period of any high performance marine engine. Apart from success in various offshore racing events, Alchemy's engines have received critical recognition in various boating publications including BOATING MAGAZINE, MOTOR BOATING AND SAILING and POWERBOAT MAGAZINE, as well as in various consumer publications not specifically published for the benefit of speedboat enthusiasts.

Manufacturing Operations

     Alchemy's engines are manufactured at Alchemy's production facility in Aventura, Florida. The engines are hand built from component parts and in certain instances, are custom designed for individual customers. Alchemy believes the recognition for its high performance engines is attributable to the accumulated experience, knowledge and know-how related to the innovation, design, balancing, assembly and testing of the engine.

     The manufacture of Alchemy's engines consist of three stages: (i) hand tooling and modification of component parts; (ii) assembly of the engine; and
(iii) testing of the engine. Alchemy orders most of the components used in Alchemy's engines directly from manufacturers, distributors and speciality automobile parts suppliers. Specifically, Alchemy purchases its engines directly from Mercury Marine Corporation ("Mercury") which in turn purchases its engine blocks from General Motors. With the exception of Mercury, which supplies the engines to Alchemy, Alchemy does not regard any single supplier essential to its operations. Although the engine blocks are manufactured and supplied by General Motors, Alchemy's management believes that the lack of any contracts or written agreements between Alchemy and either General Motors or Mercury affords Alchemy the flexibility to choose alternate suppliers in the event of a work stoppage or other disruption. Most of the components Alchemy utilizes are available from multiple sources at competitive prices.

     Following assembly of Alchemy's engines, a rigorous tuning and testing program is utilized. The testing is performed both manually and through use of advanced computer technology. At present time, the normal production period and the manufacture of Alchemy's engines is five to ten working days. Alchemy has present production capacity of approximately sixteen (16) engines per month. Alchemy believes its extensive know-how and experience at all stages of production has enabled it to establish a position of leadership.

     Alchemy warrants its engines for up to one year against defects in materials and workmanship, and to date has not experienced more than a limited number of warranty claims.

     As of March 31, 1999, Alchemy accrued approximately $12,000 for anticipated future warranty costs.

Marketing, Sales and Distribution

     Alchemy concentrates its sales of its engines in the high performance recreational speedboat and racing market. Management believes the high-performance segment of the market represents no more than 5% of the entire recreational market. Alchemy sells its engines directly to premium boat manufacturers including Apache Performance Boats, Pantera U.S.A., Jaguar Marine and Cigarette Racing Team, Inc.

     Of those manufacturers, 40% are comprised of offshore racing teams, individual companies or engine rebuilds. In addition to Cigarette, some of Alchemy's customers from this segment include: Pepsi-Mountain Dew team; Rain-X team; Mystifier team; Formula; Scarab; Wellcraft; Cougar; Powerplay; and Apache.

     For the years ended September 30, 1998 and 1997, respectively, sales of Alchemy's engines to Cigarette amounted to approximately 25% and 17%, respectively, of total sales. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Sales to Cigarette."

     Alchemy regularly exhibits its engines at various international boat shows and receives extensive publicity in editorial articles appearing in various boating publications as well as consumer and upscale lifestyle magazines.

Employees

     Alchemy employs twelve full-time employees. Of those twelve employees, three are executives, one is clerical and eight comprise the manufacturing department.

Facilities

     Alchemy's offices and production facilities are located at 3025 N.E. 188th Street, Aventura, Florida 33180. These facilities total 7,500 square feet; 750 square feet of which is office space and the remaining 6,750 square feet encompasses the manufacturing department. Alchemy is in the second year of a five year lease. The property has water frontage on both its North and South sides.

Competitive Conditions in the High-Performance Marine Engine Industry

     The high-performance marine engine industry is highly competitive and largely dependant on a company's ability to sell such engines at attractive prices with ample customer service and support. Alchemy's competitors for product sales are companies such as Mercruiser, Caterpillar, Volvo-Penta and Johnson & Towers. Many of Alchemy's competitors have significantly greater financial resources than Alchemy. Competition for product sales is also based upon Alchemy's ability to reduce expenses while increasing production.

Cigarette Racing Team, Inc.

     Cigarette Racing Team, Inc. was most recently incorporated under the laws of the state of Florida on May 26, 1994. Originally incorporated as an Alabama corporation in 1969, Cigarette has earned a reputation for being an engineering and technological leader in the design and manufacture of its class of powerboats. Cigarette designs, manufacturers and sells its offshore recreational and racing boats and related accessories under the Cigarette brand name.
Cigarette's principal product line consists of eight boat models in six sizes, from 20 to 46 feet in length, at current prices ranging rom $80,000 to $800,000.

     Cigarette boats are manufactured by a core group of highly skilled laborers. Construction of a boat generally takes from 8 to 16 weeks on a one shift per day basis, with overtime. Currently, Cigarette has the capacity to manufacture approximately 120 boats per year (depending on the models), utilizing one shift per day, 5 1/2 days per week. Cigarette boats are made completely by hand and are constructed using the finest tri-axial and bi-axial fiberglass and resins laid up by hand. A variety of materials are used to form the composite structure. The boats are made in molds designed and constructed by Cigarette's own engineering department. This technique, known as "composite construction" allows Cigarette to create a significantly stronger and more resilient structure. The decks are bonded to the hulls using the same axial materials with which the boats are built.

     On June 30, 1997 Robert E. Torter, a resident of the United States, assigned his equity interest of 2,601,00 shares of Cigarette Racing Team, Inc. Common Stock (the "Equity Interest") to Exale Enterprises Ltd. ("Exale"), a foreign corporation organized under the laws of the British Virgin Islands. The 2,601,00 Cigarette Shares constituted 91.23% of Cigarette Common Stock which were issued and outstanding. In exchange for the assignation of the Equity Interest, Exale agreed to transfer 1,000,000 shares of Spa Faucet, Inc., a publicly listed company, assume certain debts to Robert E. Torter and obtain releases from Cigarette to Robert E. Torter of certain liabilities. As a result of an agreement between the parties, Exale represented the interests of Masada, I.L.P ("Masada") and Winchester Partners, L.P. ("Winchester") in the negotiations with Mr. Torter. Thus, on June 30, 1997, Exale then transferred 1,000,000 shares of Cigarette Common Stock to Masada and 601,000 shares of Cigarette Common Stock to Winchester.

     There is currently no public market for the securities of Cigarette.

Employees

     Cigarette  employs  fifty-two  full-time  employees.   Of  those  fifty-two
employees, four are executives, six are clerical and forty-two comprise the manufacturing department.

Facilities

     Cigarette's facilities, both headquarters and manufacturing, consist of four buildings located at 3131 N.E. 188th Street, Aventura, Florida 33180. These four structures contain a total of 44,590 square feet. The buildings sit on 3.88 acres of land in a residential area of Aventura. Of the 3.88 acres, approximately 1.5 acres are vacant. Cigarette is immediately surrounded by boat production facilities and marinas. The property has water frontage on both its north and south sides. Cigarette is presently in the fifth year of an eight year lease (the "Cigarette Lease"). The total monthly rent is equal to $28,000. As of the date of this Registration Statement the Cigarette lease is being negotiated so that upon the Merger's Effectiveness, Alchemy will only be liable for the taxes and insurance associated with the property. Alchemy's management expects such costs to equal approximately $12,000 per month.

Competitive Conditions in the Power Boat Manufacturing Industry

     The recreational power boat industry is largely dependent on a company's ability to sell high quality boats at attractive prices with ample customer service and support. Cigarette's competitors for product sales are companies such as Magnum, Mako, Sea Ray, and it competes with these companies in the marketing of its boats. Many of Cigarette's competitors have significantly greater financial resources than Cigarette. Competition for product sales is also based on Cigarette's ability to attract independent dealers who are willing to distribute and market Cigarette's boats.

       ALCHEMY MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

     For the six month period ended March 31, 1999, Alchemy reported net sales of $319,080. This compared to net sales of $329,560 for the same period in the 1998 fiscal year. The cost of sales for the first six months of fiscal year 1999 was $233,838 as compared to $254,327 for the same period in fiscal year 1998. The gross margin for the six month period ended March 31, 1999 was $85,242, as compared to $75,233 for the same period in the 1998 fiscal year. Selling, general and administration expenses for the first six months of fiscal year 1999 was $89,269 as compared to selling, general and administrative expenses of $68,119 for the same time period in fiscal year 1998. The interest expense of $5,361 and the provision for loan loss of $257,928 in the first six months of fiscal year 1999 resulted in a net loss of $267,316 for the six month period ended March 31, 1999 as compared to a net loss of $11,871 for the same time period in fiscal year 1998.

     For fiscal year ended September 30, 1998, Alchemy reported net sales of $742,289. This compared to net sales of $1,059,498 for fiscal year ended September 30, 1997. Alchemy's cost of sales for fiscal year 1998 was $651,071, as compared to $901,725 for the 1997 fiscal year. The gross margin for fiscal years 1998 and 1997 was $91,218 and $157,773, respectively. Selling, general and administrative expenses for fiscal year 1998 was $174,637, while the same expenses for fiscal year 1997 was $231,125. The interest expenses for the 1998 and 1997 fiscal years were $27,187 and $19,410, respectively. The provision for loan loss was $338,885 for fiscal year ended 1998. The extraordinary gain on forgiveness of debt was 130,203 for fiscal year ended 1998. Therefore, the net losses for fiscal years 1998 and 1997, were $319,288 and $92,762, respectively.

     The 30.0% decrease in sales in fiscal year 1998 is not necessarily indicative of any particular trend; rather, such decrease represents a change in the product mix combined with a decrease in volume. Gross margin as a percentage of sales decreased by 2.6% to 12.3% in fiscal year 1998, principally as a result of the change in product mix. The decrease in selling, general and administrative expenses from fiscal years 1997 to 1998 was the result of new management's institution of several cost cutting measures. Such beneficial effect is expected to continue in future periods.

     Alchemy believes that its long-term business prospects will be no more adversely affected that those of its competitors due to changes in air emission standards for marine engines. In the short term there may be certain adverse effects due to initial price resistance by customers and a lag in the time it takes to quantify increased costs and reflect them in Alchemy's price structure.

     Liquidity and Capital Resources

     Alchemy had cash on hand in the amount of $73,698 at March 31, 1999 compared to $23,764 at March 31, 1998. At March 31,1999 there was working capital of $59,075 compared to working capital of $25,298 at March 31, 1998. The working capital increase was related principally to increases in inventory and prepaid expenses.

     On May 29, 1998, Alchemy made a $45,000 payment to certain note holders in full satisfaction of all liabilities to certain note holders. In exchange for such payment, the note holders released all security interests that they held on any Alchemy collateral.

  CIGARETTE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

     For the six month period ended March 31, 1999, Cigarette reported net sales of $5,194,008. This compared to net sales of $2,583,458 for the same time period in the 1998 fiscal year. The cost of sales for the first six months of fiscal year 1999 was $3,820,372 as compared to $2,189,959 for the same period in fiscal 1998. The gross margin for the six month period ended March 31, 1999 was $1,373,636 as compared to $393,499 for the same period in the 1998 fiscal year. Selling, general and administrative expenses for the first six months of fiscal year 1999 was $2,057,806 as compared to selling, general and administrative expenses of $919,666 for the same time period in fiscal 1998. The interest was $247,587 and $266,867, respectively, for the six months ended March 31, 1999 and 1998. The loss from employee embezzlement was $72,730 for the six months ended March 31, 1999. The other income was $100,000 and $400,000, respectively, for the six months ended March 31, 1999 and 1998. Therefore, the net losses for the six month periods ended March 31, 199 and 1998 were $904,487 and $393,034, respectively.

     For fiscal year ended September 30, 1998, Cigarette reported net sales of $7,026,625. This compared to net sales of $2,158,406 for fiscal year ended September 30, 1997. Cigarette's cost of sales for fiscal year 1998 was $4,946,870, as compared to $3,403,644 for 1997 fiscal year. The gross margin for fiscal years 1998 and 1997 were $2,079,755 and a loss of $1,245,238, respectively. Selling, general and administrative expenses for fiscal year 1998, was $2,426,629, while the same expenses for the fiscal year 1997 was $905,566. The interest expenses for the 1998 and 1997 fiscal years was $563,620 and $449,723, respectively. The loss from employee embezzlement was $280,571 for fiscal year 1998. The other income was $400,000 and $39,921, respectively, for fiscal years ended 1998 and 1997. Therefore, the net losses for fiscal years ended 1998 and 1997 were $791,065 and $2,560,606, respectively.

     The 325.5% increase in sales in fiscal 1998 was due to management's cultivation of the significant market interest in Cigarette's offshore racing boats. The Company anticipates a continuation of such trend throughout fiscal year 1999.

     Liquidity and Capital Resources

     Cigarette had cash on hand in the amount of $262,127 at March 31, 1999 compared to $369,968 at March 31, 1998. At March 31, 1999 there was a working capital deficit of $8,999,812 compared to a working capital deficit of $8,210,359 at March 31, 1998. The working capital decrease was related principally to increases in loans from affiliates and accrued expenses.

     Misappropriation of Cigarette Funds

     On Friday, December 4, 1998, during its annual audit for the period ending September 30, 1998, Cigarette's management learned that $352,160 had been diverted from Cigarette's general business operating account (the "Misappropriation"). Cigarette's management further determined that $280,571 of the misappropriated funds occurred during the 1998 fiscal year. Upon concluding that illegal activities may have occurred, Cigarette's management contacted the local police department regarding the Misappropriation and subsequently filed a police report accusing Cigarette's comptroller, Mark Hernandez, of diverting the funds.

     On Monday, December 7, 1998, Cigarette's management notified the banking institutions with which it held accountants, of the Misappropriation and instructed them to freeze all banking activities. Further, on December 7, 1998, Cigarette's management notified its legal counsel and its auditors of the Misappropriation.

     Mr. Hernandez was apprehended subsequently in December, 1998 as a result of the charges filed against him in connection with the Misappropriation. On April 14, 1999, Mr. Hernandez pled guilty to the embezzlement and misappropriation charges and was found guilty by the presiding court with a sentence of probation.

     As a result of the Misappropriation, Cigarette's auditors determined that the scope of the audit should be increased and concurred with Cigarette's management that: (i) all cash disbursements and receipts for the 1998 fiscal year must be re-entered; (ii) each canceled check drawn on any of Cigarette's general bank accounts during the 1998 fiscal year should be reviewed to determine: the appropriateness of the payee, the characterization of each general ledger posting and the authenticity of the signature on each check; and
(iii) all general Cigarette bank accounts must be re-reconciled for the 1998 fiscal year as well as for the subsequent months ended October, 1998 through December, 1998. Cigarette's auditors returned to Cigarette's offices after all re-posting had been completed and expanded their sample selections of activity as they deemed appropriate to render a complete and accurate opinion of Cigarette's financial statements.

     In addition to the above, Cigarette instituted the following specific procedures: (i) daily reconciliation of its operating account, which is reviewed by both its Chief Financial Officer and Chief Operating Officer; and (ii) Cigarette's accounting department has been reorganized including the termination of all previous accounting department employees.

     Cigarette has retained legal counsel to advise it as to restitution alternatives including the filing of legal actions against the financial institutions involved in this matter.

                                LEGAL PROCEEDINGS

Paramount Pictures Corporation

     Cigarette was a party to an Opposition to its Application for Registration in the United States Patent and Trademark Office (the "Opposition"). Paramount Pictures Corporation ("Paramount") filed the Opposition. The Opposition was filed before the Trademark Trial and Appeal Board. Both parties to the Opposition applied to register various rights associated with the term "Top Gun" in the United States Patent and Trademark Office. A settlement agreement between the parties was executed on June 24, 1998 and a Withdrawal of Opposition With Prejudice was entered with the Trademark Trial and Appeal Board immediately thereafter.

HRH Tunku Abraham Ismail

     On January 23, 1997, a judgment was entered against Cigarette and in favor of HRH Tunku Abraham Ismail ("HRH") in the amount of $981,000. Pursuant to a previous agreement HRH has been calculating interest on that judgement at the rate of 8.5%. Cigarette has tendered 10 payments totaling $69,789.59, the last payment of which was received on October 5, 1998.

     On March 11, 1998, Cigarette delivered a 46' Cigarette and 20' Cigarette in partial satisfaction of the final judgement, leaving a balance due of $305,000.00. Thus, as of October 31, 1998, Cigarette continues to owe to HRH approximately $348,000.00 with additional interest accruing daily from October 31, 1998. Cigarette expects, but no way guarantees, the satisfaction of this debt within 120 days after the Effective Time.

Mr. Fredy Link

     On May 27, 1998, a judgement was entered against Cigarette and in favor of Mr. Fredy Link ("Link") in the amount of $198,632.93 bearing interest at 10% per annum After application of 15 previous payments by Cigarette, the debt remains approximately $89,000.00 with additional interest accruing daily from October 31, 1998. Cigarette expects, but in no way guarantees, the satisfaction of this debt within 120 days after the Effective Time.

Magnum Marine

     On  September  2, 1998,  Cigarette  was named as a  defendant  in Case No.:
98-1123 Civ-Hoeveler in United States District Court for the Southern District of Florida. The defendant/third party plaintiff in the suit is Magnum Marine
Corporation ("Magnum"). In its complaint, Magnum asserts that Cigarette purchased trade secrets from Giancarlo Rampezotti, the plaintiff/third party defendant, in exchange for a license to Cigarette thereby allowing Rampezotti to produce boats under the Cigarette name using Magnum designs. On April 28, 1999, a memorandum of settlement was entered into by the original parties to this action. Further, the original parties are expected to ratify a settlement agreement within 30 days. Pursuant to that settlement agreement, Cigarette anticipates receiving a general release in exchange for issuing its own general release to the original plaintiff.

Tomas Arencibia

     In 1996, Tomas Arencibia, as the plaintiff, filed a complaint with the United States District Court of the Southern District of Florida alleging that during his employment with Cigarette, Mr. Arencibia was subject to discrimination and harassment based upon his age. Cigarette subsequently answered such complaint and a Revised Joint Pretrial Stipulation was entered into on September 21, 1998. Cigarette expects to go to trial on the above complaint in the first quarter of 1999.

Mark Donato and Steven Donato

     On July 22, 1998 Mark and Steven Donato (the "Donatos"), as the plaintiffs filed a complaint with the Untied States District Court of the District of Massachusetts (the "Donato Action"). The Donatos allege that Cigarette failed to deliver a boat pursuant to a contract with the Donatos. Donato Action was dismissed on September 29, 1998 due to expiration of the statue of limitations.

                               ALCHEMY MANAGEMENT

     The following table sets forth certain information concerning directors and executive officers of Alchemy as of the date hereof. Officers and Directors are elected on an annual basis.

     The present term for each Director is in staggered one year periods. Executive officers are elected annually and except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

             NAME                    POSITIONS(S)                           AGE
             ----                    ------------                           ---

           Craig Barrie              President/Director                      49

           Berton Lorow              Vice President/Director                 43

           Adam Schild               Secretary/Director                      29

CRAIG BARRIE - PRESIDENT/DIRECTOR

     Between 1968 and 1985, Mr. Barrie was employed by Faberge, Inc., a manufacturer and distributor of cosmetics and other beauty products. He served in various executive capacities, including executive vice president - advertising, and was a member of the Board of Directors of that company. Mr. Barrie currently races powerboats for Cigarette which are powered by Hawk engines. Mr. Barrie has been a Director of Hawk Marine Power, Inc. ("Hawk") since August 1987 and President of Hawk since November 1990. Mr. Barrie was elected to the position of President of Cigarette Racing Team, Inc., Miami, Florida during 1992. From 1985 to 1992, Mr. Barrie was the Director of Sales of Cigarette's predecessor.

BERTON LOROW - VICE PRESIDENT/DIRECTOR

     Mr. Lorow has been employed by Alchemy or its predecessors since January 1984 in various technical capacities. He was elected a Director of Hawk in 1990 and Vice President one year prior, in May 1989 and has been employed in the marine industry since 1982, acquiring experience in boat building, rigging and engine assembly.

ADAM SCHILD - SECRETARY/DIRECTOR

     Mr. Schild is Secretary and a Director of Alchemy and has held such positions since July, 1997. Also in July, 1997 Mr. Schild was appointed Secretary and Director of Cigarette. From November 1994 through October 1993, Mr. Schild was a stock-broker in training at Stratton Oakmont, Inc. During his training period and two years prior, Mr. Schild was a senior partner in Alcott Simpson & Co., Inc., a management consulting firm specializing in crisis management and mergers and acquisitions. Also during that time frame Mr. Schild was a marketing assistant with Eckert Schild Productions, Inc. From 1987 to 1994 Mr. Schild was employed by a corporate communications company specializing in Fortune 500 companies. Mr. Schild began his tenure in the finance department and was promoted to Director of Finance.

     Mr. Lorow and Mr. Schild are full time employees of Alchemy. Mr. Barrie devotes approximately 20 hours a week to Alchemy's operations. It is not anticipated any Directors will receive an annual fee or other compensation for their directors duties. Directors will be reimbursed for reasonable expenses incurred in connection with their attendance at meetings.

                             EXECUTIVE COMPENSATION

     Total cash compensation paid to all executive officers as a group for services provided to Alchemy and its subsidiaries in all capacities during the fiscal year ended September 30, 1998 aggregated $74,340. Set forth below is a summary compensation table prepared in accordance with the applicable rules of the Securities and Exchange Commission.

Summary Compensation Table - Alchemy

             Annual Compensation                                         Long Term Compensation

Name and                                     Other         Resid.
Principal                                    Annual        Stock                                           All
Position           Year       Salary         Bonus         Compensa-                       LTIP            Other
                                                           tion              Awards        Options         Payouts
                                                           ----              ------        -------         -------

Craig              1998        $25,000       none          none              none          none            none
Barrie
                   1997         26,000       none          none              none          none            none

                   1996         26,200       none          none              none          none            none

Berton             1998        $54,340       none          none              none          none            none
Lorow
                   1997         55,000       none          none              none          none            none

                   1995         33,385       none          none              none          none            none

Compensation Pursuant to Plans

     Hawk Marine, Inc. (Alchemy's predecessor) adopted an Employee Stock Option Plan in August of 1988. Such plan has a term of 10 years and thus expired in August of 1998 with no options being issued thereunder. Alchemy anticipates adopting a new Employee Stock Option Plan at the next meeting of Alchemy Shareholders.

                              CIGARETTE MANAGEMENT

     The following table sets forth certain information concerning directors and executive officers of Cigarette as of the date hereof. Officers and Directors are elected on an annual basis. The present term for each Director is a staggered one year term. Executive officers are elected annually and except to the extent governed by employment contracts, serve at the discretion of the Board of Directors.

                NAME                    POSITIONS(S)                     AGE
                ----                    ------------                     ---

              Craig Barrie              President                        49

              Adam Schild               Secretary/Director               29


CRAIG BARRIE - PRESIDENT

     Mr. Barrie has been a Director and President since its inception. SEE "ALCHEMY MANAGEMENT" for further information.

ADAM SCHILD - SECRETARY/DIRECTOR

     Mr. Schild serves as the Secretary and Director of Cigarette, offices he has held since 1997. See "ALCHEMY MANAGEMENT" for further information.

                             EXECUTIVE COMPENSATION

Summary Compensation Table - Cigarette

             Annual Compensation                                         Long Term Compensation

Name and                                     Other         Resid.
Principal                                    Annual        Stock                                           All
Position           Year       Salary         Bonus         Compensa-                       LTIP            Other
                                                           tion              Awards        Options         Payouts
                                                           ----              ------        -------         -------
Adam Schild        1998        $106,403      none          none              none          none            none

                   1997          26,000      none          none              none          none            none

                   1996          26,200      none          none              none          none            none

Craig Barrie       1998        $106,403      none          none              none          none            none

                   1997         107,801      none          none              none          none            none

                   1996         102,876      none          none              none          none            none

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sales to Cigarette

     In fiscal 1998 and fiscal 1997, Alchemy had sales to Cigarette Racing Team, Inc. of $187,258 and $176,197 representing 25% and 17% of total sales for the year, respectively. Mr. Adam Schild is Cigarette's Secretary and Mr. Craig Barrie is Cigarette's President.

     In September 1995, Alchemy paid $5,000 to the note holders and both parties agreed pursuant to the settlement agreement dated May 4, 1998, that a final payment of $45,000 would satisfy all liabilities to such noteholders. On May 29, 1998, Alchemy made such $45,000 payment to the noteholders in full satisfaction of all liabilities to such noteholders. In exchange for such payment, the noteholders released all security interests that they held on any Alchemy collateral. SEE "ALCHEMY'S MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" for additional information regarding the aforementioned notes.

Alchemy's and its Affiliates' Potential Conflicts with Mr. Craig Barrie

     There are no potential conflicts of interest with regards to Alchemy and its affiliates and Mr. Craig Barrie.

Offshore's Holdings of Alchemy's Common Stock and its Licensing Agreement With Alchemy

     Offshore owns 2,000,000 shares of Alchemy Common Stock which it received as a result of the May 12, 1996 Licensing Agreement between Offshore and Hawk Marine Power, Inc. ("Hawk") (Alchemy's predecessor). The term of the Licensing Agreement is ten years. Pursuant to the Licensing Agreement, Hawk, as the user of the license, agreed to pay to Offshore, as the owner, a royalty equal to between 2.5% and 10% of the gross revenue generated by the use of the rights defined therein. Such royalty is determined by Offshore's particular use of rights granted in the Licensing Agreement. The Licensor grants to the Licensee an exclusive, world-wide right to use the Licensor's marks in connection with all goods and services other than the use of said marks on any form of water craft for a period of 120 months. The Licensee has the option to renew the License Agreement for two additional periods of 60 months each. As consideration for the above, the Licensee shall pay to the Licensor either: (i) 2.5% of the gross royalties in the event that the Licensee manufactures, sells or distributes products or services using the Licensor's mark; or (ii)10% of the gross royalties in the event that the Licensee sublicenses the rights to the mark.

     As a result of the Merger and in exchange for the retirement of 2,000,000 shares of Alchemy Common Stock and the receipt of $1,000,000 of Alchemy Preferred Stock, Series B, Offshore shall relinquish all rights, title and interest, created by the May 12, 1997 Licensing Agreement.

Alchemy's Lack of Chief Financial Officer

     As of the date of this Registration Statement Alchemy does not employ a Chief Financial Officer. However, management is also searching for an individual to fill such a position on a permanent basis and anticipates hiring such by December 31, 1998.

Interested Directors

     Cigarette's sole Director is also a Director of Alchemy. Therefore, any transaction between Cigarette and Alchemy must beclosely scrutinized by any interested party.

Relationships With Jeffrey Friedman and Central Manufacturing

     Mr. Jeffrey Friedman is the beneficial owner of 3025 NE 188th Street, the property on which Alchemy and Cigarette are located. Mr. Friedman is also a creditor of Cigarette's and is in negotiations with Alchemy for a settlement of that debt. It is expected by Alchemy Management that Mr. Friedman will receive 1,000,000 shares of Alchemy Common Stock and $1,000,000 of Alchemy Preferred Stock, Series A in exchange for the retirement of Cigarette's debt to him. Thus, in the event that negotiations between Mr. Friedman and Cigarette fail to result in a settlement, a conflict of interest may arise between Alchemy, Cigarette and Mr. Friedman.

     Mr. Adam Schild is the general partner in Winchester Partners, L.P. ("Winchester"), the majority shareholder of Cigarette.

OTAM Licensing Agreement

     Cigarette and OTAM SpA, a foreign corporation ("OTAM"), entered into a licensing agreement dated October 28, 1997 wherein OTAM Licensed from Cigarette Mark in connection with its exclusive, world-wide right to use such Mark in the production and marketing of a 45' and 55' boat, respectively (the "OTAM Licensing Agreement"). The term of the OTAM Licensing Agreement is 24 months. In exchange for OTAM's use of the Mark, Cigarette received a payment of $400,000 as an advance on any royalties earned during the term of the OTAM Licensing Agreement.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

     The following table sets forth the number of shares Cigarette's common stock beneficially owned by each officer and director of Cigarette and each shareholder who holds more than 5% of the outstanding common stock of Cigarette as of May 3, 1999. At such date there were 3,641,000 shares of common stock issued and outstanding. Unless specifically indicated otherwise, all such ownership interest are direct.

Title of Class             Name and Address of                   Amount and           Percent of class
                           Beneficial Owner                      Nature of
                                Beneficial Owner
Common Stock               Craig Barrie                             25,000                  .69%
                           3025 NE 188th St.
                           Aventura, Florida 33180

                           Berton Lorow                                153                .000042%
                           3025 NE 188th Street
                           Aventura, Florida 33180

                           Adam Schild                                   0                    0%
                           3025 NE 188th Street
                           Aventura, Florida 33180

                           Masada I, L.P.(1)                     1,000,000                 27.5%
                           Boca Corporate Center
                           2101 Corporate Blvd. - Suite 204
                           Boca Raton, Florida 33431

                           Winchester Partners, L.P.             1,601,000                 44.0%
                           3594 S. Ocean Blvd
                           Highland Beach, Florida 33487

                           Glen Laken                              375,000                 10.3%
                           30 SO. Whacker, Suite 1606
                           Chicago, IL 62454

Preferred                  Central Manufacturing, Inc.                 100                  100%
                           5025 Swetland Court
                           Richmond Heights, Ohio 44143

(1) Does not include 180,000 warrants held by Masada which are exercisable at a price of $2.00.

                                  UNDERTAKINGS

     Alchemy hereby undertakes to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Alchemy pursuant to the foregoing provisions, or otherwise, Alchemy has been advised that in the opinion of the Commission such indemnification is against the public policy as expressed in the Securities Act and is, therefore, unenforceable.

                          INDEX TO FINANCIAL STATEMENTS

                                                                    Page
                                                                    ----

ANNUAL FINANCIAL STATEMENTS:

ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES:
Report of Independent Auditor                                    F-1 to F-2
Consolidated Balance Sheet as of September 30, 1998                  F-3
Consolidated Statement of Operations for the Years Ended
         September 30, 1998 and 1997                                 F-4
Consolidated Statement of Stockholders' Equity
         for the Years Ended September 30, 1998 and 1997             F-5
Consolidated Statement of Cash Flows for the Years Ended
         September 30, 1998 and 1997                                 F-6
Notes to Consolidated Financial Statements                       F-7 to F-13

CIGARETTE RACING TEAM, INC.:
Reports of Independent Auditors                                  F-14 to F-15
Balance Sheet as of September 30, 1998                               F-16
Statement of Operations for the Years Ended
         September 30, 1998 and 1997                                 F-17
Statement of Changes in Stockholders' Equity (Deficit) for
         the Years Ended September 30, 1998 and 1997                 F-18
Statement of Cash Flows for the Years Ended
         September 30, 1998 and 1997                                 F-19
Notes to Financial Statements                                    F-20 to F-27

INTERIM FINANCIAL STATEMENTS (UNAUDITED):

ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES:
Consolidated Balance Sheet as of March 31, 1999 and
         September 30, 1998                                          F-28
Consolidated Statement of Operations for the Three and
         Six Months Ended March 31, 1999 and 1998                    F-29
Consolidated Statement of Cash Flows for the Three and
         Six Months Ended March 31, 1999 and 1998                    F-30
Notes to Consolidated Financial Statements                       F-31 to F-32

CIGARETTE RACING TEAM, INC.:
Balance Sheet as of March 31, 1999 and September 30, 1998        F-33 to F-34
Statement of Operations for the Three and
         Six Months Ended March 31, 1999 and 1998                    F-35
Statement of Cash Flows for the
         Six Months Ended March 31, 1999 and 1998                    F-36
Notes to Financial Statements                                    F-37 to F-42

PRO-FORMA FINANCIAL STATEMENTS (UNAUDITED):
Pro-Forma Consolidated Balance Sheet as of March 31, 1999        F-43 to F-44
Pro-Forma Consolidated Statement of Operations for the
         Six Months Ended March 31, 1999                             F-45
Pro-Forma Consolidated Statement of Operations for the
         Year Ended September 30, 1998                               F-46
Notes to Pro-Forma Consolidated Financial Statements             F-47 to F-48

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Stockholders of Alchemy Holdings, Inc. and Subsidiaries
3025 N.E. 188 Street
Aventura, Florida 33180

We have audited the accompanying consolidated balance sheet of Alchemy Holdings, Inc. (F/K/A Hawk Marine Power, Inc.) and Subsidiaries (the Company) as of September 30, 1998, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Alchemy Holdings, Inc. and Subsidiaries as of September 30, 1998 and the results of its operations, stockholders' equity and cash flows for the year then ended in conformity with generally accepted accounting principles.

The consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the liquidity of the Company has been adversely affected by losses from operations that raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning this matter are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



February 19, 1999
Melville, New York

                          REPORT OF INDEPENDENT AUDITOR



To the Board of Directors and Stockholders of Alchemy Holdings, Inc. and Subsidiaries
3025 N.E. 188 Street
Aventura, Florida 33180


I have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows of Alchemy Holdings, Inc. (F/K/A Hawk Marine Power, Inc.) and Subsidiaries for the year ended September 30, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, changes in stockholders' equity and cash flows of Alchemy Holdings, Inc. and Subsidiaries for the year ended September 30, 1997 in conformity with generally accepted accounting principles.

The consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the liquidity of the Company has been adversely affected by losses from operations and the Company is past due on its obligations to certain note holders pursuant to a settlement agreement. All of the foregoing raises substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note
3. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



January 15, 1998
Coral Springs, Florida

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1998



                                     ASSETS

Current Assets:
    Cash                                                                $ 66,186
    Inventories                                                          178,655
                                                                        --------

Total Current Assets                                                     244,841

Property and Equipment, Net of Accumulated
      Depreciation of $214,680                                            20,060

Licensing Agreement, Net of Accumulated
  Amortization of $30,250                                                189,750
                                                                        --------

TOTAL ASSETS                                                            $454,651
                                                                        ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
    Note payable including accrued interest thereon                     $ 75,286
    Accounts payable                                                      10,148
    Accrued expenses                                                       7,476
    Customer deposits                                                     90,500
    Due to stockholders                                                   56,494
                                                                        --------

Total Current Liabilities                                                239,904
                                                                        --------
Commitments and Contingencies (Note 13)

Stockholders' Equity:
    Preferred stock, $.001 par value, 10,000,000 shares
      authorized, none outstanding
    Common stock, $.001 par value, 50,000,000 shares
      authorized; 2,437,394 issued and outstanding                        2,437
    Additional paid-in capital                                        2,224,598
    Accumulated deficit                                              (2,012,288)
                                                                    -----------

Total Stockholders' Equity                                              214,747
                                                                    -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $   454,651
                                                                    ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                         1998           1997
                                                     -----------    -----------
NET SALES                                            $   742,289    $ 1,059,498

Cost of Sales                                            651,071        901,725
                                                     -----------    -----------

GROSS MARGIN                                              91,218        157,773

Selling, General and
     Administrative Expenses                             174,637        231,125

Interest Expense                                          27,187         19,410

Provision for Loan Loss, exclusive of interest
      income of $7,489 not recognized                    338,885           --
                                                     -----------    -----------

TOTAL EXPENSES                                           540,709        250,535
                                                     -----------    -----------

Loss before Extraordinary Item                          (449,491)       (92,762)

Extraordinary Gain on
     Forgiveness of Debt                                 130,203           --
                                                     -----------    -----------

NET LOSS                                             $  (319,288)   $   (92,762)
                                                     ===========    ===========

BASIC AND DILUTED PER SHARE AMOUNTS:
Loss before extraordinary item                       $      (.20)   $      (.11)
Extraordinary gain                                           .06           --
                                                     -----------    -----------
Net loss                                             $      (.14)   $      (.11)
                                                     ===========    ===========
Basic and diluted weighted average number of
     common shares outstanding                         2,291,093        851,093
                                                     ===========    ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997

                                                             Common Stock
                                                            $.001 Par Value             Additional                         Total
                                                     ----------------------------        Paid-In       Accumulated     Stockholders'
                                                        Shares           Amount          Capital         Deficit           Equity
                                                     -----------      -----------      -----------     -----------      -----------
Balances, October 1, 1996                              2,990,198      $     2,990      $ 1,604,045     $(1,600,238)     $     6,797

   Effective of reverse stock split                   (2,952,821)          (2,953)           2,953            --               --

   Adjustment for fractional shares                           17             --               --              --               --

   Issuance of common stock                            2,200,000            2,200          217,800            --            220,000

   Net loss for the year ended
    September 30, 1997                                      --               --               --           (92,762)         (92,762)
                                                     -----------      -----------      -----------     -----------      -----------

Balances, September 30, 1997                           2,237,394            2,237        1,824,798      (1,693,000)         134,035

   Issuance of common stock                              200,000              200          399,800            --            400,000

   Net loss for the year ended
    September 30, 1998                                      --               --               --          (319,288)        (319,288)
                                                     -----------      -----------      -----------     -----------      -----------

Balances, September 30, 1998                           2,437,394      $     2,437      $ 2,224,598     $(2,012,288)     $   214,747
                                                     ===========      ===========      ===========     ===========      ===========

               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                         1998            1997
                                                      ---------       ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $(319,288)       $(92,762)
   Adjustments to reconcile net loss
   to net cash used by operating activities:
   Extraordinary forgiveness of debt                   (130,203)           --
   Depreciation and amortization                         22,905          10,159
   Accrued interest - unpaid                             27,187          19,410
   Provision for (recovery of) doubtful receivables     338,885          (2,046)
   Decrease (increase) in accounts receivable            53,931         (43,564)
   Decrease (increase) in inventory                     (12,661)         81,616
   Decrease in prepaid expenses                           1,810           1,158
   Increase (decrease) in accounts payable              (53,492)        (19,529)
   Increase (decrease) in accrued expenses              (10,031)          3,549
   Increase (decrease) in customer deposits              38,775         (69,975)
                                                      ---------       ---------

      Net cash used by operating activities             (42,182)       (111,984)
                                                      ---------       ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Loans to affiliate                                   (338,885)           --

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds of notes payable                              50,000          71,000
  Repayments of notes payable                           (47,500)           --
  Proceeds of stock issuance                            400,000            --
                                                      ---------       ---------

      Net cash provided by financing activities         402,500          71,000
                                                      ---------       ---------

NET INCREASE (DECREASE) IN CASH                          21,433         (40,984)

CASH, BEGINNING OF YEAR                                  44,753          85,737
                                                      ---------       ---------

CASH, END OF YEAR                                       $66,186         $44,753
                                                      =========       =========

SUPPLEMENTAL CASH FLOW INFORMATION:

  Interest Paid During the Year                       $    --         $    --
                                                      =========       =========
  Income Taxes Paid During the Year                   $    --         $    --
                                                      =========       =========

NON-CASH INVESTING AND FINANCING ACTIVITIES:

  Licensing Agreement Acquired Through
   Issuance of Common Stock                           $    --          $220,000
                                                      =========       =========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION

Alchemy Holdings, Inc. (the Company) is engaged in managing the business affairs of its subsidiaries, Hawk Marine Power, Inc. (HMP) and Cigarette Licensing, Inc.
(CRI). HMP is engaged in the design, production and sale of high performance marine engines for installation in high speed recreational powerboats and offshore racing boats. HMP engines are custom designed and hand built from component parts and sold primarily to premium boat manufacturers. CRI is engaged in the world-wide licensing of trademarks and service marks.

During the fiscal year ended September 30, 1997 the Company adopted a proposal to amend the Articles of Incorporation of the Company and change the name of the Company from Hawk Marine Power, Inc. to Alchemy Holdings, Inc. Subsequent to the change of the Company's name from Hawk Marine Power, Inc. to Alchemy Holdings, Inc., the Company formed a new corporation under the laws of the State of Delaware, a wholly owned subsidiary of the Company known as "Hawk Marine Power, Inc." to operate its high performance engine manufacturing business.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)  Principles of Consolidation:

The consolidated financial statements include the accounts of Alchemy Holdings, Inc. and its subsidiaries. All inter-company accounts and transactions have been eliminated in consolidation.

(B)  Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of ninety days or less to be the equivalent of cash for financial statement statement purposes.

(C)  Financial Instruments and Concentration of Credit Risk:

Financial instruments which potentially subject the Company to concentrations of credit risk are primarily cash and temporary investments and accounts receivable. The Company invests its excess cash in high quality short-term liquid money market instruments with major financial institutions and the carrying value approximates market value. No losses have been incurred thereon.

(D)  Inventory:

Inventory consists of merchandise held for sale and includes finished goods as well as work in process and is valued at the lower of cost (first-in, first-out method) or market.

(E)  Property and Equipment:

Property and Equipment are stated at cost. Depreciation is calculated on the various asset classes over their estimated useful lives, which range from five to ten years, except leasehold improvements which are depreciated over their lease term. Expenditures for maintenance and repairs are charged against operations as incurred.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(F)  Licensing Agreement and Amortization:

The licensing agreement is being amortized over its ten-year term. The original valuation ascribed to this agreement has been revised. (See Notes 9B and 14).

(G)  Warranties:

The Company's products are generally under warranty against defects in material and workmanship for a period of ninety days to one year from date of sale. The Company has established an accrual for these anticipated future warranty costs.

(H)  Revenue and Cost Recognition:

Sales and the associated cost of sales are recognized upon delivery of finished goods to the customer. Service revenue is recognized when the service is performed.

(I)  Income Taxes:

The Company accounts for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109. Under such standard, deferred taxes are computed based on the tax liability or benefit in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal item resulting in the difference is depreciation. Deferred income taxes are determined based upon the difference between the financial statement carrying amount and the tax basis of assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets and/or liabilities are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting purposes, or on the expected reversal date for deferred taxes that are not related to an asset or liability. A valuation allowance is provided for deferred tax assets that do not meet a more likely than not criterion.

(J)  Earnings (Loss) Per Share:

Earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share are reported to reflect the effect of outstanding common share equivalents. Such common share equivalents are excluded from loss per share calculations as their effect would be anti-dilutive.

(K)  Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual results could vary from those estimates.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - GOING CONCERN

The Company's consolidated financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $319,288 and $92,762 for the years ended September 30, 1998 and 1997, respectively, and has cumulative losses since inception of $2,012,288. As a result of such losses the Company's financial position has been significantly impaired. The Company's ability to continue as a going concern is dependent upon its ability to attain a satisfactory level of profitability and to obtain suitable, adequate financing or the restructuring of existing obligations. During the year ended September 30, 1998, the Company satisfied its obligations to certain note holders with the proceeds of short-term financing from a stockholder. (This extinguishment of debt resulted in an extraordinary gain of $130,203.) The Company has sought to implement cost-saving measures, reduce other operating costs, utilize deposits from customers in connection with firm purchase orders to help finance operating costs and to convert some of its debt to equity in connection with a merger with one of its principal customers, Cigarette Racing Team. There is no assurance that the Company will be successful in these endeavors. The accompanying financial statements do not include any adjustments that might result if the Company is unable to continue as a going concern.


NOTE 4 - INVENTORY

Inventory at September 30, 1998 consists of the following:


Parts and Accessories                     $     75,145
Work-In-Process                                 57,430
Finished Goods                                  46,080
                                          ------------
          Total Inventory                 $    178,655
                                          ============


NOTE 5 - PROPERTY AND EQUIPMENT

Property and Equipment at September 30, 1998 consist of the following:


Office Furniture and Equipment            $     40,193
Shop Equipment                                 166,026
Leasehold Improvements                          28,521
                                          ------------
                                               234,740
Less: Accumulated Depreciation                 214,680
                                          ------------
  Total Property and Equipment, Net       $     20,060
                                          ============


Depreciation expense was $905 and $1,909 for the years ended September 30, 1998 and 1997, respectively.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - NOTES PAYABLE

During the year ended September 30, 1998, the Company satisfied its past due obligations to certain noteholders totaling $175,203 with a $45,000 settlement payment resulting in an extraordinary gain of $130,203. The source for the settlement was an unsecured demand loan of $50,000 from a stockholder, which bears interest at 11%. As of September 30, 1998, loans payable to stockholders totaled $53,500 plus $2,994 of accrued interest.

The Company has a demand note payable to a corporation for $65,000 plus $10,286 of accrued interest at two points over the Chase Manhattan Bank prime rate.

NOTE 7 - COMMITMENTS

(A)  Lease Commitments:

The Company leases its facilities in Aventura, Florida pursuant to an operating lease. As of September 30, 1998 the Company is paying rent on a month-to-month basis. Rent expense, excluding common overhead, amounted to $94,800 for each of the years ended September 30, 1998 and 1997.

(B)  Compensation Plan:

An agreement with an officer provides for compensation of $25,000 per year for three years through September 30, 1999.

NOTE 8 -  MAJOR CUSTOMER AND RELATED PARTY TRANSACTIONS

Of the Company's total sales for the years ended September 30, 1998, and 1997, $187,258 and $176,197 or 25% and 17%, respectively, were with one customer, Cigarette Racing Team, Inc. A principal shareholder and President of the Company is also an officer and employee of this customer. (See Notes 3 and 11).

During the year ended September 30, 1998, the Company transferred $338,885 in funds to Cigarette Racing Team, Inc. (See Note 13 for further details on this transaction.) This advance is unsecured, bears interest at the rate of 11% and is payable upon demand. As Cigarette Racing Team, Inc. does not currently have the financial capability to satisfy this obligation the Company has recorded a provision for loan loss for the entire amount of the loan and interest income has not been accrued.

NOTE 9 - CAPITAL STOCK TRANSACTIONS

(A)  Stock Split:

On May 12, 1997 the Board of Directors approved a 1 for 80 reverse stock split of the Company's common stock. Such reverse split has been given full retroactive effect in the accompanying financial statements.

(B)  Issuance of Shares to Acquire Licensing Agreement:

The Company issued 2,000,000 post-split restricted shares of the Company's common stock to Offshore Racing, Inc., in exchange for the Company's exclusive world-wide right and license to use the trademarks, and service marks of "Cigarette Racing Team, Inc.", for all goods and services other than the use of the trademarks and service marks on any form of watercraft. In conjunction with the purchasing of the licensing agreement, the Company formed a corporation under the laws of the State of Delaware, organized as a wholly owned subsidiary of the Company known as "Cigarette Licensing, Inc." to operate the Company's licensing

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

business. In connection therewith, the Company issued 200,000 post-split shares of the Company's common stock to the professionals responsible for the various services related to and for negotiating, arranging and brokering the licensing and other related transactions described herein on behalf of the Company. The Company has revised its original accounting for the valuation of the license. (See Note 14).

Issuance of Shares Under Stock Payment Agreement

On June 25, 1998, the Company filed a Registration Statement on Form S-8 to register 200,000 shares of common stock at $2 per share. Such shares were registered pursuant to the Alchemy Stock Payment Plan dated January 2, 1998. See
Note 13 for further details on this transaction.

NOTE 10 - INCOME TAXES

Income taxes are computed at statutory rates on pretax income. Deferred taxes would be recorded based on differences in financial statements and taxable income. To date, the Company has incurred tax operating losses and therefore, has generated no income tax liabilities. As of September 30, 1998, the Company has generated net operating loss carry forwards totaling approximately $1,875,498 which are available to offset future taxable income through 2013. As utilization of such an operating loss for tax purposes is not assured, the deferred tax asset has been fully reserved through the recording of a 100% valuation allowance as of September 30, 1998.

The components of the net deferred tax as of September 30, 1998 are as follows:


Net Operating Loss Carryforward                      $ 637,669
Investment Credit                                        7,712
                                                     ---------
                                                       645,381
Valuation Allowance                                   (645,381)
                                                     ---------
Net Deferred Tax                                     $      --
                                                     =========


The increase in the valuation allowance from $536,823 as of September 30, 1997 to $645,381 as of September 30, 1998 is due primarily to the tax effect of the current fiscal year operating loss.

Net operating loss carry forwards totaling $1,875,498 are scheduled to expire as follows: 2003: $80,900; 2004: $20,300; 2005: $357,400; 2006: $333,000; 2007:
$259,500; 2008: $179,000; 2010: $8,820; 2011: $252,041; 2012: $65,249; and 2013:
$319,288

The Company also has investment credit carry forwards of $7,712 which will expire on September 30, 2001 if not utilized.

NOTE 11- PROPOSED MERGER WITH CIGARETTE RACING TEAM, INC.

The Boards of Directors of the Company and Cigarette Racing Team, Inc. ("Cigarette") have approved a Plan of Merger whereby Cigarette Boats, Inc., a newly-formed, wholly-owned subsidiary of the Company will be merged with and into Cigarette. In connection therewith, the Company has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission relating to the shares of Common Stock of Alchemy Holdings, Inc. to be retained by holders of Alchemy Common Stock in the proposed merger of Cigarette Racing Team, Inc. with and into Alchemy with Alchemy continuing as the surviving corporation of the merger.

Pursuant to the Merger Agreement, (I) Cigarette Boats, Inc. will be merged with and into Cigarette, whereupon Cigarette will be

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

the surviving corporation and will become a wholly-owned  subsidiary of Alchemy,
(ii) each share of Cigarette preferred stock, Series A and Series B ("Cigarette preferred stock, Series A and Series B"), issued and outstanding as of the effective date of the merger will be converted into one (1) share of Alchemy's preferred stock, Series A or Series B, as applicable ("Alchemy preferred stock, Series A and Series B") possessing similar rights, terms and conditions as the Cigarette preferred stock, Series A and B, (iii) each issued and outstanding share of Cigarette common stock will be converted into one (1) share of Alchemy common stock. Alchemy management anticipates that Central Manufacturing, Inc., an Alabama corporation, ("Central") will receive 1,000,000 shares of Alchemy common stock and $1,000,000 of Alchemy preferred stock, Series B in exchange for the forgiveness and cancellation of Cigarette's indebtedness to Central. It is also expected by Alchemy management that pursuant to the Merger, Offshore Racing, Inc., a foreign corporation, will retire 2,000,000 shares of Alchemy common stock in exchange for its receipt of $1,000,000 of Alchemy preferred stock, Series B.

Each outstanding Class A Warrant, Class B Warrant and Class X Warrant of Cigarette will be assumed by Alchemy and become Alchemy warrants to purchase, on the same terms and conditions as were applicable under agreements with Cigarette.

It is anticipated that the Merger will become effective as promptly as practicable after the requisite shareholder approvals have been obtained and all other conditions to the Merger have been satisfied or waived (if allowed by applicable law).

Alchemy and Cigarette may each have the right (subject to certain limitations) to terminate the Merger Agreement if the Merger is not consummated on or before March 31, 1999.

NOTE 12 - SUBSEQUENT EVENT

On October 13, 1998, the Company filed a Registration Statement on Form S-8 to register 265,000 shares of common stock at $2 per share. (See Note 13 for discussion of possible violation of security registration requirements with respect to the Company's use of Form S-8)

NOTE 13 - COMMITMENTS AND CONTINGENCIES

On January 2, 1998, the Company established the Alchemy Employee Stock Payment Plan (the "Plan") for the purpose of issuing shares of its common stock to participants in payment and full satisfaction of wages and/or benefits to which they already were or otherwise might become entitled to for services rendered or to be rendered as employees or former employees of the Company.

On June 25, 1998 the Company filed a Registration Statement on Form S-8 (the "Registration Statement") to register 200,000 shares of common stock at $2 per share (the "Shares"), which upon effectiveness of the Registration Statement were issued in the name of the Alchemy Stock Payment Plan. The terms of the Plan contemplated that the Company's employees, who agreed to accept such shares in lieu of their cash wages, could authorize the Company to serve as their agent to facilitate the sale of the shares on their behalf. Immediately after the Registration Statement's effectiveness, the Company, as agent for the participants, sold the shares at a price of $2.00 per share to one entity. The proceeds from the sale of the shares were then placed into a segregated account.

On a number of occasions subsequent to the aforementioned stock sale, the Company transferred a portion of the proceeds to Cigarette Racing Team, Inc. ("Cigarette") in order to facilitate the payment of payroll by Cigarette. The total amount transferred as of September 30, 1998 was $338,885. As more fully discussed in Note 11, the Company and Cigarette are in the process of merging and, in contemplation thereof, the two companies have been operating as one on a "de-facto" basis, which due to common management was accomplished without formal documentation. Also contributing to the companies' decision to act as one was that (i) Cigarette, through direct and indirect means, was responsible for more than 90% of the Company's revenue; (ii) Cigarette's employees had in essence become the Company's employees due to Cigarette's need for additional employees; and (iii) the majority shareholders and directors of both Cigarette and the Company had approved the merger in principle.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Accordingly, Cigarette paid the Company's employees as well as its own through the proceeds of the sale of the shares in the exact amounts required by their common payroll service as they became due. Upon learning that the proceeds from the sale of the participants' shares were transferred to Cigarette to pay the employees, the Company's legal counsel advised the Company, that the Plan should be amended to clearly include Cigarette's employees as Plan Participants (as that term is defined in the Plan) and that an amendment to the Registration Statement be filed. The Company's management agreed to amend the Plan and file an amendment to the Registration Statement.

Notwithstanding the above series of events, it is unclear whether the sale of common stock registered in the Registration Statement constituted a violation of registration requirements under the Securities Act of 1933 and, furthermore, whether the use of the resulting proceeds may represent an improper application of employee benefit funds. The accompanying financial statements do not reflect any adjustments which may result from this uncertainty.

NOTE 14 - RESTATEMENT

The Company has restated its prior year financial statements to record interest on certain past due indebtedness and to correct the valuation of the licensing agreement. (See Notes 6 and 9B). The opening balance of the accumulated deficit at October 1, 1996 has been increased by $27,682 for interest on the applicable debt for fiscal 1996 and 1995. Interest expense in fiscal 1997 has been increased by $19,410. The original valuation ascribed to the licensing agreement was equal to the $2,200 par value of the new common stock used to acquire it. The Company has corrected such valuation to reflect a then fair value of the common stock of $.10 per share or $220,000 in the aggregate. Additional amortization expense of $8,103 has been reflected on the statement of operations for fiscal 1997. The effect on the September 30, 1997 balance sheet was to increase net intangible assets, accrued interest payable, additional paid-in capital and accumulated deficit by $209,697, $47,092, $217,800 and $55,195, respectively. Net loss was increased by $27,513 in fiscal 1997. Net loss per common share was increased by $.03 in 1997. The statement of cash flows for fiscal 1997 was restated as applicable.

                          INDEPENDENT AUDITORS' REPORT





To the Board of Directors and Stockholders of Cigarette Racing Team, Inc.
Aventura, Florida


We have audited the accompanying balance sheet of Cigarette Racing Team, Inc. (the "Company") as of September 30, 1998, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cigarette Racing Team, Inc. as of September 30, 1998 and the results of its operations and cash flows for the year then ended in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in the notes. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


February 5, 1999
Melville, New York

                          INDEPENDENT AUDITOR'S REPORT





To the Board of Directors and Stockholders of Cigarette Racing Team, Inc.
Aventura, Florida

I have audited the accompanying statements of operations, stockholders' equity and cash flows of Cigarette Racing Team, Inc. (the "Company") for the year ended September 30, 1997. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the results of operations, changes in stockholders' equity and cash flows of Cigarette Racing Team, Inc. for the year ended September 30, 1997 in conformity with generally accepted accounting principles.

The financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



January 15, 1998
Coral Springs, Florida

                           CIGARETTE RACING TEAM, INC.
                                  BALANCE SHEET
                               SEPTEMBER 30, 1998


                                     ASSETS
Current Assets:
     Cash                                                               $   212,319
     Loans Receivable                                                        37,778
     Inventory                                                            1,107,970
     Prepaid Expenses                                                        92,916
                                                                        -----------

Total Current Assets                                                      1,450,983

Property and Equipment, Net of Accumulated
   Depreciation of $831,677                                                 285,785

Cost in Excess of Fair Value of Net Assets Acquired,
   Net of Accumulated Amortization of $1,738,146                          4,278,508

Trademark, Net of Accumulated Amortization of $105,152                      258,846

Deposits                                                                      8,873
                                                                        -----------

TOTAL ASSETS                                                            $ 6,282,995
                                                                        ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
     Note payable to seller and related obligations due to seller, including accrued nterest of $1,250,978 and accrued rent
        of $823,058                                                     $ 5,354,036
     Loans payable                                                        1,138,198
     Due to affliliate                                                      338,885
     Accounts payable                                                     1,257,929
     Accrued expenses                                                       445,823
     Customer deposits                                                      375,621
     Stockholder loans                                                      856,429
                                                                        -----------

Total Current Liabilities                                                 9,766,921

Redeemable Preferred Stock, Series A, Cumulative, No Par Value; 1,000
     Share, Authorized, 100 Shares Issued and Outstanding,
       Including Cumulative Dividends of $216,667                         1,216,667
                                                                        -----------

Stockholders' Equity (Deficit):
     Common Stock, $.01 Par Value; 10,000,000 Shares Authorized,
       3,601,000 Shares Issued and Outstanding                               36,010
     Additional Paid-In Capital                                           2,696,120
     Accumulated Deficit                                                 (7,432,723)
                                                                        -----------

Total Stockholders' Equity (Deficit)                                     (4,700,593)
                                                                        -----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                    $ 6,282,995
                                                                        ===========


    The accompanying notes are an integral part of the financial statements.

                           CIGARETTE RACING TEAM, INC.
                             STATEMENT OF OPERATIONS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                        1998            1997
                                                    -----------     -----------

NET SALES                                           $ 7,026,625     $ 2,158,406

Cost of Sales                                         4,946,870       3,403,644
                                                    -----------     -----------

GROSS MARGIN                                          2,079,755      (1,245,238)

Selling, General and Administrative Expenses          2,426,629         905,566

Interest Expense                                        563,620         449,723

Loss from Employee Embezzlement                         280,571            --

Other Income                                           (400,000)        (39,921)
                                                    -----------     -----------

NET LOSS                                            $  (791,065)    $(2,560,606)
                                                    ===========     ===========

PER SHARE AMOUNTS:

Net Loss Per Share                                  $     (0.22)    $     (0.91)
                                                    ===========     ===========

Weighted Average Number of
  Common Shares Outstanding                           3,577,027       2,819,562
                                                    ===========     ===========


    The accompanying notes are an integral part of the financial statements.

                           CIGARETTE RACING TEAM, INC.
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                                                                                       Total
                                                              Common Stock           Additional                     Stockholders'
                                                             $.01 Par Value            Paid-In       Accumulated       Equity
                                                         Shares           Amount       Capital         Deficit        (Deficit)
                                                       -----------    -----------    -----------     -----------    -------------
Balances, October 1, 1996                                2,601,000    $    26,010    $   864,377     $(4,081,052)    $(3,190,665)

Private placement on December 1,
  1996 at $2 per share, net of costs
  of $35,000                                               250,000          2,500        462,500            --           465,000

Private placement in August and
  September of 1997 at $2 per share,
  net of costs of $32,500                                  125,000          1,250        216,250            --           217,500

Dividends accrued on mandatorily
  redeemable cumulative preferred
  stock                                                       --             --          (50,000)           --           (50,000)

Imputed interest expense on
  stockholder loans                                           --             --           83,959            --            83,959

Net loss for the year ended
  September 30, 1997                                          --             --             --        (2,560,606)     (2,560,606)
                                                       -----------    -----------    -----------     -----------     -----------

Balances, September 30, 1997                             2,976,000         29,760      1,577,086      (6,641,658)     (5,034,812)


Private placement on October 15, 1997
  at $2.00 per share, net of costs of $162,500             625,000          6,250      1,081,250            --         1,087,500

Dividends accrued on mandatorily
  redeemable cumulative preferred
  stock                                                       --             --          (50,000)           --           (50,000)

Imputed interest expense on
  stockholder loans                                           --             --           87,784            --            87,784

Net loss for the year ended
 September 30, 1998                                           --             --             --          (791,065)       (791,065)
                                                       -----------    -----------    -----------     -----------     -----------

Balances, September 30, 1998                             3,601,000    $    36,010    $ 2,696,120     $(7,432,723)    $(4,700,593)
                                                       ===========    ===========    ===========     ===========     ===========


    The accompanying notes are an integral part of the financial statements.

                           CIGARETTE RACING TEAM, INC.
                             STATEMENT OF CASH FLOWS
                 FOR THE YEARS ENDED SEPTEMBER 30, 1998 AND 1997


                                                         1998           1997
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Loss                                         $  (791,065)   $(2,560,606)
    Adjustments to Reconcile Net Loss
     to Net Cash Used by Operating Activities:
      Depreciation and Amortization                      621,073        617,996
      Imputed Interest Expense                            87,784         83,959
      Increase in Loans Receivable                       (37,778)          --
      Decrease in Accounts Receivable                       --           22,770
      Increase in Inventory                             (709,802)      (281,019)
      Increase in Prepaid Expenses                       (22,954)       (69,962)
      Decrease in Deposits                                 1,127         48,590
      Increase (Decrease) in Accounts Payable            (20,975)        54,086
      Increase (Decrease) in Accrued Expenses           (740,101)     1,466,033
      Increase (Decrease) in Customer Deposits           170,621     (1,340,695)
                                                     -----------    -----------

         Net Cash Used by Operating Activities        (1,442,070)    (1,958,848)
                                                     -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital Expenditures                                 (76,363)       (18,811)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Increase in Note Payable to Seller                   469,595        715,588
    Increase (Decrease) in Loans Payable                (198,969)       449,846
    Increase in Due to Affiliate                         338,885           --
    Advances from Shareholder                               --          160,546
    Proceeds from Stock Transactions                   1,087,500        682,500
                                                     -----------    -----------

         Net Cash Provided by Financing Activities     1,697,011      2,008,480
                                                     -----------    -----------

NET INCREASE IN CASH                                     178,578         30,821

CASH AT BEGINNING OF YEAR                                 33,741          2,920
                                                     -----------    -----------

CASH AT END OF YEAR                                  $   212,319    $    33,741
                                                     ===========    ===========

Supplemental Cash Flow Information:
      Cash Paid During the Year for Interest         $    56,488    $   224,119
                                                     ===========    ===========

Non-Cash Investing and Financing Activities:
      Cumulative Dividends Accrued
         on Preferred Stock                          $    50,000    $    50,000
                                                     ===========    ===========

Imputed Interest Expense Credited
      to Additional Paid-In Capital                  $    87,784    $    83,959
                                                     ===========    ===========


    The accompanying notes are an integral part of the financial statements.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 1 - ORGANIZATION AND BASIS OF PRESENTATION

A.   Organization:

Cigarette Racing Team, Inc. (Cigarette or the Company) was incorporated in the State of Florida on April 28, 1994 under the name, New CRT, Inc. The Company is engaged in the design, production and sale of high performance recreational powerboats and offshore racing boats. Such vessels are custom designed and hand built from component parts and sold primarily to premium boat dealers.

On May 26, 1994, New CRT, Inc. entered into an asset purchase and contribution agreement with the predecessor Cigarette Racing Team, Inc. (the Seller) whereby the Company acquired substantially all of the net assets of the Seller used in the business. In consideration for the purchase of certain assets including accounts receivable, inventory, intangible assets and intellectual property, the Company issued the Seller a promissory note in the amount of $3,600,000 and assumed all of the liabilities and obligations of the Seller. In consideration for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of approximately $1,000,000, the Company issued 100 shares of series A, redeemable, no par value, cumulative preferred stock. As a result of this transaction, the Company recorded goodwill in the amount of $6,016,654, and incurred $128,056 of expenses. In addition, as part of the agreement, the Company entered into a lease with the Seller for the operating facilities used in the business. On June 1, 1994, the Company changed its name from New CRT, Inc. to Cigarette Racing Team, Inc.


B.   Basis of Presentation - Going Concern:

The Company's financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $791,065 and $2,560,606 for the fiscal years ended September 30, 1998 and 1997, respectively, and cumulative losses since inception of $7,432,723. At September 30, 1998, the Company has a net stockholder's equity deficiency of $4,700,593 and a working capital deficit of $8,315,938. In addition, the Company was in arrears on total indebtedness to the Seller of $5,354,036 including $3,280,000 of note principal, $1,250,978 of accrued interest thereon and $823,058 of unpaid rent. Such amounts do not include $1,216,667 of redeemable preferred stock and accrued cumulative dividends. The Company's continuation as a going concern is dependent upon its ability to control costs and attain a satisfactory level of profitability, obtain suitable, sufficient financing or equity investment and restructure its debt to the seller. The Company has entered into negotiation with the Seller to restructure the applicable debt. If such an agreement is consummated, the Company would substantially reduce its outstanding obligations to the Seller. The Company has reduced factory and corporate overhead and has plans to reduce other operating and overhead costs, including, but not limited to reduction in production costs (direct labor and raw materials) through increased labor and purchasing efficiencies.

There is no assurance that the Company will be successful in these endeavors. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.   Cash:

The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be the equivalents of cash for financial statements purposes.

B.   Inventory:

Inventory consists of parts and accessories, work-in process and finished goods which are valued at the lower of cost (first-in, first-out method) or market.

C.   Property and Equipment:

Property and equipment are stated at cost. Depreciation of the various classes of assets is provided on the straight-line method over estimated useful lives as follows:

                Molds and Tooling                          5  years
                Machinery and Equipment                    5-7 years
                Furniture and Fixtures                     5  years

D. Costs In Excess Of Fair Market Value Of Net Assets Of Business Acquired (Goodwill):

Goodwill arose in connection with the asset purchase and contribution agreement discussed above, accounted for as a purchase. Amortization thereon is computed using the straight-line method over 15 years. Statement of Financial Accounting Standards No 121, "Accounting for Long - Lived Assets to Be Disposed of," established financial accounting and reporting standards for long - lived assets and was effective for the Company's fiscal year beginning October 1, 1996. Adoption of this standard did not have a material effect on the Company's financial position or results of operations.

E.   Trademarks:

Trademarks are reflected at the estimated fair market value as of the date of acquisition. Amortization thereon is computed using the straight-line method over 15 years.

F.   Warranties:

The Company's products are generally under warranty against defects in material and workmanship for a period of 90 days to one year from the date of sale. An estimated warranty liability is included in accrued expenses.

G.   Revenue and Income Recognition:

Salesand associated cost of sales of products are recognized upon shipment to the customer. Service revenue is recognized when the service is performed. Other income is recognized as earned, and includes royalties on the licensing of the Company's trademarks, service marks and business names.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

H.   Imputed Interest Expense:

Indebtedness of $856,429 to the Company's majority stockholder is, by its terms, non-interest bearing and due on demand. The Company has imputed interest thereon at 10.25% per annum with an equivalent offset to additional paid in-capital.

I.   Income Taxes:

The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under such standard, deferred taxes are computed based on the tax liability or benefits in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal items resulting in the difference are depreciation and amortization and the net operating loss carryforward. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred income taxes. Deferred tax assets and/or liabilities are classified as current or non current based on the classification of the related asset or liability for financial reporting purposes, or on the expected reversal date for deferred taxes that are not related to an asset or liability. A valuation allowance is provided for deferred tax assets that do not meet a "more likely than not" criterion.

J.   Earnings (Loss) Per Share:

Earnings (loss) per share is calculated by dividing net income or loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share are reported to reflect the effect of outstanding common share equivalents. Such common share equivalents are excluded from loss per share calculations as their effect would be anti-dilutive.

K.   Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual results could vary from those estimates.

Note 3 - INVENTORY

Inventory at September 30, 1998 consists of the following:

               Parts and Accessories                  $  111,103
               Work-In-Process                           617,203
               Finished Goods                            379,664
                                                      ----------

               Total Inventory                        $1,107,970
                                                      ==========

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 4 - PROPERTY AND EQUIPMENT

Property and Equipment consist of the following as of September 30, 1998:

             Molds and Tooling                                  $  812,544
             Machinery and Equipment                               239,518
             Furniture and Fixtures                                 65,400
                                                                ----------

             Total Property and Equipment                        1,117,462

             Less: Accumulated Depreciation                        831,677
                                                                ----------

             Property and Equipment                             $  285,785
                                                                ==========


Note 5 - NOTES PAYABLE AND RELATED OBLIGATIONS DUE TO SELLER

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued the Seller a promissory note in the amount of $3,600,000. The note bears interest at the prime rate plus 1.75% and was to be repayable in 12 monthly principal installments of $40,000, followed by 62 monthly principal installments of $50,000, with a final principal payment due on September 3, 2001. The debt is secured by substantially all assets of the Company, as well as the Company's outstanding common stock. The Company may not pay any dividends on, issue new shares of, or redeem its common stock, merge into or consolidate with any other entity, unless control of the new entity remains with the Company's founder, make dispositions of its assets not in the ordinary course of business, pay annual compensation to any one individual in excess of $150,000, or enter into transactions with affiliates without the prior written consent of the note holder.

The Company is in default of the note. The outstanding principal balance as of September 30, 1998 is $3,280,000. As such, this balance has been reflected as a current liability in the accompanying balance sheet. In addition, accrued interest payable on this loan totals $1,250,978 as of September 30, 1998. The Seller has the right to impose a default interest rate of 5.75% over the prime rate, but has not yet done so. The Company is also in arrears on $823,058 of unpaid rent owed to the Seller. As discussed, the Company is in the process of renegotiating its obligations to the Seller.

Management is presently in the process of finalizing an agreement with the Seller wherein the outstanding balance due on the original note, accrued interest thereon, accrued rent, accrued real estate taxes and dividends payable will be exchanged for common stock.

Note 6 - LOANS PAYABLE

In February 1996, the Company entered into a settlement agreement with a supplier with respect to indebtedness which was assumed by the Company under the asset purchase and contribution agreement. In connection therewith, the Company agreed to pay the supplier $300,000 of the $350,000 due as of the date of the settlement, as well as $5,000 in legal fees. A first installment of $30,000 was paid at closing and the balance of the loan was to be repaid in nine monthly installments of $30,000 beginning in February 1996. Interest on the unpaid balance accrues at the prime rate. The Company is in default of this settlement agreement, which has a balance outstanding as of September 30, 1998 totaling $62,436 including accrued interest thereon of approximately $2,000.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENT


The  Company  has  loans  payable  to  various   customers  in  connection  with
settlements. As of September 30, 1998, the balance of these loans aggregate $224,480, including accrued interest at the rates ranging from 6% to 10%.

As of September 30, 1998, the Company has a loan payable to a limited liability partnership in the amount of $180,000. The loan is unsecured, bears interest at a bank's prime rate and is payable on demand. (See Note 10 regarding warrants issued in connection with this loan.)

The Company has a loan payable to a corporation in the amount of $366,282 as of September 30, 1998. The loan is unsecured, accrues interest at the rate of 10% and is payable on demand.

Note 7 - DUE TO AFFILIATE

During the year ended September 30, 1998, the Company received $338,885 in funds from Alchemy Holdings, Inc. (see Note 13 regarding a proposed merger). This advance is unsecured, bears interest at the rate of 11% and is payable upon demand.

Note 8 - STOCKHOLDER LOANS

As of September 30, 1998, the Company has a loan payable to a major stockholder in the amount of $856,429. The loan is unsecured, non-interest bearing and payable on demand (see Note 2 for discussion of imputed interest).

Note 9 - ACCRUED EXPENSES

Accrued expenses consist of the following as of September 30, 1998:

              Insurance                                  $ 92,736
              Interest                                     82,166
              Bonus                                        67,971
              Warranty                                     67,420
              Vacation                                     49,469
              Property Taxes                               44,628
              Payroll and Payroll Taxes                    41,433
                                                         --------

              Total Accrued Expenses                     $445,823
                                                         ========

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENT


Note 10 - CAPITAL STOCK TRANSACTION

A.   Mandatorily Redeemable Cumulative Preferred Stock:

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued 100 shares of Series A, no par value, cumulative, redeemable preferred stock in exchange for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of $1,000,000. The preferred stock was accordingly recorded at a stated value of $1,000,000.

The preferred stock bears a dividend rate of $500 per share per annum. Dividends are payable quarterly unless the Company elects not to pay the dividend in which event such dividend shall be cumulative and shall accrue (regardless of whether declared) without interest. No dividend shall be declared or paid on the Company's common stock unless all preferred stock dividends have been paid in full. As of September 30, 1998, cumulative dividends accrued on preferred stock totaled $216,667. In the event of any involuntary liquidation, the amount to be paid to preferred stockholders shall be $10,000 per share plus all cumulative dividends accrued.

The preferred stock may be repurchased at any time at the option of the Company. The holders of the preferred stock may require the Company to repurchase their shares at such time as the Company has paid at least $3,500,000 of the principal amount of the promissory note issued in connection with the asset purchase and contribution agreement of May 26, 1994. The purchase price for the preferred stock shall be $10,000 per share plus all dividends payable at the time of repurchase.

B.   Private Placements:

During the year ended September 30, 1998, the Company completed a private placement of its $.01 par value common stock and raised $1,087,500 of capital through the sale of 625,000 new shares, at $2.00 per share, net of $162,500 of placement costs.

During the year ended September 30, 1997, the Company raised $682,500 by selling 375,000 new shares of its $.01 par value common stock at $2.00 per share in two separate private placements, net of $67,500 of placement costs.

C.   Change in Control of the Company;

On June 30, 1997, the Company's majority shareholder sold his entire interest in Cigarette Racing Team, Inc., 2,601,000 shares then constituting 91.23% of the Company, to a foreign corporation.

D.   Stock Purchase Warrants:

The Company has authorized and issued to each subscriber of its private placements of common stock a Class A and a Class B stock warrant for each of the 1,000,000 shares subscribed. These rights to purchase additional shares of the $.01 par value common stock of Cigarette Racing Team, Inc. are exercisable at $3.00 per share and $4.00 per share, respectively, subject to certain terms and conditions. On April 1, 1998 the Company authorized and issued to a limited partnership, the rights to purchase ("warrants") 180,000 shares of the $.01 par value common stock of Cigarette Racing Team, Inc. on payment of $2.00 a share so purchased, simultaneous with a loan agreement wherein the limited partnership agreed to loan Cigarette $180,000 (see Note 6 regarding loan payable).

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Note 11- INCOME TAXES

The Company neither incurred an expense for nor realized a benefit from any current or deferred income taxes for the fiscal years ended September 30, 1998 and 1997. The Company has approximately $7,400,000 of loss carryforwards to offset future taxable income, expiring in the years 2010 through 2013. The following is a reconciliation of the federal statutory tax rate with the effective tax rate:



                                                     Year Ended September 30,
                                                    1998                 1997
                                                    ----                 ----
           Statutory tax rate                       (34)%                (34)%
           Net operating loss carry-forward
             resulting in no current benefit         34                   34
           Effective rate                            0%                   0%
                                                 ==========           ==========


Note 12 - COMMITMENTS AND CONTINGENCIES

A.   Facilities Lease:

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company entered into an agreement with the Seller for the lease of its facilities. Under the terms of the original agreement, the Company was subject to rent during the initial term of $336,000 per annum, subject to adjustment for changes in the prime interest rate as defined in the lease, plus real estate taxes. The initial lease term was to expire on the later to occur of May 31, 2002 or the date on which the Company fully repaid all principal and interest on its $3,600,000 promissory note to the Seller and repurchased all outstanding shares of the Company's preferred stock. The lease provides for three five year renewal options.

The Company is currently in default on this lease. As of September 30, 1998, unpaid rent totals $823,058. As disclosed previously, the Company is in the process of renegotiating its obligations to the Seller. Rent expense for the years ended September 30, 1998 and 1997 was $390,686 and $388,318 respectively.


B.   Litigation:

In October of 1996, a customer of the Company brought a lawsuit relating to an order for certain boats placed with the Company's predecessor. In July 1997, the Company entered into a settlement agreement with the customer whereby the Company agreed to complete and deliver by March 31, 1998, two boats for which the customer had made deposits of approximately $981,000. This settlement was subsequently amended wherein the Company agreed to complete and deliver two boats and return $305,000. The boats have each since been delivered and the $305,000 debt is included in the loans payable reported on the accompanying balance sheet.

The Company is currently involved in other lawsuits arising in the normal course of business. In management's opinion, based on the advise of legal counsel, the ultimate outcome of such lawsuits will not have a material adverse effect on the Company's financial statements.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


C.   Loss From Employee Embezzlement:

During the fiscal year ended September 30, 1998, the Company experienced losses associated with an embezzlement scheme, wherein an employee diverted Cigarette funds of approximately $280,000 for personal use. The unauthorized use of funds continued through December 4, 1998, at which time the embezzlement was identified and the employee was terminated. The loss from employee embezzlement during the subsequent period amounted to approximately $72,000. The Company is currently pursuing its legal rights to restitution from the employee and the various banking institutions that negotiated forged instruments.


Note 13 - PROPOSED MERGER WITH ALCHEMY HOLDINGS, INC.

The Boards of Directors of the Company and Alchemy Holdings, Inc. ("Alchemy") have approved a Plan of Merger whereby Cigarette Boats, Inc., a newly-formed, wholly-owned subsidiary of Alchemy will be merged with and into the Company. In connection therewith, Alchemy has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission relating to the shares of common stock of Alchemy Holdings, Inc. to be retained by holders of Alchemy common stock in the proposed merger of Cigarette Racing Team, Inc. with and into Alchemy, with Alchemy continuing as the surviving corporation of the merger.

Pursuant to the Merger Agreement, (i) Cigarette Boats, Inc. will be merged with and into Cigarette, whereupon Cigarette will be the surviving corporation and will become a wholly-owned subsidiary of Alchemy, (ii) each share of Cigarette preferred stock, issued and outstanding as of the effective date of the merger will be converted into one (1) share of Alchemy's preferred stock, possessing similar rights, terms and conditions as the Cigarette preferred stock, (iii) each issued and outstanding share of Cigarette common stock will be converted into one (1) share of Alchemy common stock.

Management anticipates that the Seller of Cigarette (as of the May 1994 agreement) will receive 1,000,000 shares of Alchemy common stock and $1,000,000 of Alchemy preferred stock, Series B in exchange for forgiveness and cancellation of Cigarette's indebtedness to the Seller. It is also expected by Alchemy management that pursuant to the merger, Offshore Racing, Inc., a foreign corporation, will retire 2,000,000 shares of Alchemy common stock in exchange for its receipt of $1,000,000 of Alchemy preferred stock, Series B.

Each  outstanding  warrant of  Cigarette  will be assumed by Alchemy  and become
Alchemy warrants to purchase, on the same terms and conditions as were applicable under agreements with Cigarette.

It is anticipated that the merger will become effective as promptly as practicable after the requisite shareholder approvals have been obtained and all other conditions to the merger have been satisfied or waived (if allowed by applicable law).

Alchemy and Cigarette may each have the right (subject to certain limitations) to terminate the Merger Agreement if the merger is not consummated on or before March 31, 1999.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                   AS OF MARCH 31, 1999 AND SEPTEMBER 30, 1998


                                     ASSETS

                                                                      March
                                                                    (Unaudited)     September
                                                                   -----------    ------------
CURRENT ASSETS:
    Cash                                                           $    73,588    $    66,186
    Inventory                                                          209,279        178,655
    Prepaid Expenses                                                    50,000
                                                                   -----------    -----------

       Total Current Assets                                            332,867        244,841

PROPERTY AND EQUIPMENT                                                  19,606         20,060

OTHER ASSETS:
    Licensing Agreement, Net of Accumulated
       Amortization of $35,750                                         178,750        189,750
                                                                   -----------    -----------

          TOTAL ASSETS                                             $   531,223    $   454,651
                                                                   ===========    ===========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts Payable                                               $     4,803    $    10,148
    Accrued Expenses                                                    12,284          7,476
    Customer Deposits                                                  119,564         90,500
    Stockholder Loans                                                   58,695         56,494
    Notes Payable, Including Accrued Interest                           78,446         75,286
                                                                   -----------    -----------

       Total Current Liabilities                                       273,792        239,904
                                                                   -----------    -----------

          TOTAL LIABILITIES                                            273,792        239,904
                                                                   -----------    -----------


STOCKHOLDERS' EQUITY:
    Common Stock, $.001 par value, 20,000,000 shares
       authorized; 2,592,394 and 2,437,394 shares, respectively,
         issued and outstanding                                          2,592          2,437
    Additional Paid-In Capital                                       2,534,443      2,224,598
    Accumulated Deficit                                             (2,279,604)    (2,012,288)
                                                                   -----------    -----------

          TOTAL STOCKHOLDERS' EQUITY                                   257,431        214,747
                                                                   -----------    -----------

          TOTAL LIABILITIES AND
             STOCKHOLDERS' EQUITY                                  $   531,223    $   454,651
                                                                   ===========    ===========


               The accompanying notes are an intergral part of the
                        consolodated financial statemets.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1999 AND 1998


                                      Three Months Ended           Six Months Ended
                                           March 31,                   March 31,
                                     1999           1998         1999            1998
                                 -----------    -----------   -----------    -----------
NET SALES                        $   163,878        123,158   $   319,080        329,560

Cost of Sales                        120,721         53,995       233,838        254,327
                                 -----------    -----------   -----------    -----------

GROSS MARGIN                          43,157         69,163        85,242         75,233

Selling, General and
  Administrative Expenses             41,850         35,510        89,269         68,119
                                 -----------    -----------   -----------    -----------

OPERATING INCOME (LOSS)                1,307         33,653        (4,027)         7,114

Interest - Net                         2,651         12,713         5,361         18,985

Provision for Loan Loss               38,318           --         257,928           --
                                 -----------    -----------   -----------    -----------

Loss before Extraordinary Item       (39,662)        20,940      (267,316)       (11,871)

Extraordinary Gain on
  Forgiveness of Debt                   --             --            --             --
                                 -----------    -----------   -----------    -----------

     NET PROFIT (LOSS)           $   (39,662)        20,940   $  (267,316)       (11,871)
                                 ===========    ===========   ===========    ===========

BASIC LOSS PER SHARE AMOUNTS:
Loss before extraordinary item         (0.02)          0.01         (0.10)         (0.01)
Extraordinary gain                      --             --            --             --
                                 -----------    -----------   -----------    -----------
Net Loss                               (0.02)          0.01         (0.10)         (0.01)
                                 ===========    ===========   ===========    ===========

Weighted average number of
  common shares outstanding        2,592,394      2,237,394     2,550,608      2,237,394


The  equation for  computing  basic  income  (loss) per common share is:  Income
(Loss) available to common shareholders / Weighted-average shares.

                     ALCHEMY HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND 1998


                                                                       Six Months Ended March 31,
                                                                         1999              1998
                                                                      -----------        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Income (Loss)                                              $   (267,316)      $   (11,871)
      Adjustments to Reconcile Net Loss
      to Net Cash Used by Operating Activities:
      Depreciation and Amortization                                       11,454               953
      Accrued Interest - Unpaid                                            5,361            12,713
      (Increase) Decrease in Prepaid Expenses                            (50,000)              331
      (Increase) Decrease in Accounts Receivable                              --             1,053
      (Increase) Decrease in Inventory                                   (30,624)          (63,240)
      Increase (Decrease) in Accounts Payable                             (5,345)          (27,980)
      Increase (Decrease) in Accrued Expenses                              4,808            17,402
      Increase (Decrease) in Customer Deposits                            29,064            47,775
                                                                      -----------        ----------

        Net Cash Used by Operating Activities                           (302,598)          (22,864)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Increase (Decrease) in Notes Payable                                     --             1,875
     Proceeds from Stock Issuances                                       310,000                --
                                                                      -----------        ----------

        Net Cash Used by Financing Activities                            310,000             1,875


NET INCREASE (DECREASE) IN CASH                                            7,402           (20,989)


CASH AT BEGINNING OF PERIOD                                               66,186            44,753
                                                                      -----------        ----------


CASH AT END OF PERIOD                                               $     73,588       $    23,764
                                                                      ===========        ==========

Supplemental Cash Flow Information:

     Interest Paid During the Year                                  $         --       $         --
                                                                      ===========        ==========

     Income Taxes Paid During the Year                              $         --       $         --
                                                                      ===========        ==========

                             ALCHEMY HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


NOTE A - BASIS OF PRESENTATION

The accompanying financial statements of Alchemy Holdings, Inc. have been prepared in accordance with generally accepted accounting principles for interim financial information, and with the instructions to Form 10-QSB and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of the Company's management, all adjustments (consisting of normal recurring accruals) considered to be necessary for a fair presentation have been included. Operating results for the six months ended March 31, 1999 are not necessarily indicative of the expected results for the year ending September 30, 1999. For further information, refer to the financial statements and footnotes included in the Company's annual report on Form 10-KSB for the year ended September 30, 1998.

NOTE B - GOING CONCERN CONSIDERATION

The Company's consolidated financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $319,288 and $92,762 for the years ended September 30, 1998 and 1997, respectively, and has cumulative losses since inception of $2,012,288. As a result of such losses the Company's financial position has been significantly impaired. The Company's ability to continue as a going concern is dependent upon its ability to attain a satisfactory level of profitability and to obtain suitable, adequate financing or the restructuring of existing obligations. During the year ended September 30, 1998, the Company satisfied its obligations to certain note holders with the proceeds of short-term financing from a stockholder. (This extinguishment of debt resulted in an extraordinary gain of $130,203.) The Company has sought to implement cost-saving measures, reduce other operating costs, utilize deposits from customers in connection with firm purchase orders to help finance operating costs and to convert some of its debt to equity in connection with a merger with one of its principal customers, Cigarette Racing Team. There is no assurance that the Company will be successful in these endeavors. The accompanying financial statements do not include any adjustments that might result if the Company is unable to continue as a going concern.

NOTE C - FAS 109

Deferred income taxes are provided on the tax effect of changes in temporary differences. Deferred tax assets are subject to a valuation allowance if their realization is not reasonably assured. Deferred tax assets are comprised of the following at March 31, 1999:

         Net Operating Loss Carry Forward Benefit             $ 775,065
         Investment Credit                                        7,712
         Valuation Allowance                                   (782,777)
                                                              ---------
         Net Deferred Tax Asset                               $      --
                                                              =========

                             ALCHEMY HOLDINGS, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)


NOTE D - MAJOR CUSTOMER

Of the Company's total sales for the six months ended March 31, 1999, and 1998, $151,232 and $68,591 or 47% and 21%, respectively, were with one customer, Cigarette Racing Team, Inc. A principal shareholder and President of the Company is also an officer and employee of this customer.

During the six months ended March 31, 1999, the Company transferred $257,928 in funds to Cigarette Racing Team, Inc. This advance is unsecured, bears interest at the rate of 11% and is payable upon demand. As Cigarette Racing Team, Inc. does not currently have the financial capability to satisfy this obligation the Company has recorded a provision for loan loss for the entire amount of the loan and interest income has not been accrued.

                          CIGARETTE RACING TEAM, INC.
                                 BALANCE SHEETS
                               MARCH 31, 1999 AND
                               SEPTEMBER 30, 1998

                                     ASSETS

                                                                    March
                                                                 (Unaudited)      September
                                                                 ----------      ----------
CURRENT ASSETS:

    Cash                                                         $  262,127      $  212,319

    Loan Receivables                                                 22,466          37,778

    Inventory                                                     1,191,271       1,107,970

    Prepaid Expenses                                                 74,032          92,916
                                                                 ----------      ----------

        Total Current Assets                                      1,549,896       1,450,983


PROPERTY AND EQUIPMENT                                              443,761         285,785


OTHER ASSETS:

    Costs in excess of Fair Value of Net Assets of Business
      Acquired, Net of Accumulated Amortization                   4,077,953       4,278,508

    Trademark, Net of Accumulated Amortization                      246,713         258,846

    Intellectual Properties                                          14,891              --

    Deposits                                                          8,873           8,873
                                                                 ----------      ----------

           TOTAL ASSETS                                          $6,342,087      $6,282,995
                                                                 ==========      ==========


                 The accompanying notes are an integral part of
                           the financial statements.

                          CIGARETTE RACING TEAM, INC.
                           BALANCE SHEETS (CONTINUED)
                      MARCH 31, 1999 AND SEPTEMBER 30, 1998

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                   March
                                                                (Unaudited)        September
                                                               ------------       ------------
CURRENT LIABILITIES:

    Note Payable to Seller, Including Accrued
       Interest and Rent                                       $  5,711,040       $  5,354,036

    Loans Payable                                                   968,155          1,138,198

    Due to Affiliate                                                596,814            338,885

    Accounts Payable                                                963,293          1,257,929

    Accrued Expenses                                                493,533            445,823

    Customer Deposits                                               960,444            375,621

    Stockholder Loans                                               856,429            856,429
                                                               ------------       ------------

        Total Current Liabilities                                10,549,708          9,766,921
                                                               ------------       ------------

           TOTAL LIABILITIES                                     10,549,708          9,766,921
                                                               ------------       ------------

STOCKHOLDERS' EQUITY:

    Redeemable Preferred Stock, Series A, Cumulative, No
      Par, 1,000 Shares Authorized, 100 Shares Issued and
      Outstanding, Including Cumulative Dividends                 1,241,667          1,216,667

    Common Stock, $.01 par value, 10,000,000 shares
       authorized; 3,719,450 issued and outstanding                  37,195             36,010

    Treasury Stock                                                 (100,000)                --

    Additional Paid-In Capital                                    2,950,727          2,696,120

    Accumulated Deficit                                          (8,337,210)        (7,432,723)
                                                               ------------       ------------

           TOTAL STOCKHOLDERS' EQUITY                            (4,207,621)        (3,483,926)
                                                               ------------       ------------

           TOTAL LIABILITIES AND
              STOCKHOLDERS' EQUITY                             $  6,342,087       $  6,282,995
                                                               ============       ============


                 The accompanying notes are an integral part of
                           the financial statements.

                           CIGARETTE RACING TEAM, INC.
                            STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1999 AND 1998

                                                              Three Months Ended                          Six Months Ended
                                                                  March 31,                                   March 31,
                                                          1999                 1998                   1999                  1998
                                                      (Unaudited)           (Unaudited)           (Unaudited)           (Unaudited)
                                                      -----------           -----------           -----------           -----------
NET SALES                                             $ 3,136,033           $ 1,629,568           $ 5,194,008           $ 2,583,458

Cost of Sales                                           2,258,030             1,403,120             3,820,372             2,189,959
                                                      -----------           -----------           -----------           -----------

GROSS MARGIN                                              878,003               226,448             1,373,636               393,499


Selling, General and
  Administrative Expenses                                 985,909               428,040             2,057,806               919,666

Interest Expense                                          121,965               148,445               247,587               266,867

Loss from Employee Embezzlement                             4,692                    --                72,730                    --

Other Income                                                   --                    --              (100,000)             (400,000)
                                                      -----------           -----------           -----------           -----------

     NET (LOSS)                                       $  (234,563)          $  (350,037)          $  (904,487)          $  (393,034)
                                                      ===========           ===========           ===========           ===========


BASIC LOSS PER SHARE AMOUNTS:

Net Loss                                              $     (0.06)          $     (0.10)          $     (0.24)          $     (0.11)
                                                      ===========           ===========           ===========           ===========

Weighted average number of
  common shares outstanding                             3,719,450             3,601,000             3,699,708             3,552,923
                                                      ===========           ===========           ===========           ===========

The equation for computing basic (loss) per common share is:
(Loss) available to common shareholders / Weighted-average shares.


                 The accompanying notes are an integral part of
                           the financial statements.

                           CIGARETTE RACING TEAM, INC.
                            STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED MARCH 31, 1999 AND 1998

                                                                  Six Months Ended
                                                                     March 31,
                                                               1999              1998
                                                           -----------       -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net (Loss)                                           $  (904,487)      $  (393,034)
       Adjustments to Reconcile Net Loss
       to Net Cash Used by Operating Activities:
         Depreciation and Amortization                         311,342           310,618
         Imputed Interest Expense                               43,892            43,892
         Decrease in Loans Receivable                           15,312                --
         (Increase) in Inventory                               (83,301)         (582,433)
         Decrease in Prepaid Expenses                           18,884             2,759
         Increase (Decrease) in Accounts Payable              (294,636)          119,447
         Increase (Decrease) in Accrued Expenses                47,710          (635,477)
         Increase in Customer Deposits                         584,823           613,070
                                                           -----------       -----------

           Net Cash Used by Operating Activities              (260,461)         (521,158)

CASH FLOWS FROM INVESTING ACTIVITIES:
      (Increase) in Capital Expenditures                      (271,521)          (13,341)

CASH FLOWS FROM FINANCING ACTIVITIES:
      Increase in Notes Payable                                357,004                --
      (Decrease) in Loans Payable                             (170,043)         (216,774)
      Increase in Due to Affiliate                             257,929                --
      Purchase of Treasury Stock                              (100,000)               --
      Increases from Stock Issuances                           236,900         1,087,500
                                                           -----------       -----------

           Net Cash Provided by Financing Activities           581,790           870,726


NET INCREASE IN CASH                                            49,808           336,227


CASH AT BEGINNING OF PERIOD                                    212,319            33,741
                                                           -----------       -----------


CASH AT END OF PERIOD                                      $   262,127       $   369,968
                                                           ===========       ===========


Supplemental Cash Flow Information:
      Interest Paid During the Period                      $    47,089       $    44,675
                                                           ===========       ===========

Non Cash Investing and Financing Activities:
      Cumulative Dividends Accrued on Preferred Stock      $    25,000       $    25,000
                                                           ===========       ===========

Imputed Interest Expense Credited to Paid-In Capital       $    43,892       $    43,892
                                                           ===========       ===========


                 The accompanying notes are an integral part of
                           the financial statements.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Organization and Background

Cigarette Racing Team, Inc. (the Company) was incorporated in the State of Florida on April 28, 1994 under the name, New CRT, Inc. The Company is engaged in the design, production and sale of high performance recreational powerboats and offshore racing boats. Such vessels are custom designed and hand built from component parts and sold primarily to premium boat dealers.

On May 26, 1994, New CRT, Inc. entered into an asset purchase and contribution agreement with the predecessor Cigarette Racing Team, Inc. (the Seller) whereby the Company acquired substantially all of the net assets of the Seller used in the business. In consideration for the purchase of certain assets including accounts receivable, inventory, intangible assets and intellectual property, the Company issued the Seller a promissory note in the amount of $3,600,000 and assumed all of the liabilities and obligations of the Seller. In consideration for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of approximately $1,000,000, the Company issued 100 shares of series A, redeemable, no par value, cumulative preferred stock. As a result of this transaction, the Company recorded goodwill in the amount of $6,016,654, and incurred $128,056 of expenses. In addition, as part of the agreement, the Company entered into a lease with the Seller for the operating facilities used in the business. In June 1, 1994, the Company changed its name from New CRT, Inc. to Cigarette Racing Team, Inc.


Basis of Presentation, continued Existence and Subsequent events

The Company's financial statements have been presented on the basis of a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company incurred net losses of $904,487 and $393,034 for the six months ended March 31, 1999 and 1998, respectively, and cumulative losses since inception of $8,337,210. At March 31, 1999 the Company has a net stockholder's equity deficiency of $4,207,621 and a working capital deficit of $8,999,812. In addition, the Company was in arrears on total indebtedness to the Seller of $5,711,040 including $3,280,000 of note principal, $1,418,618 of accrued interest thereon and $1,012,422 of unpaid rent. Such amounts do not include $1,241,667 of redeemable preferred stock and accrued cumulative dividends. The Company's continuation as a going concern is dependent upon its ability to control costs and attain a satisfactory level of profitability, obtain suitable, sufficient financing or equity investment and restructure its indebtedness to the seller. The Company has entered into negotiation with the Seller to restructure the applicable debt. If such an agreement is consummated, the Company would substantially reduce its outstanding obligations to the Seller. The Company has reduced factory and corporate overhead and has plans to reduce other operating and overhead costs, including, but not limited to reduction in production costs (direct labor and raw materials) through increased labor and purchasing efficiencies.

There is no assurance that the Company will be successful in these endeavors. The accompanying financial statements do not include any adjustments that might result from the outcome of these uncertainties.


Summary of Significant Accounting Policies

Cash - The Company considers all highly liquid debt instruments purchased with a maturity of 90 days or less to be the equivalents of cash for financial statements purposes.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Inventory - Inventory consists of raw materials, parts and accessories, work-in-process and finished goods which are valued at the lower of cost (first-in, first-out method) or market.

Property and Equipment - Property and equipment are stated at cost. Depreciation of the various classes of assets is provided on the straight-line method over estimated useful lives us follows:

                Molds and Tooling                          5  years
                Machinery and Equipment                    3-7 years
                Furniture and Fixtures                     7  years


Costs In Excess Of Fair Market Value Of Net Assets Of Business Acquired (Goodwill) - Goodwill arose in connection with the asset purchase and contribution agreement discussed above which was accounted for as a purchase. Amortization thereon is computed using the straight-line method over 15 years. Statement of Financial Accounting Standards No 121, AAccounting for Long - Lived Assets to Be Disposed of,@ established financial accounting and reporting standards for long - lived assets and was effective for the Company's fiscal year beginning October 1, 1996. Adoption of this standard did not have a material effect on the Company's financial position or results of operations.

Trademark - Trademark is reflected at the estimated fair market value as of the date of acquisition. Amortization thereon is computed using the straight-line method over 15 years.

Warranties - The Company's products are generally under warranty against defects in material and workmanship for a period of 90 days to one year from the date of sale. An estimated warranty liability is included in accrued expenses.

Sales Recognition - Sales and associated cost of sales of products are recognized upon shipment to the customer. Service revenue is recognized when the service is performed. Other income is recognized as earned, and includes royalties on the licensing of the Company's trademarks, service marks and business name.

Imputed Interest B Indebtedness of $856,429 to the Company's majority stockholder is, by its terms, non-interest bearing and due on demand. The Company has imputed interest thereon at 10.25% per annum with an equivalent offset to additional paid-in capital

Income Taxes - The Company accounts for income taxes pursuant to Statement of Financial Accounting Standards No. 109. Under such standard, deferred taxes are computed based on the tax liability or benefits in future years of the reversal of temporary differences in the recognition of income or deduction of expenses between financial and tax reporting purposes. The principal items resulting in the difference are depreciation and amortization and the net operating loss carryforward. The net difference, if any, between the provision for taxes and taxes currently payable is reflected in the balance sheet as deferred income taxes. Deferred tax assets and/or liabilities are classified as current or non current based on the classification of the related asset or liability for financial reporting purposes, or on the expected reversal date for deferred taxes that are not related to an asset or liability. A valuation allowance is provided for deferred tax assets that do not meet a Amore likely than not@ criterion.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Net Loss Per Share - Net loss per share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted earnings per share are reported to reflect the effect of outstanding common share equivalents. Such common share equivalents are excluded from loss per share calculations in these financial statements as their effect would be anti-dilutive.

Use of Estimates - Management of the Company uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumption affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that management uses.


Property and Equipment

Property and Equipment consists of the following as of March 31, 1999:


           Molds and Tooling                          $  1,060,354
           Machinery and Equipment                         248,336
           Furniture and Fixtures                           65,400
                                                      ------------

           Total Property and Equipment                  1,374,090

           Less: Accumulated Depreciation                  930,329
                                                      ------------

           Property and Equipment                     $    443,761
                                                      ============


Note Payable to Seller

In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued the Seller a promissory note in the amount of $3,600,000. The note bears interest at the prime rate plus 1.75% and was to be repayable in 12 monthly principal installments of $40,000, followed by 62 monthly principal installments of $50,000, with a final principal payment due on September 3, 2001. This indebtedness is secured by substantially all assets of the Company, as well as the Company's outstanding common stock. Under the terms of the promissory note, the Company may not pay any dividends on, issue new shares of, or redeem its common stock, merge into or consolidate with any other entity, unless control of the new entity remains with the Company's founder, make dispositions of its assets not in the ordinary course of business, pay annual compensation to any one individual in excess of $150,000, or enter into transactions with affiliates without the prior written consent of the note holder.

The Company is in default of this obligation which has a principal balance outstanding as of March 31, 1999 of $3,280,000. As such, this balance has been reflected as a current liability in the accompanying balance sheet. In addition, accrued interest payable on this loan totals $1,418,618 as of March 31, 1999. The Seller has the right to impose a default interest rate of 5.75% over the prime rate, but has not yet done so. The Company is also in arrears on $1,012,422 of unpaid rent owed to the Seller. As discussed, the Company is in the process of renegotiating its obligations to the Seller.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Management is presently in the process of finalizing an agreement with the Seller wherein the outstanding balance due on the original note, accrued interest thereon, accrued rent, accrued real estate taxes and dividends payable will be exchanged for common stock.


Accrued Expenses

Accrued Expenses consist of the following as of March 31, 1999:

            Interest                                      $  115,023
            Insurance                                         68,994
            Bonus                                             67,971
            Warranty                                          67,420
            Property Taxes                                    70,251
            Vacation                                          49,469
            Wages                                             40,160
            Miscellaneous                                     14,245
                                                          ----------
            Total Accrued Expenses                        $  493,533


Capital Stock

Preferred Stock - In connection with the asset purchase and contribution agreement of May 26, 1994, the Company issued 100 shares of Series A, no par value, cumulative, redeemable preferred stock in exchange for the contribution of certain machinery, equipment, molds and other tangible personal property having an estimated fair market value of $1,000,000. The preferred stock was accordingly recorded at a stated value of $1,000,000.

The preferred stock bears a dividend rate of $500 per share per annum. Dividends are payable quarterly unless the Company elects not to pay the dividend in which event such dividend shall be cumulative and shall accrue (regardless of whether declared) without interest. No dividend shall be declared or paid on the Company's common stock unless all preferred stock dividends have been paid in full. As of March 31, 1999, cumulative dividends accrued on preferred stock totaled $241,167.

In the event of any involuntary liquidation, the amount to be paid to preferred stockholders shall be $10,000 per share plus all cumulative dividends accrued.

The preferred stock may be repurchased at any time at the option of the Company. The holders of the preferred stock may require the Company to repurchase their shares at such time as the Company has paid at least $3,500,000 of the principal amount of the promissory note issued in connection with the asset purchase and contribution agreement of May 26, 1994. The purchase price for the preferred stock shall be $10,000 per share plus all dividends payable at the time of repurchase.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


Private Placement of Common Stock B During the year ended September 30, 1998 the Company raised $1,087,500 of capital by issuing 625,000 shares of its $.01 par value common stock through two separate private placements. The additional capital indicated herein does not include $162,500 of placement costs.

Stock Issued for Services B During the six months ended March 31, 1999 the Company issued 118,450 shares of its $.01 par value common stock in exchange for services rendered.

Stock Purchase Warrants B The Company has authorized and issued to each subscriber of its Private Placements of Common Stock a Class A and a Class B stock warrant for each of the 1,000,000 shares subscribed. These rights to purchase additional shares of the $.01 par value common stock of Cigarette Racing Team, Inc. are exercisable at $3.00 per share and $4.00 per share, respectively, subject to certain terms and conditions. On April 1, 1998 the
Company authorized and issued to Masada L.L.P. the rights to purchase (Awarrants@) 180,000 shares of the $.01 par value common stock of Cigarette Racing Team, Inc. on payment of $2.00 a share so purchased, simultaneous with a loan agreement wherein Masada agreed to loan Cigarette $180,000.


Income Taxes

The Company neither incurred an expense for nor benefit from any current or deferred income taxes for the six months ended March 31, 1999. The Company has approximately $8,000,000 of loss carry forwards to offset future taxable income expiring in the years 2009 through 2013.


Commitments and Contingencies

Facilities Lease - In connection with the asset purchase and contribution agreement of May 26, 1994, the Company entered into an agreement with the Seller for the lease of its facilities. Under the terms of the original agreement, the Company was subject to rent during the initial term of $336,000 per annum, subject to adjustment for changes in the prime interest rate as defined in the lease, plus real estate taxes. The initial lease term was to expire on the later to occur of May 31, 2002 or the date on which the Company fully repaid all principal and interest on its $3,6000,000 promissory note to the Seller and repurchased all outstanding shares of the Company's preferred stock. The lease provides for three five year renewal options.

The Company is currently in default of this lease agreement, as of March 31, 1999 unpaid rent totals $1,012,422. As previously indicated, the Company is in the process of renegotiating its obligations to the Seller.

Rent expense for the six months ended March 31, 1999 was $189,364.

Litigation - In October of 1996, a customer of the Company brought a lawsuit relating to an order for certain boats placed with the predecessor company. In July 1997, the Company entered into a settlement agreement with the customer whereby the Company agreed to complete and deliver by March 31, 1998, two boats for which the customer had made deposits of approximately $981,000. This settlement was subsequently amended wherein the Company agreed to complete and deliver two boats and return $305,000. The boats have each since been delivered and the $305,000 debt is included in the loans payable reported on the accompanying balance sheet.

                           CIGARETTE RACING TEAM, INC.
                          NOTES TO FINANCIAL STATEMENTS


The Company is currently involved in other lawsuits arising in the normal course of business. In management's opinion, based on the advise of legal counsel, the ultimate outcome of such lawsuits will not have a material adverse effect on the Company's financial statements.

Loss from Employee Embezzlement B During the fiscal year ended September 30, 1998 and the six months ended March 31, 1999 the Company experienced losses associated with an embezzlement scheme, wherein an employee diverted Cigarette funds of approximately $280,000 and $70,000, respectively, for personal use. The unauthorized use of funds continued through December 4, 1998, at which time the embezzlement was identified and the employee was terminated. The Company is currently pursuing its legal rights to restitution from the employee and the various banking institutions that negotiated the forged instruments.


Proposed Merger with Alchemy Holdings, Inc.

The Boards of Directors of the Company and Alchemy Holdings, Inc. (Alchemy) have approved a Plan of Merger whereby Cigarette Boats, Inc., a newly formed, wholly owned subsidiary of Alchemy will be merged with and into the Company. In connection therewith, Alchemy has filed a Registration Statement on Form S-4 with the Securities and Exchange Commission relating to the shares of common stock of Alchemy Holdings, Inc. to be retained by the holders of Alchemy common stock in the proposed merger of Cigarette Racing Team, Inc. with and into Alchemy, with Alchemy continuing as the surviving corporation of the merger.

Pursuant to the Merger Agreement, (i) Cigarette Boats, Inc. will be merged with and into Cigarette, whereupon Cigarette will be the surviving corporation and will become a wholly owned subsidiary of Alchemy, (ii) each share of Cigarette preferred stock, issued and outstanding as of the effective date of the merger will be converted into one (1) share of Alchemy's preferred stock, possessing similar rights, terms and conditions as the Cigarette preferred stock, (iii) each issued and outstanding share of Cigarette common stock will be converted into one (1) share of Alchemy common stock.

Management anticipates that the Seller of Cigarette (as of the May 24, 1994 agreement) will receive 1,000,000 shares of Alchemy common stock and $1,000,000 of Alchemy preferred stock, Series B in exchange for forgiveness and cancellation of Cigarette's indebtedness to the Seller. It is also expected by Alchemy management that pursuant to the merger, Offshore Racing, Inc., a foreign corporation, will retire 2,000,000 shares of Alchemy common stock in exchange for its receipt of $1,000,000 of Alchemy preferred stock, Series B.

Each  outstanding  warrant of  Cigarette  will be assumed by Alchemy  and become
Alchemy warrants to purchase, on the same terms and conditions as were applicable under the agreements with Cigarette.

It is anticipated that the merger will become effective as promptly as practicable after the requisite shareholder approvals have been obtained and all other conditions to the merger have been satisfied or waived (if allowed by applicable law).

             CIGARETTE RACING TEAM, INC. and ALCHEMY HOLDINGS, INC.
                      PRO-FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1999

                                     ASSETS

                                                                  Cigarette        Alchemy       Adjustments      Pro-Forma
                                                                  ----------      ----------      ----------      ----------
CURRENT ASSETS:

     Cash                                                         $  262,127      $   73,588      $       --      $  335,825

     Loan Receivables                                                 22,466              --                          22,466

     Inventory                                                     1,191,271         209,279              --       1,400,550

     Prepaid Expenses                                                 74,032          50,000              --         124,032
                                                                  ----------      ----------      ----------      ----------

          Total Current Assets                                     1,549,896         332,867              --       1,882,763


PROPERTY AND EQUIPMENT                                               443,761          19,606              --         463,367


OTHER ASSETS:

     Costs in excess of Fair Value of Net Assets of Business
       Acquired, Net of Accumulated Amortization                   4,077,953              --       2,147,247 (A)   6,225,200

     Trademark, Net of Accumulated Amortization                      246,713              --              --         246,713

     Licensing Agreement, Net of Accumulated
       Amortization                                                       --         178,750              --         178,750

     Intellectual Properties                                          14,891              --              --          14,891

     Deposits                                                          8,873              --              --           8,873
                                                                  ----------      ----------      ----------      ----------

               TOTAL ASSETS                                       $6,342,087      $  531,223      $2,147,247      $9,020,557
                                                                  ==========      ==========      ==========      ==========


                  See notes to pro-forma financial statements.

             CIGARETTE RACING TEAM, INC. and ALCHEMY HOLDINGS, INC.
                PRO-FORMA CONSOLIDATED BALANCE SHEET (CONTINUED)
                                 MARCH 31, 1999

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                  Cigarette            Alchemy           Adjustments          Pro-Forma
                                                 ------------        ------------        ------------        ------------
CURRENT LIABILITIES:

     Note Payable to Seller, Including Accrued
        Interest and Rent                        $  5,711,040        $         --        $ (5,711,040) (B)      $         --

     Loans Payable                                    968,155              78,446                                  1,046,601

     Due to Affiliate                                 596,814                  --                                    596,814

     Accounts Payable                                 963,293               4,803                                    968,096

     Accrued Expenses                                 493,533              12,284                                    505,817

     Customer Deposits                                960,444             119,564                                  1,080,008

     Stockholder Loans                                856,429              58,695                                    915,124
                                                 ------------        ------------        ------------           ------------

          Total Current Liabilities                10,549,708             273,792          (5,711,040)             5,112,460
                                                 ------------        ------------        ------------           ------------


               TOTAL LIABILITIES                   10,549,708             273,792          (5,711,040)             5,112,460
                                                 ------------        ------------        ------------           ------------


STOCKHOLDERS' EQUITY:

     Redeemable Preferred Stock                     1,241,667                  --          (1,241,667) (C)                --

     Preferred Stock, Series A                             --                  --           1,000,000  (C)         1,000,000

     Preferred Stock, Series B                             --                  --           1,000,000  (D)         1,000,000

     Common Stock,  issued and outstanding             37,195               2,592             (34,475) (E)             5,312

     Treasury Stock                                  (100,000)                 --                                   (100,000)

                                                                                              241,667  (F)
     Additional Paid-In Capital                     2,950,727           2,534,443           1,439,263  (G)         6,628,955
                                                                                             (537,145) (H)
                                                                                            2,279,604  (I)
     Accumulated Deficit                           (8,337,210)         (2,279,604)          3,711,040  (J)        (4,626,170)
                                                 ------------        ------------        ------------           ------------

               TOTAL STOCKHOLDERS' EQUITY          (4,207,621)            257,431           7,858,287              3,908,207
                                                 ------------        ------------        ------------           ------------


               TOTAL LIABILITIES AND
                  STOCKHOLDERS' EQUITY           $  6,342,087        $    531,223        $  2,147,247           $  9,020,557
                                                 ============        ============        ============           ============


                  See notes to pro-forma financial statements.

             CIGARETTE RACING TEAM, INC. and ALCHEMY HOLDINGS, INC.
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED MARCH 31, 1999


                                       Cigarette           Alchemy          Adjustments            Pro-Forma
                                      -----------        -----------        -----------           -----------
NET SALES                             $ 5,194,008        $   319,080        $  (151,232) (1)      $ 5,361,856

Cost of Sales                           3,820,372            233,838           (151,232) (1)        3,902,978
                                      -----------        -----------        -----------           -----------

GROSS MARGIN                            1,373,636             85,242                 --             1,458,878


Selling, General and                                                             71,575  (2)
  Administrative Expenses               2,057,806             89,269           (189,363) (3)        2,029,287

Interest Expense                          247,587              5,361           (168,100) (4)           84,848

Loss from Employee Embezzlement            72,730                 --                 --                72,730

Provision for loan Loss                        --            257,928                                  257,928

Other Income                             (100,000)                --                 --              (100,000)
                                      -----------        -----------        -----------           -----------

     NET LOSS                         $  (904,487)       $  (267,316)       $   285,888           $  (885,915)
                                      ===========        ===========        ===========           ===========


BASIC LOSS PER SHARE AMOUNTS:

Net Loss                              $     (0.24)       $     (0.10)                             $     (0.16)
                                      ===========        ===========                              ===========

Weighted average number of
  common shares outstanding             3,699,708          2,550,608                                5,421,844
                                      ===========        ===========                              ===========

The equation for computing basic (loss) per common share is:
(Loss) available to common shareholders / Weighted-average shares.


                  See notes to pro-forma financial statements.

             CIGARETTE RACING TEAM, INC. and ALCHEMY HOLDINGS, INC.
                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1998


                                                  Cigarette           Alchemy          Adjustments            Pro-Forma
                                                 -----------        -----------        -----------           -----------
NET SALES                                        $ 7,026,625        $   742,289        $  (187,258) (1)      $ 7,581,656

Cost of Sales                                      4,946,870            651,071           (187,258) (1)        5,410,683
                                                 -----------        -----------        -----------           -----------


GROSS MARGIN                                       2,079,755             91,218                 --             2,170,973


Selling, General and                                                                       143,150  (2)
  Administrative Expenses                          2,426,629            174,637           (378,726) (3)        2,365,690

Interest Expense                                     563,620             27,187           (336,200) (4)          254,607

Loss from Employee Embezzlement                      280,571                 --                 --               280,571

Provision for loan Loss                                   --            338,885                 --               338,885

Other Income                                        (400,000)                --                 --              (400,000)
                                                 -----------        -----------        -----------           -----------


LOSS BEFORE EXTRAORDINARY ITEM                      (791,065)          (449,491)           571,776              (668,780)


Extraordinary Gain on Foregiveness of Debt                --            130,203                 --               130,203
                                                 -----------        -----------        -----------           -----------


     NET LOSS                                    $  (791,065)       $  (319,288)       $   571,776           $  (538,577)
                                                 ===========        ===========        ===========           ===========


BASIC LOSS PER SHARE AMOUNTS:

Loss before extraordinary item                         (0.22)             (0.20)                                   (0.12)
Extraordinary Gain on Foregiveness of Debt                --               0.06                                    (0.02)
Net Loss                                         $     (0.22)       $     (0.14)                             $     (0.10)
                                                 ===========        ===========                              ===========

Weighted average number of
  common shares outstanding                        3,577,027          2,291,093                                5,421,844
                                                 ===========        ===========                              ===========

The equation for computing basic (loss) per common share is:
  (Loss) available to common shareholders / Weighted-average shares.


                  See notes to pro-forma financial statements.

             CIGARETTE RACING TEAM, INC. and ALCHEMY HOLDINGS, INC.
                     NOTES TO PRO-FORMA FINANCIAL STATEMENTS


NOTES TO PRO-FORMA BALANCE SHEET

(A) This adjustment records the goodwill or cost in excess of the net assets acquired by Cigarette, the accounting acquiror in the transaction. The consideration for the acquisition of Alchemy is the fair value of the Alchemy common shares outstanding prior to the merger, 2,702,394, less the 2,000,000 million shares being surrendered by Offshore, or 702,394 times the fair value of the Alchemy stock, $2.00, as determined by the Company's Board of Directors. To this value of $1,404,788 is added the stated and redemption value of $1,000,000 of the new Series B Preferred Stock being issued to Offshore. (See Note E). The total consideration for the acquisition of Alchemy therefore equals $2,404,788. Alchemy's liabilities of $273,792 are fairly valued on their March 31, 1999 balance sheet; accordingly the total of consideration paid and liabilities assumed equals $2,678,580. Alchemy's assets of $531,223 were also fairly valued on their March 31, 1999 balance sheet; as a result the goodwill arising from the acquisition equals $2,678,580 less $531,333 or $2,147,247. Such goodwill will be amortized over fifteen years.

(B) This adjustment reflects the total indebtedness to the Seller being extinguished in exchange for equity. (see Note J).

(C) This adjustment reflects the cancellation of the original Series A mandatorily redeemable cumulative preferred stock in exchange for the issuance of new Series A Preferred Stock. (See Note F).

(D) This adjustment records the issuance of the new Series B Preferred Stock to Offshore.

(E) This adjustment reduces the aggregate value of the 5,421,844 Alchemy $.001 par value common shares outstanding after the merger to $5,312. (See Note
     G).

(F) The cumulative unpaid dividends on the old Series A Preferred Stock, which were charged against additional paid-in capital, are reversed against that account. After the conversion to the new preferred, there is no obligation to pay the old cumulative dividends.

(G) This adjustment reflects the excess of new additional paid-in capital over the par value of the 702,394 common shares of Alchemy retained by Alchemy's stockholders. Since such shares have an aggregate fair value of $1,404,788, such amount plus the adjustment of $34,475, which reduced aggregate par value in Adjustment F, or $1,439,263 in the aggregate is credited to additional paid-in capital.

             CIGARETTE RACING TEAM, INC. and ALCHEMY HOLDINGS, INC.
                     NOTES TO PRO-FORMA FINANCIAL STATEMENTS


NOTES TO PRO-FORMA BALANCE SHEET (Continued)

(H) This adjustment balances additional paid-in capital for all entries applicable to the capital accounts. It is comprised of the following:

     Alchemy common stock eliminated                                $     2,702
     Alchemy additional paid-in capital eliminated                    2,534,443
     Fair value of new Cigarette stock issued to Seller              (2,000,000)
                                                                    ------------

     Net balancing adjustment to additional paid-in capital         $  (537,145)
                                                                    ============

(I)  For  financial  reporting  purposes,   Alchemy  is  the  acquired  company.
     Accordingly this adjustment eliminates Alchemy's accumulated deficit.

(J) This entry records the gain on extinguishment of troubled debt. Such gain is measured by the excess of the debt extinguished, $5,711,040, over the fair value of the equity exchanged therefore, $2,000,000 in new Cigarette common stock. (See Note H). The issuance of the new Cigarette shares is not separately reflected since the legal structure of Alchemy's capital survives the merger, even though Cigarette is the accounting acquiror.

     NOTES TO PRO-FORMA STATEMENT OF OPERATIONS

(1) This adjustment eliminates from sales and cost of sales the inter-company sales from Alchemy to Cigarette.

(2) This adjustment reflects amortization of the goodwill resulting from the acquisition amortized over nine months and one year, respectively, for the pro-forma periods.

(3) This adjustment reflects the recurring savings of rent expense directly related to the lease renegotiation undertaken as part of the Settlement Agreement with the Seller.

(4) This adjustment reflects the recurring savings of interest expense on the indebtedness extinguished as part of the Settlement Agreement with the Seller.

                                  EXHIBIT INDEX

Exhibit No.     Description
-----------     -----------
2.0             Agreement and Plan of Merger
3.1             Articles of Incorporation of Hawk Marine Power, Inc. (a Utah corporation), as Amended(1)
3.2             Articles of Incorporation of Hawk Marine Power, Inc. (a Florida corporation), as Amended(1)
3.3             Certificate of Amendment of the Articles of Incorporation of Hawk Marine Power, Inc.(1)
3.4             By-Laws of Hawk Marine Power, Inc. (a Utah corporation)(1)
3.5             By-Laws of Hawk Marine Power, Inc. (a Florida corporation)(1)
5.0             Form of Opinion and Consent of Beckman, Millman & Sanders, LLP regarding the legality of the securities being registered(2)
8.0             Opinion re: Tax Matters(2)
10.1            Offshore License Agreement, dated May 1997 (2)
10.2            OTAM License Agreement (2)
10.3            Alchemy Lease for Aventura property (2)
13.1            Form 10QSB (filed: 05/04/1999)(3)
13.2            Form 10QSB (filed: 05/04/1999)(3)
13.3            Form 10KSB (filed: 04/20/1999)(3)
13.4            Form 10QSB (filed: 08/14/1998)(3)
13.5            Form 10QSB (filed: 05/01/1998)(3)
13.6            Form 10QSB (filed: 03/11/1998)(3)
23.1            Consent of Beckman, Millman & Sanders, LLP (included in Exhibit 5.0) (2)
23.2            Consents of Jere Lane, CPA(2)
23.3            Consent of Callaghan Nawarocki, LLP(2)
24.0            Power of Attorney(2)
99.1            Selected Sections of the Florida Business Corporation Act(2)

------------

(1) Filed as the same encumbered exhibit to the Registrant's Registration Statement (File No. 33-30906-A) previously filed.

(2)  To be filed by amendment.

(3) Previously filed with the Securities and Exchange Commission as separate filings.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-4 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Miami, State of Florida, on May 6, 1999.

                             ALCHEMY HOLDINGS, INC.


                             By: /S/ Craig N. Barrie
                                 ----------------------------
                                 Craig N. Barrie, President**

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


Name                    Title                               Date
----                    -----                               ----

Craig N. Barrie*        President/Director                  May 6, 1999

Berton Lorow*           Vice President/Director             May 6, 1999

Adam C. Schild*         Secretary/Director                  May 6, 1999

                        Principal Financial Officer         May 6, 1999

                        Principal Accounting Officer        May 6, 1999


     * Craig N. Barrie, pursuant to a Power of Attorney, executed by each of the Directors and Officers noted above and filed with the Securities and Exchange Commission, by signing his name hereto, does hereby sign and execute this Form S-4 Registration Statement on behalf of each of the persons noted above and designated by an asterisk, in the capacities understood and does hereby sign and execute this Form S-4 Registration Statement on his own behalf as President.

                                   EXHIBIT 2.0



                          AGREEMENT AND PLAN OF MERGER



                     DATED AS OF _____________________, 1999



                                  BY AND AMONG



                             ALCHEMY HOLDINGS, INC.,
                              CIGARETTE BOATS, INC.
                         AND CIGARETTE RACING TEAM, INC.

                                Table of Contents

ARTICLE I..................................................................... 1
   THE MERGER................................................................. 1
       Section 1.1    The Merger.............................................. 2
       Section 1.2    Closing; Effective Time of the Merger................... 2
       Section 1.3    Effects of the Merger................................... 2
       Section 1.4    Directors and Officers.................................. 3

ARTICLE II.................................................................... 3
   CONVERSION OF SECURITIES................................................... 3
       Section 2.1    Conversion of Capital Stock.  .......................... 3
       Section 2.2    Exchange of Certificates.  ............................. 5
       Section 2.3    Dissenter's Rights...................................... 5

ARTICLE III................................................................... 7
   REPRESENTATIONS AND WARRANTIES OF CIGARETTE................................ 7
       Section 3.1    Organization............................................ 8
       Section 3.2    Cigarette Subsidiaries and Joint Ventures.  ............ 8
       Section 3.3    Cigarette Capital Structure.  .......................... 8
       Section 3.4    Authority; No Conflict; Required Filings and Consents... 9
       Section 3.5    SEC Filings; Financial Statements.......................11
       Section 3.6    Absence of Undisclosed Liabilities. . ..................11
       Section 3.7    Absence of Certain Changes or Events. ..................11
       Section 3.8    Taxes...................................................12
       Section 3.9    Properties..............................................13
       Section 3.10   Intellectual Property...................................13
       Section 3.11   Agreements, Contracts and Commitments ..................14
       Section 3.12   Litigation.  ...........................................15
       Section 3.13   Environmental Matters...................................15
       Section 3.14   Compliance with Laws.  .................................15
       Section 3.15   Reverse Acquisition.  ..................................16
       Section 3.16   Interested Party Transactions...........................16
       Section 3.17   Registration Statement; Proxy Statement/Prospectus......16
       Section 3.18   Payments Resulting from Mergers.........................17
       Section 3.19   Option of Financial Advisor.............................17
       Section 3.20   Business Combination....................................17

ARTICLE IV....................................................................18
   REPRESENTATIONS AND WARRANTIES OF ALCHEMY AND
     MERGER SUB...............................................................18
       Section 4.1    Organization............................................19
       Section 4.2    Alchemy Subsidiaries and Joint Ventures.................19
       Section 4.3    Alchemy Capital Structure...............................19
       Section 4.4    Authority; No Conflict; Required Filings and Consents...21
       Section 4.5    SEC Filings; Financial Statements.......................22
       Section 4.6    Absence of Undisclosed Liabilities......................23
       Section 4.7    Absence of Certain Changes or Events....................23

       Section 4.8    Taxes...................................................23
       Section 4.9    Properties. ............................................24
       Section 4.10   Intellectual Property...................................24
       Section 4.11   Agreements, Contracts and Commitments...................25
       Section 4.12   Litigation..............................................26
       Section 4.13   Environmental Matters...................................26
       Section 4.14   Compliance with Laws....................................27
       Section 4.15   Reverse Acquisition.....................................27
       Section 4.16   Interested Party Transactions...........................27
       Section 4.17   Registration Statement; Proxy Statement/Prospectus......27
       Section 4.18   Interim Operations of Merger Sub........................28

ARTICLE V.....................................................................28
   CONDUCT OF BUSINESS........................................................28
       Section 5.1    Covenants of Cigarette..................................28
       Section 5.2    Covenants of Alchemy....................................30
       Section 5.3    Cooperation.............................................32

ARTICLE VI....................................................................32
   ADDITIONAL AGREEMENTS......................................................32
       Section 6.1    No Solicitation.........................................32
       Section 6.2    Proxy Statement/Prospectus; Registration Statement......34
       Section 6.3    Consents................................................35
       Section 6.4    Current OTC Bulletin Board Listing......................35
       Section 6.5    Access to Information...................................35
       Section 6.6    Shareholder Meetings....................................37
       Section 6.7    Legal Conditions to Merger.   ..........................37
       Section 6.8    Public Disclosure.......................................38
       Section 6.9    Tax-Free Reorganization.................................38
       Section 6.10   Reverse Acquisition Accounting..........................38
       Section 6.11   Affiliate Agreements....................................39
       Section 6.12   OTC Bulletin Board Listing..............................39
       Section 6.13   Indemnification.........................................40
       Section 6.14   Additional Agreements; Reasonable Efforts...............42
       Section 6.15   Notification of Certain Matters.........................42

ARTICLE VII...................................................................42
   CONDITIONS TO MERGER.......................................................42
       Section 7.1    Conditions to Each Party's Obligation to Effect
                         The Merger...........................................43
                (a)   Shareholder Approvals...................................43
                (b)   Approvals...............................................43
                (c)   Registration Statement..................................43
                (d)   No Injunctions or Restraints;Illegality.................43
                (e)   OTC Bulletin Board Listing.  ...........................43
                (f)   Tax Opinions............................................44
       Section 7.2    Additional Conditions to Obligations of Alchemy
                         and Merger Sub.......................................44
                (a)   Representations and Warranties..........................44
                (b)   Performance of Obligations..............................44

                (c)   Affiliate and Other Agreements..........................44
                (d)   Absence of Cigarette Material Adverse Effect............45
       Section 7.3    Additional Conditions to obligations of Cigarette.......45
                (a)   Representations and Warranties..........................45
                (b)   Performance of Obligations..............................45
                (c)   Absence of Alchemy Material Adverse Effect..............45

ARTICLE VIII..................................................................45
   TERMINATION AND AMENDMENT..................................................45
       Section 8.1    Termination.............................................45
       Section 8.2    Effect of Termination...................................47
       Section 8.3    Fees and Expenses.......................................48
       Section 8.4    Amendment...............................................49
       Section 8.5    Extension; Waiver.......................................49

ARTICLE IX....................................................................49
   MISCELLANEOUS..............................................................49
       Section 9.1    Nonsurvival of Representations, Warranties
                           and Agreements.....................................49
       Section 9.2    Notices.................................................50
       Section 9.3    Interpretation;
                              Certain Definitions.............................50
       Section 9.4    Counterparts............................................52
       Section 9.5    Entire Agreement; No Third-Party Beneficiaries..........52
       Section 9.6    Governing Law...........................................52
       Section 9.7    Specific Performance....................................52
       Section 9.8    Assignment..............................................52
       Section 9.9    Severability............................................52

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of _______________, 1999 among Alchemy Holdings, Inc., a Florida corporation ("Alchemy"), Cigarette Boats, Inc., a Delaware corporation and a wholly-owned subsidiary of Alchemy ("Merger Sub"), and Cigarette Racing Team, Inc., a Florida corporation ("Cigarette").


                                    RECITALS

     WHEREAS, the Boards of Directors of Alchemy, Merger Sub and Cigarette (i) deem it advisable and in the best interest of each corporation and its respective shareholders that Alchemy and Cigarette combine in order to advance their long-term business interests and (ii) have approved this Agreement, the Merger (as defined below) and the other transactions contemplated by this Agreement;

     WHEREAS, the combination of Alchemy and Cigarette shall be effected by the terms of this Agreement through a transaction in which Merger Sub will merge with and into Cigarette, Cigarette will become a wholly-owned subsidiary of Alchemy and the shareholders of Cigarette will become shareholders of Alchemy (the "Merger");

     WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

     WHEREAS, for accounting purposes, the parties intend that the Merger shall be accounted for as a reverse acquisition;

     NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

                                   THE MERGER

     SECTION 1.1 The Merger. Subject to the provisions of this Agreement and in accordance with the Florida Business Corporation Act (the "FBCA") and the Delaware General Corporation Law ("DGCL"), Merger Sub shall be merged with and into Cigarette. As a result of the Merger, the outstanding shares of capital stock of the Merger Sub and Cigarette shall be converted or canceled in the manner provided in Article II of this Agreement; the separate corporate existence of Merger Sub shall cease, and Cigarette shall be the surviving corporation in the Merger.

     SECTION 1.2 Closing; Effective Time of the Merger. Unless this Agreement shall have been terminated pursuant to Section 8.1, the closing of the Merger (the "Closing") will take place at 10 a.m., Florida time, on a date to be specified by Alchemy and Cigarette (the "Closing Date"), which shall be no later than the second business day after satisfaction (or waiver in accordance with Section 8.5) of all conditions set forth in Article VII at the offices of Cigarette Racing Team, Inc., unless another date or place is agreed to in writing by Alchemy and Cigarette. Subject to the provisions of this Agreement, a certificate of merger meeting the applicable requirements of the FBCA and the DGCL (the "certificate of Merger") shall be duly prepared, executed and acknowledged by Cigarette and Merger Sub and simultaneously with or as soon as practicable following the Closing delivered to the Secretary of State of each of the State of Florida and the State of Delaware for filing. The Merger shall become effective upon the date and time of the filing of the Certificate of Merger with the Secretary of State of each of the State of Florida and the State of Delaware or at such other date and time as is provided in the Certificate of Merger (the "Effective Time").

     SECTION 1.3 Effects of Merger.

          (a) At the Effective Time: (i) the separate existence of Merger Sub shall cease and Merger Sub shall be merged with and into Cigarette (Merger Sub and Cigarette are sometimes referred to collectively herein as the "Constituent Corporations" and Cigarette is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation and Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and in accordance with applicable law; provided, however, that, notwithstanding the foregoing, Article I of the Certificate of Incorporation of Merger Sub shall be amended to read as follows: "The name of the Corporation is "Cigarette Racing Team, Inc."

          (b) The Merger shall have the effects set forth in this Agreement and in the FBCA and the DGCL.

     SECTION 1.4 Directors and Officers. The directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, and shall hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, in each case until their respective successors are duly elected or appointed.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     SECTION 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the Constituent Corporations or the holder of any shares of Common Stock, $0.01 par value per share, of Cigarette ("Cigarette Common Stock") or capital stock of Merger Sub:

          (a) Capital Stock of Merger Sub. Each issued and outstanding share of the capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Alchemy-Owned Stock. All shares of Cigarette Common Stock that are owned by Cigarette as treasury stock or by any Subsidiary of Cigarette and any shares of Cigarette Common Stock owned by Alchemy, Merger Sub or any other wholly-owned Subsidiary (as defined in Section 9.3) of Alchemy shall be canceled and retired and shall cease to exist and no stock of Alchemy or other consideration shall be delivered in exchange therefor. All shares of Common Stock, $0.001 par value per share, of Alchemy ("Alchemy Common Stock") owned by Cigarette shall remain unaffected by the Merger.

          (c) Exchange Ratio for Cigarette Common Stock. Subject to Section 2.2, each issued and outstanding share of Cigarette Common Stock (other than shares to be canceled in accordance with Section

     2.1(b)) shall be converted into one (1) share of (the "Conversion Number") fully paid and nonassessable share of Alchemy Common Stock. All such shares of Cigarette Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Alchemy Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

          (d) Restriction On Transfer. All Alchemy shares of Common Stock received by Cigarette shareholders as a result of the Merger shall be restricted from transfer for a period of twelve months commencing as of the Effective Time as defined in Section 1.2 hereof (the "Lockup Period"). During the Lockup Period the Board of Directors of Alchemy shall have the exclusive right to release any or all of the shareholders of the newly issued Alchemy Common Stock for any necessary reason.

          (e) Adjustment of Exchange Ratio. If, between the date of this Agreement and the Effective Time, the outstanding shares of Alchemy Common Stock or Cigarette Common Stock shall have changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, stock dividend, stock combination, exchange of shares, readjustment or otherwise, then the Conversion Number shall be correspondingly adjusted; provided, however, that any such changes shall be subject to Sections 5.1 and 5.2. No adjustment will be made as a result of the exchange prior to the Effective Time by Cigarette of Cigarette Common Stock for outstanding indebtedness of Cigarette, including without limitation, indebtedness owed by Cigarette to Central Manufacturing, Inc., an Alabama corporation ("Central").

          (f) Exchange Agreement. Pursuant to the terms of the Exchange Agreement between Central, Cigarette and Alchemy, Central shall receive 1,000,000 shares of Alchemy Common Stock and $1,000,000 of Alchemy Preferred Stock, Series B pursuant to the Merger.

          (g) Exchange Ratio for Preferred Stock. Subject to Section 2.2, each issued and outstanding share of Cigarette Preferred Stock shall be converted into one fully paid and nonassessable share of Alchemy Preferred Stock of the same series with similar terms and conditions. All such shares of Cigarette Preferred Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Alchemy Preferred Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

     SECTION 2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Cigarette Common Stock and Preferred Stock for Alchemy Common Stock and Preferred Stock pursuant to the Merger are set forth in Exhibit A hereto, which is incorporated by reference as if set forth in full herein.

     SECTION 2.3 Dissenter's Rights. Pursuant to Section 607.1302(a) of the Florida Business Corporation Act, a copy of which is attached hereto as Exhibit _____, any holder of Cigarette Common Stock who objects to the Merger will be entitled to dissent and exercise appraisal rights. That section enables an objecting shareholder to be paid, in cash, the value of his Cigarette Common Stock as determined by FBCA Section 607.1301, provided that the following conditions are satisfied:

          (a) Such shareholder must not vote in favor of the Merger, nor submit a proxy in which directions are given to vote in favor of the Merger.

          (b) Within 10 days after the date on which the vote is taken approving the Merger, such shareholder must make written demand on Cigarette for payment of the fair value of such shareholder's shares.

Within 10 days after the Merger is effected, Cigarette shall give written notice ("Notice") thereof to each dissenting shareholder who has satisfied paragraphs
(a) and (b) hereof, and Cigarette shall make a written offer to each such shareholder to pay for such shares at a specified price deemed by Cigarette to be the fair value thereof.

Cigarette shall also notify each dissenting shareholder that within 20 days after Cigarette gives Notice, any dissenting shareholder(s) must file with Cigarette a notice of such election, stating the name and address, the number, classes, and series of shares as to which he dissents, and a demand for payment of the fair value of his shares in order to perfect his rights. Any shareholder failing to file such election to dissent within the period set forth shall be bound by the terms of the proposed corporate action. Any shareholder filing an election to dissent shall deposit his certificates for certified shares with Cigarette simultaneously with the filing of the election to dissent. Cigarette may restrict the transfer of uncertified shares from the date of the shareholder's election to dissent is filed with the corporation.

In the event that Cigarette and the dissenting shareholder(s) do not agree with the value Cigarette places on such shareholder's shares, then Cigarette, within 30 days after the receipt of a written demand from any such shareholder given within 60 days after the date on which the Merger was effected, shall, or at its election at any time within such period of 60 days may, file an action in any court of competent jurisdiction in the county in Florida where the registered office of Cigarette is located requesting that the fair value of such shares be found and determined. If Cigarette fails to initiate such a proceeding, then any dissenting shareholder may do so in the name of the corporation.

The Florida Business Corporation Act does not distinguish between publicly held and closely held corporations. Additionally, neither Cigarette's nor Alchemy's articles of incorporation provide otherwise. Thus, the rights of holders of Alchemy and Cigarette securities do not materially differ.

Notwithstanding the foregoing, a dissenting shareholder may withdraw his appraisal demand so long as Cigarette consents thereto.

     THE ABOVE SECTION IS A ONLY A SUMMARY OF FLORIDA LAW REGARDING DISSENTER'S RIGHTS. FAILURE BY A SHAREHOLDER TO FOLLOW THE REQUIRED PROCEDURE AS DETERMINED BY SECTIONS 607.1301-1320 OF THE FLORIDA BUSINESS CORPORATION ACT FOR PERFECTING HIS DISSENTER'S RIGHTS WILL RESULT IN THE LOSS OF SUCH RIGHTS.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF CIGARETTE

     Cigarette represents and warrants to Alchemy and Merger Sub that the statements contained in this Article III are true and correct, except (i) in the case of the representations and warranties in Sections 3.1, 3.2, 3.4(b), 3.5 through 3.14 and 3.16, where the failure to be true and correct would not, either individually or in the aggregate, have a Cigarette Material Adverse
Effect (as defined below), or (ii) as set forth on the disclosure schedule attached hereto(the "Cigarette Disclosure Schedule"). When used in connection with Cigarette or any of its Subsidiaries, if any, the term "Cigarette Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets), liabilities, financial condition, operations or results of operations of Cigarette and its Subsidiaries, if any, taken as a whole; provided, however, that the following shall not be deemed to constitute a "Cigarette Material Adverse Effect": (i) an adverse change in or effect on the financial condition, revenues or gross margins of Cigarette (or the direct consequences thereof) following the date of this Agreement to the extent attributable to (A) a delay of, reduction in or cancellation or change in the terms of product licenses by customers of Cigarette, (B) a slow down in the activity of Cigarette's sales organization or
(C) the loss of any officer or key employee of Cigarette which is directly and primarily attributable to the transactions contemplated by this Agreement; (ii) an adverse change in or effect on the market price of Cigarette Common Stock between the date of this Agreement and the Closing Date; or (iii) the outcome of any litigation disclosed pursuant to Section 3.12.

     SECTION 3.1 Organization. Each of Cigarette and its Subsidiaries, if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified would have a Cigarette Material Adverse Effect. Neither Cigarette nor any of its Subsidiaries, if any, directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any such equity or similar interest in, any corporation, limited liability company, partnership, joint venture or other business association or entity, excluding securities of any publicly traded company held for investment by Cigarette and comprising less than five percent of the outstanding stock of such company.

     SECTION 3.2 Cigarette Subsidiaries and Joint Ventures. All of the issued and outstanding shares of capital stock of each Subsidiary are owned by Cigarette or by a Subsidiary of Cigarette (other than directors' qualifying shares in the case of foreign Subsidiaries, if any,) and are validly issued, fully paid, and nonassessable, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect to any such Subsidiary's capital stock, including any right obligating any such Subsidiary to issue, deliver, or sell additional shares of its capital stock other than those mentioned below in this paragraph 3.2.

     SECTION 3.3 Cigarette Capital Structure.

          (a) The authorized capital stock of Cigarette consists of 10,000,000 shares of Cigarette Common Stock $.01 par value per share and 1,000 shares of Preferred Stock. As of October 31,1998, (i) 3,641,000 shares of Cigarette Common Stock were issued and outstanding, all of which issued and outstanding shares are validly issued, fully paid and nonassessable; and
     (ii) no shares of Cigarette Common Stock were held in the treasury of Cigarette or by Subsidiaries, if any, of Cigarette. As of October 31, 1998
     (i) 100 shares of Cigarette Preferred Stock, Series A were issued and outstanding, all of which issued and outstanding shares are validly issued, fully paid and non-assessable; and (ii) no shares of Cigarette Preferred Stock, were held in the treasury of Cigarette or by subsidiaries, if any, of Cigarette. There are no obligations, contingent or otherwise, of Cigarette or any of its Subsidiaries, if any, to repurchase, redeem or otherwise acquire any shares of Cigarette Common Stock , Cigarette Preferred Stock Series A or the capital stock of any Cigarette Subsidiary or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity other than guarantees of debt obligations of such Subsidiaries, if any, entered into in the ordinary course of business. All of the outstanding shares of capital stock of each Subsidiary of Cigarette are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries, if any) are owned by Cigarette or another Cigarette Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on Cigarette's voting rights, charges or other encumbrances of any nature.

          (b) Except as set forth in section 3.3(a) there are no equity securities of any class of Cigarette or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding. Except for the Exchange Agreement among Alchemy, Cigarette and Central, there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Cigarette is a party or by which it is bound obligating Cigarette to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Cigarette or any of its Subsidiaries, if any, or obligating Cigarette or any of its Subsidiaries, if any, to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement, and, except for the proxies contemplated by this Agreement, there are no proxies or other agreements or understandings with respect to the shares of capital stock of Cigarette.

     SECTION 3.4 Authority; No Conflict; Required Filings and Consents.

          (a) Cigarette has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Cigarette, subject only (in the case of this Agreement and certain of the transactions contemplated hereby) to the approval of the Merger by Cigarette and Alchemy's shareholders in accordance with the FBCA. This Agreement has been duly executed and delivered by Cigarette and constitute the valid and binding obligations of Cigarette, enforceable in accordance with their respective terms.

          (b) The execution and delivery of this Agreement by Cigarette does not, and the consummation of the transactions contemplated hereby will not,
     (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Cigarette or any of its Subsidiaries, if any, (in each case as heretofore amended), (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Cigarette or any of its Subsidiaries, if any, is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Cigarette or any of its Subsidiaries, if any, or any of their respective properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Cigarette or any of its Subsidiaries, if any, in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing by Alchemy of the Registration Statement (as defined in Section 3.17) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended (the "Securities Act"), (ii) the filing of the Certificate of Merger with the Secretary of State of each of the State of Florida and State of Delaware in accordance with the FBCA and the DGCL, and
     (iii) the filing of the Proxy Statement (as defined in Section 3.17) and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934(the "Exchange Act").

     SECTION 3.5 SEC Filings; Financial Statements.

          (a) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Cigarette financial statements(the "Cigarette Financial Statements"), complies as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto and was prepared in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC), and fairly presents in all material respects, the consolidated financial position of Cigarette and its Subsidiaries, if any, as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements are subject to normal and recurring year-end adjustments which are or are not expected to be material in amount.

     SECTION 3.6 Absence of Undisclosed Liabilities. Cigarette and its Subsidiaries, if any, do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements, including the notes thereto, in accordance with GAAP), and whether due or to become due, which individually or in the aggregate, are or would be reasonably likely to have a Cigarette Material Adverse Effect, other than (i) liabilities reflected in the unaudited consolidated balance sheet of Cigarette as of September 30, 1998 (the "Cigarette Balance Sheet"), and (ii) normal or recurring liabilities incurred since September 30, 1998, in the ordinary course of business consistent with past practices.

     SECTION 3.7 Absence of Certain Changes or Events. Since the date of the Cigarette Balance Sheet, Cigarette and its Subsidiaries, if any, have conducted their businesses only in the ordinary course, in a manner consistent with past practice, and there has not been: (i) any Cigarette Material Adverse Effect;
(ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Cigarette or any of its Subsidiaries, if any, having a Cigarette Material Adverse Effect; (iii) any material change by Cigarette or any of its subsidiaries, if any, in its accounting methods, principles or practices to which Alchemy has not previously consented in writing; (iv) any revaluation by Cigarette or any of its Subsidiaries, if any, of any of its assets having a Cigarette Material Adverse Effect, including writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice, unless Alchemy has previously consented in writing thereto; or (v) any other action or event that would have required the consent of Alchemy pursuant to Section 5.1 had such action or event occurred after the date of this Agreement and that could reasonably be expected to result in a Cigarette Material Adverse Effect.

     SECTION 3.8 Taxes.

          (a) For purposes of this Agreement, a "Tax" or, collectively, "Taxes" means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

          (b) Each of Cigarette and its Subsidiaries, if any, has accurately prepared and timely filed all material federal, state, local and foreign returns, estimates, information statements and reports required to be filed at or before the Effective Time ("Returns") relating to any and all Taxes concerning or attributable to Cigarette or any of its Subsidiaries, if any, or to their operations, and such Returns are true and correct in all material respects.

          (c) each of Cigarette and its Subsidiaries, if any, as of the Effective Time: (i) will have paid all Taxes it is required to pay prior to the Effective Time, and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except where any failure to make such payment or withholding would not be reasonably likely to have a Cigarette Material Adverse Effect.

          (d) There is no Tax deficiency outstanding, proposed or assessed against Cigarette or any of its Subsidiaries, if any, that is not reflected as a liability on the Cigarette Balance Sheet nor has Cigarette or any of its Subsidiaries, if any, executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax (other than Taxes in the ordinary course of business in an amount that is not material to Cigarette and its Subsidiaries, if any, taken together as a whole).

          (e) neither Cigarette nor any of its Subsidiaries, if any, has any material liability for unpaid Taxes that has not been accrued for or reserved on the Cigarette Balance Sheet, whether asserted or unasserted, contingent or otherwise.

     SECTION 3.9 Properties. Except as set forth in the Disclosure Schedule, all material real property leases ("Material Lease(s)") of Cigarette and its Subsidiaries, if any, are in good standing, valid and effective in accordance with their respective terms, and neither Cigarette nor its Subsidiaries, if any, is in default under any of such leases, except where the lack of such good standing, validity or effectiveness or the existence of such default would not be reasonably likely to have a Cigarette Material Adverse effect.

     SECTION 3.10 Intellectual Property.

          (a) Cigarette and its Subsidiaries, if any, own or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how and tangible or intangible proprietary information or material that are necessary to conduct the business of Cigarette and its Subsidiaries, if any, as currently conducted, or planned to be conducted, the absence of which would be reasonably likely to have a Cigarette Material Adverse Effect (the "Cigarette Intellectual Property Rights").

          (b) Neither Cigarette nor any of its Subsidiaries, if any, is, or will as a result of the execution and delivery of the Agreement or the performance of Cigarette's obligations under this Agreement or otherwise be, in breach of any license, sublicense or other agreement relating to the Cigarette Intellectual Property Rights, or any material licenses, sublicenses and other agreements as to which Cigarette or any of its Subsidiaries, if any, is a party and pursuant to which Cigarette or any of its Subsidiaries, if any, is authorized to use any third party patents, trademarks or copyrights ("Cigarette Third Party Intellectual Property Rights") which is used in the manufacture of, incorporated in, or forms a part of any product sold by or expected to be sold by Cigarette or any of its Subsidiaries, if any, the breach of which would be reasonably likely to have a Cigarette Material Adverse Effect.

          (c) All patents, registered trademarks, service marks and copyrights which are held by Cigarette or any of its Subsidiaries, if any, and which are material to the business of Cigarette and its Subsidiaries, if any, taken as a whole, are valid and subsisting. Cigarette (i) has not been sued in any suit, action or proceeding which involves a claim or infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party, which infringement would reasonably be expected to have a Cigarette Material Adverse Effect.

     SECTION 3.11 Agreements, Contracts and Commitments. Neither Cigarette nor any of its Subsidiaries, if any, has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any material agreement, contract or commitment("Cigarette Material Contracts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to collect material damages from Cigarette or any of its Subsidiaries, if any, under any Cigarette Material Contract. Each Cigarette Material Contract that has not expired or been terminated in accordance with its terms is in full force and effect and is not subject to any material default thereunder of which Cigarette is aware by any party obligated to Cigarette or any of its Subsidiaries, if any, pursuant to such Cigarette Material Contract. To the knowledge of Cigarette, none of the parties to the Cigarette Material Contracts have terminated, or in any way expressed an intent to materially reduce or terminate, the amount of business with Cigarette and its Subsidiaries, if any, in the future.

     SECTION 3.12 Litigation. Except as set forth in the Disclosure Schedule, there is no action, suit or proceeding, claim, arbitration or investigation against Cigarette or any of its Subsidiaries, if any, pending or as to which Cigarette has received any notice of assertion, which, if decided adversely to Cigarette or any Subsidiary, if any, would be reasonably expected to have a Cigarette Material Adverse Effect, or a material adverse effect on the ability of Cigarette to consummate the transactions contemplated by this Agreement.

     SECTION 3.13 Environmental Matters. Due to the manufacturing process employed by it, Cigarette has been directly involved in the storage and use of a number of hazardous materials. At all times that hazardous materials were either stored or used, Cigarette and its subsidiaries believe that they held all of the required environmental permits for the storage and use of such materials (as defined in section 9.3). No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Cigarette, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Cigarette or any of its Subsidiaries, if any. Cigarette is not aware of any fact or circumstance which could involve Cigarette or any of its Subsidiaries, if any, in any environmental litigation or impose upon Cigarette or any of its Subsidiaries, if any, any environmental liability which would be reasonably likely to have a Cigarette Material Adverse Effect.

     SECTION 3.14 Compliance with Laws. Each of Cigarette and its Subsidiaries, if any, has complied in all material respects with all applicable federal, state, local and foreign statutes, laws and regulations, and is not in violation of, and has not received any notices of violation with respect to, any such statute, law or regulation, with respect to the conduct of its business or the ownership or operation of its business, including the federal Foreign Corrupt Practices Act and all United States statutes, laws and regulations as from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States.

     SECTION 3.15 Reverse Acquisition. Neither Cigarette nor, to its knowledge, any of its Affiliates (as defined in Section 6.11) has, through the date of this Agreement, taken or agreed to take any action which could affect the ability of Alchemy to account for the business combination to be effected by the Merger as a reverse acquisition.

     SECTION 3.16 Interested Party Transactions. If applicable, since the date of Cigarette's most recent proxy statement to its shareholders, if any, no event has occurred that would be required to be reported by Cigarette as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 3.17 Registration Statement; Proxy Statement/Prospectus. The information supplied to Alchemy by Cigarette expressly for inclusion in the registration statement on Form S-4 pursuant to which shares of Alchemy Common Stock to be issued in the Merger will be registered with the SEC (the "Registration Statement") does not, and at the time the Registration Statement is declared effective by the SEC shall not, contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement, in light of the circumstances under which they were made, not misleading. The information supplied to Alchemy by Cigarette expressly for inclusion in the proxy statement/prospectus (the "Proxy Statement") to be sent to the shareholders of Cigarette in connection with the special meeting of Cigarette's shareholders to consider this Agreement and the Merger (the "Cigarette Shareholder Meeting") and to the shareholders of Alchemy in connection with the meeting of Alchemy shareholders to approve the issuance of Alchemy Common Stock in connection with the meeting of Alchemy shareholders to approve the issuance of Alchemy Common Stock in connection with the transactions contemplated by this Agreement (the "Alchemy Shareholder Meeting") shall not, on the date the Proxy Statement is first mailed to shareholders of Cigarette and shareholders of Alchemy, at the time of the Cigarette Shareholder Meeting, the Alchemy Shareholder Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Cigarette Shareholders Meeting or the Alchemy Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Cigarette or any of its Affiliates, officers or directors should be discovered by Cigarette which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Cigarette shall promptly notify Alchemy of such event in reasonable detail.

     SECTION 3.18 Payments Resulting from Mergers. Except as provided in this Agreement, the consummation or announcement of any transaction contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any (i) material payment (whether of severance pay or otherwise) becoming due from Cigarette or any of its Subsidiaries, if any, to any officer, employee, former employee or director thereof or to the trustee under any management, employment, deferred compensation, severance (including any payment, right or benefit resulting from a change in control), bonus or other contract for personal services with any officer, director or employee or any plan, agreement or understanding similar to any of the foregoing, or any "rabbi trust" or similar arrangement, or (ii) material benefit under any Cigarette benefit plan being established or becoming accelerated, vested or payable.

     SECTION 3.19 Option of Financial Advisor. As of the date hereof, Cigarette has not yet determined who will serve as financial advisor to the merger contemplated herein.

     SECTION 3.20 Business Combination. The Board of Directors of Cigarette has taken all actions so that the restrictions contained in the FBCA applicable to a "business combination" will not apply to the execution, delivery or performance of this Agreement or consummation of the Merger or other transactions contemplated by this Agreement.



                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF ALCHEMY AND MERGER SUB

     Alchemy and Merger Sub represent and warrant to Cigarette that the statements contained in this Article IV are true and correct, except (i) as disclosed or incorporated by reference in the Alchemy SEC Reports (as defined in Section 4.4 (a)) filed prior to the date of this Agreement (ii) in the case of the representations and warranties in Sections 4.1, 4.2, 4.4(b), 4.5 through
4.14 and 4.17, where the failure to be true and correct would not, either individually or in the aggregate, have an Alchemy Material Adverse Effect (as defined below), or (iii) as set forth on the disclosure schedule, if any, delivered by Alchemy to Cigarette prior to execution of this Agreement (the "Alchemy Disclosure Schedule"). When used in connection with Alchemy or any of its Subsidiaries, the term "Alchemy Material Adverse Effect" means any change, event or effect that is materially adverse to the business, assets (including intangible assets) liabilities, financial condition, operations or results of operations of Alchemy and its Subsidiaries, taken as a whole; provided, however, that the following shall not be deemed to constitute an "Alchemy Material Adverse Effect": (i) an adverse change in or effect on the financial conditions, revenues or gross margins of Alchemy (or the direct consequences thereof) following the date of this Agreement to the extent attributable to (A) a delay of, reduction in or cancellation or change in the terms of product licenses by customers of Alchemy , (B) a slow down in the activity of Alchemy's sales organization or (C) the loss of any officer or key employee of Alchemy to the extent attributable directly and primarily to the transactions contemplated by this Agreement; (ii) an adverse change in or effect on the market price of Alchemy Common Stock between the date of this Agreement and the Closing Date;
(iii) a failure of quarterly results of operations for any quarter between the date of this Agreement and the Closing Date to meet generally analysts' expectations as reflected in the First Call Consensus estimate, if any; or (iv) the outcome of any litigation disclosed pursuant to Section 4.12.

     SECTION 4.1 Organization. Each of Alchemy, Merger Sub and the other Subsidiaries of Alchemy is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power to own lease and operate its property and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified would have an Alchemy Material Adverse Effect. Neither Alchemy nor any of its Subsidiaries directly or indirectly owns any equity, or similar interest in, or any interest convertible into or exchangeable or exercisable for any such equity or similar interests in any corporation, limited liability company, partnership, joint venture or other business association or entity, excluding securities of any publicly traded company held for investment by Alchemy and comprising less than five percent of the outstanding stock of such company.

     SECTION 4.2 Alchemy Subsidiaries and Joint Ventures. All issued and outstanding shares of capital stock of each Subsidiary are owned by Alchemy or a Subsidiary of Alchemy and are validly issued, fully paid and nonassessable, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants with respect to any such Subsidiary's capital stock, including any right obligating any such Subsidiary to issue, deliver or sell additional shares of its capital stock.

     SECTION 4.3 Alchemy Capital Structure.

          (a) The authorized capital stock of Alchemy consists of 50,000,000 shares of Alchemy Common Stock and 10,000,000 shares of Preferred Stock, $0.001 and $10,000.00 par value, respectively ("Alchemy Preferred Stock"). As of October 31, 1998: (i)2,702,394 shares of Alchemy Common Stock and no shares of Alchemy Preferred were issued and outstanding, all of which are validly issued, fully paid and nonassessable; and (ii) no shares of Alchemy Common Stock were held in the treasury of Alchemy or by Subsidiaries of Alchemy. No material change in such capitalization has occurred between October 31, 1998 and the date of this Agreement. As of the date of this Agreement, 100,000 shares of Alchemy Preferred Stock are issued and outstanding. All the shares of Alchemy Common Stock subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be duly authorized, validly issued, fully paid and nonassessable. There are no obligations, contingent or otherwise, of Alchemy, or any of its Subsidiaries to repurchase, redeem, or otherwise acquire any shares of Alchemy Common Stock or the capital stock of any Alchemy Subsidiary or to provide funds or to make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or entity other than guarantees of debt obligations of such Subsidiaries entered into in the ordinary course of business. All of the outstanding shares of capital stock of each Subsidiary of Alchemy are duly authorized, validly issued, fully paid and nonassessable, and all such shares (other than directors' qualifying shares in the case of foreign Subsidiaries) are owned by Alchemy or another Alchemy Subsidiary free and clear of all security interests, liens, claims, pledges, agreements, limitations on the voting rights of Alchemy, charges or other encumbrances of any nature.

          (b) Except as contemplated by this Agreement, there are no equity securities of any class of Alchemy or any of its Subsidiaries or any security exchangeable for such equity securities, issued, reserved for issuance, or outstanding. Except as contemplated by this Agreement, there are no options, warrants, securities, calls, rights, commitments or agreements of any character to which Alchemy or any of its Subsidiaries is a party or by which it is bound obligating Alchemy or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of any capital stock of Alchemy or any of its Subsidiaries or obligating Alchemy or any of its Subsidiaries to grant, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, or agreement, and to the best knowledge of Alchemy, there are no voting trusts, proxies or other agreements or understandings with respect to the shares of the capital stock of Alchemy, except for those found on Exhibit _____, attached hereto.

     SECTION 4.4 Authority; No Conflict; Required Filings and Consents.

          (a) Alchemy has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all corporate and shareholder action on the part of Alchemy, subject only to the approval by Alchemy shareholders of the issuance of the shares of Alchemy Common Stock issued pursuant to this Agreement. This Agreement has been duly executed and delivered by Alchemy and constitutes the valid and binding obligation of Alchemy, enforceable in accordance with the terms hereof and thereof.

          (b) The execution and delivery of this Agreement by Alchemy does not, and the consummation of the transactions contemplated hereby will not (i) conflict with, or result in any violation or breach of any provision with the Articles of Incorporation or Bylaws of Alchemy or any of its Subsidiaries (in each case as heretofore amended (ii) result in any violation or breach of, or constitute (with or without notice, or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or any loss of benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Alchemy or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgement, order, decree, statute, law, ordinance, rule or regulation applicable to Alchemy or any of its Subsidiaries or any of its or their respective properties or assets.

          (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Alchemy or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the registration statement with the SEC in accordance with the Securities Act,
     (ii) the filing of the Certificate of Merger with the Secretary of State of each of the States of Florida and Delaware, (iii) such other consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, (iv) the filing of the Registration Statement and the Proxy Statement with the SEC in accordance with the Securities Act and the Exchange Act and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely to have an Alchemy Material Adverse Effect or a material adverse effect on the ability of Alchemy to consummate the transactions contemplated by this Agreement.

     SECTION 4.5 SEC Filings; Financial Statements.

          (a) Alchemy has filed all forms, reports and documents required to be filed by Alchemy with the SEC since 1989 (collectively, the "Alchemy SEC Reports") and has made available to Cigarette all of the same so filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Alchemy SEC Reports or necessary in order to make the statements in the in such Alchemy SEC Reports, in the light of the circumstances under which they were made, not misleading. No Alchemy Subsidiary is required to file any forms, reports or other documents with the SEC.

          (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Alchemy SEC Reports filed after the date of this Agreement prior to the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as to be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the
     SEC) and fairly presented or will present, in all material respects, the consolidated financial position of Alchemy and its Subsidiaries as at the respective dates of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year end adjustments which were not or are not expected to be material in amount.

     SECTION 4.6 Absence of Undisclosed Liabilities. Alchemy and its Subsidiaries do not have any liabilities, either accrued or contingent (whether or not required to be reflected in financial statements, including the notes thereto, in accordance with GAAP), and whether due or to become due, which individually or in the aggregate would be reasonably likely to have an Alchemy Material Adverse Effect, other than (i) liabilities reflected in the audited consolidated balance sheet of Alchemy as of September 30, 1998 in the ordinary course of business consistent with past practices.

     SECTION 4.7 Absence of Certain Changes or Events. Since the date of the Alchemy Balance Sheet, Alchemy and its Subsidiaries have conducted their business only in the ordinary course, in a manner consistent with past practice, and there has not been: (i) any Alchemy Material Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Alchemy or any of its Subsidiaries having a Alchemy Material Adverse Effect;
(iii) any material change by Alchemy in its accounting methods, principles or practices to which Cigarette has not previously consented in writing; (iv) any reevaluation by Alchemy of any of its assets having an Alchemy Material Adverse Effect, including writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice, unless Cigarette has previously consented in writing thereto; or (v) any such action or event that would have required the consent of Cigarette pursuant to Section 5.2 had such action or event occurred after the date of this Agreement and that could reasonably be expected to result in an Alchemy Material Adverse Effect.

     SECTION 4.8 Taxes.

          (a) Each of Alchemy and its Subsidiaries has accurately prepared and timely filed all material required Returns relating to any and all Taxes concerning or attributable to Alchemy or its operations and such Returns are true and correct in all material respects.

          (b) Each of Alchemy and its Subsidiaries as of the Effective Time: (i) will have paid all Taxes it is required to pay prior to the Effective Time and (ii) will have withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, except where any failure to make payment or withholding would not be reasonably likely to have an Alchemy Material Adverse Effect.

          (c) There is no Tax deficiency outstanding, proposed or assessed against Alchemy or any of its Subsidiaries that is not reflected as a liability on the Alchemy Balance Sheet nor has Alchemy or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax (other than Taxes in the ordinary course of business in an amount that is not material to Alchemy and its Subsidiaries taken as a whole).

          (d) Neither Alchemy nor any of its Subsidiaries has any material liability for unpaid Taxes that have not been accrued for or reserved on Alchemy Balance Sheet, whether asserted or unasserted, contingent or otherwise.

     SECTION 4.9 Properties. All Material Leases under which Alchemy and its Subsidiaries lease real property are in good standing, valid and effective in accordance with their respective terms, and neither Alchemy nor any of its Subsidiaries is in default under any material provision of such Material Leases, except where the lack of such good standing, validity and effectiveness or the existence of such default would not be reasonably likely to have an Alchemy Material Adverse Effect.

     SECTION 4.10 Intellectual Property.

          (a) Alchemy and its Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and mask works, any applications for and registrations of such patents, trademarks, trade names, service marks, copyrights and mask works, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are necessary to conduct the business of Alchemy and its subsidiaries as currently conducted or planned to be conducted, the absence of which would be reasonably likely to have an Alchemy Material Adverse Effect (the "Alchemy Intellectual Property Rights").

          (b) Neither Alchemy nor any of its Subsidiaries has or will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Alchemy Intellectual Property Rights or any material license, sublicense or other agreement pursuant to which Alchemy is authorized to use any third party patents, trademarks or copyrights, including software, which is used in the manufacture of, incorporated in, or forms a part of any Alchemy product sold or expected to be sold by Alchemy or any of its Subsidiaries, the breach of which would be reasonably likely to have an Alchemy Material Adverse Effect.

          (c) All patents, registered trademarks, service marks and copyrights which are held by Alchemy or any of its Subsidiaries and which are material to the business of Alchemy and its Subsidiaries, taken as a whole, are valid and subsisting. Alchemy (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party; and (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products infringes any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party, which infringement would be reasonably likely to have an Alchemy Material Adverse Effect.

     SECTION 4.11 Agreements, Contracts and Commitments. Neither Alchemy nor any of its Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the terms or conditions of any agreement, contract or commitment that (i) is filed as an exhibit to an Alchemy SEC Report or (ii) with respect to agreements, contracts or commitments entered into by Alchemy since ________________, 1989 would have been required to be filed as an exhibit to an Alchemy SEC Report if they had been entered into prior to such date ("Alchemy Material Contacts") in such a manner as would permit any other party to cancel or terminate the same or would permit any other party to collect material damages from Alchemy under any Alchemy Material Contract. Each Alchemy Material Contract that has not expired or been terminated in accordance with its terms is in full force and effect and is not subject to any material default thereunder of which Alchemy is aware by any party obligated to Alchemy pursuant to such Alchemy Material Contract. To the knowledge of Alchemy, none of the parties to the Alchemy Material Contracts have terminated or in any way expressed an intent to materially reduce or terminate the amount of business with Alchemy or its Subsidiaries in the future.

     SECTION 4.12 Litigation. There is no action, suit or proceeding, claim, arbitration or investigation against Alchemy pending or as to which Alchemy has received any written notice of assertion, which would be reasonably expected to have an Alchemy Material Adverse Effect or a material adverse effect on the ability of Alchemy to consummate the transactions contemplated by this Agreement.

     SECTION 4.13 Environmental Matters. As of the date hereof, to its knowledge, no underground storage tanks are present under any property that Alchemy or any of its Subsidiaries currently occupies, or that Alchemy or any of its Subsidiaries has at anytime owned, operated, occupied or leased. Due to the manufacturing process employed by Alchemy, Alchemy has been directly involved in the storage and use of a number of hazardous materials. At all times that hazardous materials were either stored or used, Alchemy and it subsidiaries believe that they held all of the required environmental permits for the storage and use of such materials (as defined in section 9.3). If it is subsequently determined that Alchemy and its subsidiaries, if any, did not hold a required Environmental Permits (as defined in Section 9.3), the absence of such would most likely result in a Material Adverse Effect. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending or, to the knowledge of Alchemy, threatened concerning any Environmental Permit or any Hazardous Materials Activity of Alchemy or any of its Subsidiaries, if any. Alchemy is not aware of any fact or circumstance which could involve Alchemy or any of its Subsidiaries, if any, in any environmental litigation or impose upon Alchemy or any of its Subsidiaries, if any, any environmental liability which would be reasonably likely to have an Alchemy material Adverse Effect.

     SECTION 4.14 Compliance with Laws. Each of Alchemy and its Subsidiaries has complied with all federal, state, local and foreign statutes, laws and regulations, and, is not in violation of, and has not received any notices of violation with respect to, any such statute, law or regulation, with respect to the conduct of its business or the ownership or operation of its business, including the federal Foreign Corrupt Practices Act and all United States statutes, laws and regulations as from time to time govern the license and delivery of technology and products abroad by persons subject to the jurisdiction of the United States, except for failures to comply or violations which would not be reasonably likely to have an Alchemy Material Adverse Effect.

     SECTION 4.15 Reverse Acquisition. Neither Alchemy nor, to its knowledge, any of its Affiliates (as defined in Section 6.11) has, through the date of this Agreement, taken or agreed to take any action which would affect the ability of Alchemy to account for the business combination to be effected by the Merger as a reverse acquisition.

     SECTION 4.16 Interested Party Transactions. Since the date of the most recent proxy statement of Alchemy to its shareholders, no event has occurred that would be required to be reported by Alchemy as a Certain Relationship or Related Transaction pursuant to Item 404 of Regulation S-K promulgated by the SEC.

     SECTION 4.17 Registration Statement; Proxy Statement/Prospectus. The information supplied by Alchemy expressly for inclusion in the Registration Statement shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement,

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

in light of the circumstances under which they were made, not misleading. The information supplied to Cigarette by Alchemy expressly for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to shareholders of Cigarette, at the time of the Cigarette Shareholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Cigarette Shareholders Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Alchemy or any of its affiliates, officers or directors should be discovered by Alchemy which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Alchemy shall promptly inform Cigarette.

     SECTION 4.18 Interim Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

     SECTION 5.1 Covenants of Cigarette. Except as expressly contemplated by this Agreement, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to Section 8.1 or the Effective Time, Cigarette agrees as to itself and its Subsidiaries, if any, except to the extent that Alchemy shall otherwise consent in writing (which consent shall not be unreasonably withheld or delayed), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and to use all reasonable efforts consistent with past practices and policies to (i) preserve intact its present business organization, (ii) keep available the services of its present officers and key employees and (iii) preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it. Without limiting the generality of the foregoing, Cigarette shall not (and shall not permit any of its Subsidiaries, if any, to), without prior written consent of Alchemy (which consent shall not be unreasonably withheld or delayed):

          (a) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Cigarette Intellectual Property Rights other than in the ordinary course of business consistent with past practices;

          (b) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (c) except pursuant to the Exchange Agreement by and among Alchemy, Cigarette and Central (the "Central Exchange"), issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, except as set forth in the Cigarette Disclosure Schedule;

          (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Cigarette and its Subsidiaries, if any, taken as a whole, except for transactions entered into in the ordinary course of Cigarette's business consistent with past practice;

          (f) take any action to: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees in accordance with agreements entered into before the date of this Agreement or otherwise in the ordinary course of Cigarette's business consistent with past practices,
     (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreement, with any employee, except in accordance with agreements entered into before the date of this Agreement or otherwise in the ordinary course of Cigarette's business consistent with past practices, (iv) enter into any collective bargaining agreement, or (v) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

          (g) amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement; or

          (h) take, or agree in writing or otherwise to take, any of the actions described in the foregoing clauses (a) through (h), or any action which is reasonably likely to make any of Cigarette's representations or warranties contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     SECTION 5.2 Covenants of Alchemy. During the period from the date of this Agreement and continuing until the earlier of the termination of the Agreement pursuant to Section 8.1 or the Effective Time, except as expressly contemplated by this Agreement, Alchemy shall not, without the prior written consent of Cigarette (which consent shall not be unreasonably withheld or delayed):

          (a) declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock (other than stock splits of the Alchemy Common Stock or stock dividends payable in shares of Alchemy Common Stock), or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service by such party;

          (b) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of such shares or convertible securities pursuant to a transaction in which Alchemy acquires or agrees to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or otherwise, any business or any corporation, partnership or other business organization or division, for consideration having a fair market value (at the time of the public announcement of such acquisition or agreement) of less than $10 million, or (ii) the grant to employees, directors or consultants of options to purchase Alchemy Common Stock in the ordinary course of business consistent with past practices pursuant to agreements and plans entered into or established before the date of this Agreement or otherwise in the ordinary course of business consistent with past practices, or (iii) as contemplated in this Agreement;

          (c) amend or propose to amend its Certificate of Incorporation or Bylaws, except as contemplated by this Agreement;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or otherwise, any business or any corporation, partnership or other business organization or division, for consideration having a fair market value (at the time of the public announcement of such acquisition or agreement) in excess of ten million dollars;

          (e) sell, lease, license or otherwise dispose of any of its properties or assets which are material, individually or in the aggregate, to the business of Alchemy and its Subsidiaries, taken as a whole, except for transactions entered into in the ordinary course of business; or

          (f) take, or agree in writing or otherwise to take, any of the actions described in clauses (a) through (e) above, or any action which is reasonably likely to make any representations or warranties of Alchemy contained in this Agreement untrue or incorrect in any material respect on the date made (to the extent so limited) or as of the Effective Time.

     SECTION 5.3 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Alchemy and Cigarette shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations and shall promptly provide the other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

     SECTION 6.1 No Solicitation.

          (a) From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Cigarette shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected lead to, a proposal or offer for a merger, consolidation, share exchange, business combination, sale of substantially all assets, sale of shares of capital stock (including without limitation pursuant to a tender offer) or similar transaction or series of transactions involving Cigarette, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), or (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to, approve or recommend any Acquisition Proposal; provided however, that nothing contained in this Agreement shall prevent Cigarette or its Board of Directors from (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity (including a new and unsolicited Acquisition proposal received by Cigarette after the execution of this Agreement from a person or entity whose initial contact with Cigarette may have been solicited by Cigarette prior to the execution of this Agreement) or recommending such an unsolicited bona fide written Acquisition Proposal to the shareholders of Cigarette, if and only to the extent that (1) the Board of Directors of Cigarette believes in good faith (after consultation with and based upon the advice of its financial advisor) that such Acquisition Proposal would, if consummated, result in a transaction more favorable to Cigarette shareholders from a financial point of view than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Cigarette determines in good faith after consultation with and based upon the advice of outside legal counsel that such action is necessary for Cigarette to comply with its fiduciary duties to its shareholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed non-disclosure agreement or
     (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

          (b) Upon compliance with the foregoing, following receipt of a Superior Proposal, Cigarette shall be entitled to (i) withdraw, modify or refrain from making its recommendation referred to in Section 6.2 and approve and recommend to the shareholders of Cigarette a Superior Proposal and (ii) enter into an agreement with such third party concerning a Superior Proposal provided that Cigarette shall concurrently make payment in full to Alchemy of the fee provided in Section 8.3(b) below.

          (c) Cigarette shall notify Alchemy within 24 hours after receipt by Cigarette (or its advisors) of any Acquisition Proposal or any request for non-public information in connection with an Acquisition Proposal or for access to the properties, books or records of Cigarette by any person or entity that informs Cigarette that it is considering making, or has make, an Acquisition Proposal. Such notice shall be made orally and in writing ans shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Cigarette shall notify Alchemy of any discussions with any such offeror within 24 hours of such discussions and shall disclose to Alchemy within such 24-hour period the substance of such discussions in reasonable detail.

          (d) Cigarette shall be entitled to provide copies of this Section 6.1 to third parties who, on an unsolicited basis after the date of this Agreement, contact Cigarette regarding an Acquisition Proposal, provided that Alchemy shall concurrently be notified of such contact and delivery of such copy.

     SECTION 6.2 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Alchemy and Cigarette shall prepare and file with the SEC a preliminary Proxy

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

Statement in form and substance satisfactory to each of Cigarette and Alchemy, and Alchemy shall prepare and file with the SEC the Registration Statement, in which the Proxy Statement will be included. Each of Alchemy and Cigarette shall use its reasonable efforts to respond to any comments of the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to cause the Proxy Statement to be mailed to Alchemy and Cigarette's shareholders at the earliest practicable time. As promptly as practicable after the date of this Agreement, Alchemy and Cigarette shall prepare and file any other filings required under the Exchange Act, the Securities Act or any other federal or state securities laws relating to the Merger and the transactions contemplated by this Agreement including under state takeover laws (the "Other Filings"). Alchemy shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or filing a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Alchemy Common Stock in the Merger, and Cigarette shall furnish all information concerning Cigarette and the holders of Cigarette Common Stock as may be reasonably required in connection with any such action. Each of Alchemy and Cigarette will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials, on the other hand, with respect to the Registration Statement and the Other Filings. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, Alchemy or Cigarette, as the case may be, shall promptly inform the other of such occurrence, provide the other party reasonable opportunity to review and comment, and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to shareholders of Alchemy and shareholders of Cigarette, such amendment or supplement. The Proxy Statement shall include the recommendations of the Board of Directors of Alchemy in favor of the issuance of Alchemy Common Stock in connection with the Merger and of the Board of Directors of Cigarette in favor of the Merger and this Agreement.

     SECTION 6.3 Consents. Each of Alchemy and Cigarette shall use all reasonable efforts to obtain all necessary, consents, waivers and approvals, and to make all necessary notifications or filings under any of Alchemy's or Cigarette's material agreements, contracts, licenses or leases as may be necessary or advisable to consummate the Merger and the other transactions contemplated by this Agreement.

     SECTION 6.4 Current OTC Bulletin Board Listing. Alchemy agrees to continue the listing of the Alchemy Common Stock on the OTC Bulletin Board until the Closing or the earlier termination of this Agreement pursuant to Section 8.1.

     SECTION 6.5 Access to Information.

          (a) Upon reasonable notice, Cigarette shall (and shall cause each of its Subsidiaries, if any, to) afford (i) to the officers, employees, independent auditors, legal counsel (including outside legal counsel) and other representatives of Alchemy, reasonable access, during normal business hours during the period prior to the Effective Time, to all of Cigarette and its Subsidiaries', if any, properties, books, contracts, commitments and records in order that such Alchemy representatives have a full opportunity to make such investigation as they reasonably desire to make of Cigarette and its Subsidiaries, if any, and, (ii) to the independent auditors of Alchemy, reasonable access to the audit work papers and other records of the independent auditors of Cigarette and its Subsidiaries, if any. Additionally, Cigarette and its Subsidiaries, if any, will permit such Alchemy representatives to make such reasonable inspections of Cigarette and its Subsidiaries, if any, and their respective operations during normal business hours as Alchemy may reasonably require and Cigarette and its Subsidiaries, if any, will cause its officers and the officers of its

     Subsidiaries, if any, to furnish Alchemy with such financial and operating data and other information with respect to the business and properties of Cigarette and its Subsidiaries, if any, as Alchemy may from time to time reasonably request. During the period prior to the Effective Time or the earlier termination of this agreement pursuant to Section 8.1, Cigarette shall (and shall cause each of its Subsidiaries, if any, to) furnish promptly to Alchemy (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Alchemy may reasonably request.

          (b) Upon reasonable notice, Alchemy shall (and shall cause each of its Subsidiaries to) afford (i) to the officers, employees, independent auditors, legal counsel (including outside legal counsel) and other representatives of Cigarette, reasonable access, during normal business hours during the period prior to the Effective Time, to all of Alchemy and its Subsidiaries' properties, books, contracts, commitments and records in order that such Cigarette representatives have a full opportunity to make such investigation as they reasonably desire to make of Alchemy and its Subsidiaries and, (ii) to the independent auditors of Cigarette, reasonable access to the audit work papers and other records of the independent auditors of Alchemy and its Subsidiaries. Additionally, Alchemy and its Subsidiaries will permit such Cigarette representatives to make such reasonable inspections of Alchemy and its Subsidiaries and their respective operations during normal business hours as Cigarette may reasonably require and Alchemy and its Subsidiaries will cause its officers and the officers of its Subsidiaries to furnish Cigarette with such financial and operating data and other information with respect to the business and properties of Alchemy and its Subsidiaries as Cigarette may from time to time reasonably request. During the period prior to the Effective Time or the earlier termination of this agreement pursuant to Section 8.1, Alchemy shall (and shall cause each of its Subsidiaries to) furnish promptly to Cigarette (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as Cigarette may reasonably request.

          (c) No information or knowledge obtained in any investigation pursuant to this Section 6.5 shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     SECTION 6.6 Shareholder Meetings. As promptly as practicable after the date hereof, Cigarette shall duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon the Merger and this Agreement and Alchemy shall duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of voting upon the issuance of the shares of Alchemy Common Stock in connection with the Merger. Cigarette and Alchemy shall coordinate and cooperate with respect to the timing of such meetings and shall use their respective reasonable efforts to hold such meetings on the same day as soon as practicable after the date hereof.

     SECTION 6.7 Legal Conditions to Merger. Each of Alchemy and Cigarette will take all reasonable actions necessary to comply promptly with all legal requirements regarding each entity with respect to the Merger (which actions shall include furnishing all information required in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries, if any, in connection with the Merger. Each of Alchemy and Cigarette will, and will cause its Subsidiaries, if any, to, take all reasonable actions necessary (i) to obtain (and to cooperate with each other in obtaining) any consents, authorization, order or approval of, or any exemption by, any governmental entity or other public third party, required to be obtained or made by Cigarette, Alchemy or any of their Subsidiaries, if any, in connection with the Merger of the taking of any action contemplated by this Agreement, (ii) to lift, rescind or mitigate the effect of any injunction or restraining order or other order adversely affecting its ability to consummate the transactions contemplated hereby, (iii) to fulfill all conditions applicable to Alchemy, Cigarette or Merger Sub pursuant to this Agreement, and (iv) to prevent, with respect to a threatened or pending temporary, preliminary or permanent injunction or other order, decree or ruling or statute, rule regulation or executive order, the entry, enactment or promulgation thereof, as the case may be.

     SECTION 6.8 Public Disclosure. Except as otherwise required by law, court process or the rules of the OTC Bulletin Board or as provided elsewhere herein, prior to the closing or the earlier termination of this Agreement pursuant to
Section 8.1, neither Cigarette nor Alchemy shall, or shall permit any of its Subsidiaries, if any, to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

     SECTION 6.9 Tax-Free Reorganization. Alchemy and Cigarette shall take no action to cause the Merger to fail to be treated as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 6.10 Reverse Acquisition Accounting. Alchemy and Cigarette each agrees not to take any action after the date of this Agreement that would adversely affect the ability of Alchemy to treat the business combination to be effected by the Merger as a reverse acquisition, and each of Alchemy and Cigarette agrees to take such action as may be reasonably required to negate the impact of any past actions that would adversely impact the ability of Alchemy to treat the business combination to be effected by the Merger as a reverse acquisition. Each of Cigarette and Alchemy shall use all reasonable efforts to cause its respective Affiliates, as defined in Section 6.11, and Subsidiaries, if any, not to take any action that would adversely affect the ability of Alchemy to account for the business combination to be effected by the Merger as a pooling of interests.

     SECTION 6.11 Affiliate Agreements. As soon as practicable following the date hereof, Cigarette will provide Alchemy a list of those persons who are, in the respective reasonable knowledge and judgment of Cigarette, after consultation with legal counsel, "affiliates" of Cigarette, within the meaning of Rule 145 (each such person who is an "affiliate" of Cigarette within the meaning of rule 145 is referred to herein as an "Affiliate") promulgated under the Securities Act ("Rule 145"). Cigarette shall provide Alchemy such information and documents as the other shall reasonably request for purposes of reviewing such list and shall notify Alchemy in writing regarding any change in the identity of such Affiliates prior to the Closing Date. Cigarette shall use its reasonable efforts to deliver or cause to be delivered to Alchemy no later than 30 days from the date hereof from each of the Affiliates of Cigarette, an executed Affiliate Agreement, substantially in the form attached hereto as Exhibit _______, which each such Affiliate of Cigarette agrees to, among other things, comply with the applicable requirements of Rule 145 (an "Affiliate Agreement"). Alchemy shall be entitled to place appropriate legends on the certificates evidencing any Alchemy Common Stock to be received by such Affiliates of Cigarette pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Alchemy Common Stock, consistent with the terms of the Affiliate Agreements. Following the Effective Time, Alchemy shall use all reasonable efforts to cause its "affiliates" within the meaning of Rule 145 (its "Affiliates") to make any dispositions of Alchemy Common Stock in accordance with the applicable provisions of Rule 145 under the Exchange Act.

     SECTION 6.12 OTC Bulletin Board Listing. Alchemy shall use its best efforts to cause the shares of Alchemy Common Stock to be issued in the Merger, and those required to be reserved for issuance in connection with the Merger, to be approved for listing on the OTC Bulletin Board, subject to official notice of issuance, prior to the Closing Date.

     SECTION 6.13 Indemnification.

          (a) Cigarette shall and, from and after the Effective Time, Alchemy and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, an officer, director or employee of Cigarette or any of its Subsidiaries, if any (the "Indemnified Parties"), against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld or delayed) of or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or employee of Cigarette or any of its Subsidiaries, if any, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities") including all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or arising in whole or in part of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent a corporation is permitted under the FBCA to indemnify its own directors, officers and employees, as the case may be (Cigarette, Alchemy and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law upon receipt of any undertaking Party to the full extent permitted by law upon receipt of any undertaking contemplated by the FBCA). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Party (whether arising before or after the Effective time), (i) the Indemnified Parties may retain counsel satisfactory to them and Cigarette (or them and Alchemy and the Surviving Corporation after the Effective Time), (ii) Cigarette (or after the
     Effective Time, Alchemy and the Surviving Corporation) shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefore are received, and (iii) Cigarette (or after the Effective Time, Alchemy and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that none of the Cigarette, Alchemy or the Surviving Corporation shall be liable for any settlement of any claim effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Party wishing to claim indemnification under this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Cigarette, Alchemy or the Surviving Corporation (but the failure to so notify an Indemnifying Party shall not relieve it from any liability which it may have under this Section 6.13 except to the extent such failure prejudices such party), and shall deliver to Cigarette (or after the Effective time, Alchemy and the Surviving Corporation) the undertaking contemplated by the FBCA. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties. The obligations of the parties set forth in this Section 6.13(a) shall be in the furtherance of and not in limitation of the succeeding paragraphs of this Section 6.13.

          (b) From and after the Effective Time, the Surviving Corporation and Alchemy will fulfill, assume and honor in all respects the obligations of Cigarette pursuant to Cigarette's Certificate of Incorporation,

     Bylaws and any indemnification agreement between Cigarette and Cigarette's directors and officers existing and in force as of the Effective Time.

          (c) Alchemy and the Surviving Corporation shall, until the sixth anniversary of the Effective Time or such earlier date as may be mutually agreed upon by Alchemy, the Surviving Corporation and the applicable Indemnified Party, cause to be maintained in effect, to the extent available, the policies of directors' and officers' liability insurance maintained by Cigarette and its Subsidiaries as of the date hereof (or policies of directors' and officers' liability insurance maintained by Cigarette and its Subsidiaries as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time, In lieu of the purchase of such insurance by Alchemy or the Surviving Corporation, Cigarette may purchase a six-year extended reporting period endorsement ("reporting tail coverage") under its existing directors' and liability insurance coverage.

          (d) The provisions of this Section 6.13(i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) may not be amended or repealed without the written consent of any affected, indemnified party.

     SECTION 6.14 Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Cigarette and shareholders of Alchemy described in Section 6.6.

     SECTION 6.15 Notification of Certain Matters. Cigarette shall give prompt notice to Alchemy, and Alchemy and Merger Sub shall give prompt notice to Cigarette, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Cigarette or Alchemy and Merger Sub, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The delivery of any notice pursuant to this Section 6.16 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                                   ARTICLE VII

                              CONDITIONS TO MERGER

     SECTION 7.1 Conditions to Each Party's Obligation to Effect The Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Shareholder Approvals. This Agreement and the Merger shall have been approved and adopted by the requisite vote of holders of Cigarette Common Stock pursuant to the FBCA and the Certificate of Incorporation of Cigarette and the issuance of Alchemy Common Stock in connection with the Merger shall have been approved by the requisite vote of the holders of Alchemy Common Stock pursuant to the FBCA, the Certificate of Incorporation of Alchemy and the regulations of the OTC

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

     Bulletin Board.

          (b) Approvals. All authorizations, consents, orders or approvals of any Governmental Entity required to consummate the transactions contemplated by this Agreement, the absence of which would be reasonably likely to have an Alchemy Material Adverse effect of a Cigarette Material Adverse Effect, shall have been obtained and be in effect.

          (c) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

          (d) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or limiting or restricting Alchemy's conduct or operation of the business of Alchemy or Cigarette after the Merger shall have been issued and be in effect, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal or prevents or prohibits the Merger.

          (e) OTC Bulletin Board Listing. The shares of Alchemy Common Stock to be issued in the Merger shall have been approved for listing on the OTC Bulletin Board.

          (f) Tax Opinions. Alchemy and Cigarette shall each have received written opinions from their respective counsel, in form and substance reasonably satisfactory to them to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinions, counsel may rely upon, and Alchemy and Cigarette shall be required to make, reasonable representations regarding certain factual matters.

     SECTION 7.2 Additional Conditions to Obligations of Alchemy and Merger Sub. The obligations of Alchemy and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Alchemy:

          (a) Representations and Warranties. The representations and warranties of Cigarette set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties expressly speak as of an earlier date) as of the Closing date as though made on and as of the Closing Date, except (i) for changes contemplated by this Agreement or (ii) where the failure to be true and correct would not be reasonably likely to have a Cigarette Material Adverse Effect, and Alchemy shall have received a certificate signed on behalf of Cigarette by the chief executive officer and the chief financial officer of Cigarette to such effect.

          (b) Performance of Obligations. Cigarette shall have performed all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Alchemy shall have received a certificate signed on behalf of Cigarette by the chief executive officer and the chief financial officer of Cigarette to such effect.

          (c) Affiliate and Other Agreements. An Affiliate Agreement shall have been executed and delivered to Alchemy by each director and officer and each applicable Affiliate of Cigarette; and each Affiliate Agreement shall be in full force and effect.

          (d)  Absence  of  Cigarette  Material  Adverse  Effect.  No  Cigarette
     Material Adverse Effect shall have occurred since the date of this Agreement.

     SECTION 7.3 Additional Conditions to obligations of Cigarette. The obligation of Cigarette to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by Cigarette:

          (a) Representations and Warranties. The representations and warranties of Alchemy and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representation speak as of an earlier date) as of the closing date as though made on and as of the Closing date, except
     (i) for changes contemplated by this Agreement or (ii) where the failure to be true and correct would not be reasonably likely to have an Alchemy Material Adverse Effect, and Cigarette shall have received a certificate signed on behalf of Alchemy and Merger sub by the chief executive officer and the chief financial officer of Alchemy and merger Sub to such effect.

          (b) Performance of Obligations. Alchemy and Merger Sub shall have performed all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and Cigarette shall have received a certificate signed on behalf of Alchemy and Merger Sub by the chief executive officer and the chief financial officer of Alchemy and Merger sub to such effect.

          (c) Absence of Alchemy Material Adverse Effect. No Alchemy Material Adverse effect shall have occurred since the date of this Agreement.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

     SECTION 8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(f)), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the shareholders of Alchemy or shareholders of Cigarette:

          (a) by mutual written consent of Alchemy and Cigarette; or

          (b) by either Alchemy or Cigarette if the Merger shall not have been consummated by March 31, 1999; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date; or

          (c) by either Alchemy or Cigarette if a court of competent jurisdiction or other Governmental entity shall have issued a nonappealable final order, decree or ruling or taken any other action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, except, if the party relying on such order, decree or ruling or other action has not complied with its obligations under Article VI of this Agreement; or

          (d) by either Alchemy or Cigarette if the required approvals of the shareholders of Alchemy or of Cigarette contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of such shareholders duly convened therefor or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 8.1(d) shall not be available to any party where the failure to obtain approval of such party's shareholders shall have been caused by the action or failure to obtain approval of such party's shareholders shall have been caused by the action or failure to act of such party in breach of this Agreement; or

          (e) by Alchemy, if (i) the Board of Directors of Cigarette shall have withdrawn or modified its recommendation of this Agreement in a manner adverse to Alchemy or shall have publicly announced its intention to do any of the foregoing; (ii) an Alternative transaction (as defined in clauses
     (ii) or (iii) of Section 8.3(d)) shall have taken place (including execution of an agreement to engage in the same) or the Board of Directors of Cigarette shall have recommended to the shareholders of Cigarette an Alternative Transaction; (iii) a tender offer or exchange offer for 20% or more of the outstanding shares of Cigarette Common Stock is commenced
     (other than by Alchemy or an affiliate of Alchemy) and the Board of Directors of Cigarette has not recommended that the shareholders of Cigarette not tender their shares in such tender or exchange offer within the time period prescribed by Rule 14e-2 promulgated under the Exchange Act; or

          (f) by Alchemy or Cigarette, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach causes the conditions set forth in Section 7.2(a) or 7.2(b) (in the case of termination by Alchemy) or 7.3(a) or 7.3(b) (in the case of termination by Cigarette) not to be satisfied as of the time of such breach, provided that if such breach by such party is curable by such party through the exercise of its reasonable efforts and for so long as such party continues to exercise such reasonable efforts, the other party may not terminate this Agreement under this
     Section 8.1(f); or

          (g) by Cigarette, in the event of (i) a merger or consolidation to which Alchemy is a party, if the shareholders of Alchemy immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50 percent of the total combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation, (ii) the acquisition or direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of Alchemy representing more than 50 percent of the total combined voting power of Alchemy's then issued and outstanding voting securities by any person, entity or group, as shown on a Schedule 13D filed with the SEC pursuant to the Exchange Act; or (iii) the sale of all or substantially all of the assets of Alchemy to any person or entity that is not a Subsidiary of Alchemy.

     SECTION 8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1(b) through 8.1(g), this Agreement shall be of no further force and effect, except Section 8.2, Section 8.3 and Article IX of this Agreement and the Non-Disclosure Agreement shall remain in full force and effect and survive any termination of this Agreement and nothing herein shall relieve any party from liability for any breach of this Agreement. In the event of termination of this Agreement as provided in Section 8.1(a), there shall be no liability or obligation on the part of any party hereto, or any of its officers, directors, shareholders or affiliates except as set forth in Section 8.3; provided, however, that the provisions of Section 6.13 and 8.3 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     SECTION 8.3 Fees and Expenses.

          (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided, however, that Alchemy and Cigarette shall share equally all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements.

          (b) As used in this Agreement,  "Alternative Transaction" means either
     (i) a transaction pursuant to which any person (or group of persons) other than Alchemy or its affiliates (a "Third Party"), acquires more than 20% of the outstanding shares of Cigarette Common Stock, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving Cigarette pursuant to which any Third Party acquires more than 20% of the outstanding equity securities of Cigarette or the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Cigarette, if any, and the entity surviving any merger or business combination including any of them, if applicable) of Cigarette have a fair market value (as determined by the Board of Directors of Cigarette in good faith) equal to more than 20% of the fair market value of all the assets of Cigarette immediately prior to such transaction ("Material Assets"), or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Notwithstanding the foregoing, the Central Exchange shall not be an Alternative Transaction.

          (c) Payment of the fees described in Section 8.3(b) above shall not be in lieu of damages incurred in the event of breach of this Agreement.

     SECTION 8.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Cigarette and Alchemy, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval.

     SECTION 8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

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

                                  MISCELLANEOUS

     SECTION 9.1 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and the Effective Time, except for the agreements contained in Section 1.3, 1.4,
Article II, 6.13, 6.14 and 8.3, the last sentence of Section 8.4, and Article IX, and the agreements of the Affiliates of Cigarette delivered pursuant to this Agreement.

     SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by nationally-recognized overnight courier or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Alchemy
                or Merger Sub, to:       Alchemy Holdings, Inc.
                                         3025 N.E. 188th Street
                                         Aventura, FL 33180

          (b)  if to Cigarette, to:      Cigarette Racing Team, Inc.
                                         3025 N.E. 188th Street
                                         Aventura, FL 33180


          (c)  with a copy to:           Beckman, Millman & Sanders, L.L.P.
                                         116 John Street
                                         New York, New York 10038
                                         Attention: Steven A. Sanders,  Esq.
                                         Telephone: (212) 406-4700
                                         Facsimile: (212) 406-3750

     SECTION 9.3 Interpretation; Certain Definitions.

          (a) When a reference is made in this Agreement to a section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes," or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been make available if requested by the party whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to ___________, 1999.

          (b) "Environmental Permits" means environmental approvals, permits, licenses, clearances and consents.


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

          (c) "Hazardous Material" means substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States
     Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws.

          (d)  "Hazardous   Materials   Activities"  means  the  transportation,
     storage, use, manufacture, disposal of, release or exposure of employees or others to Hazardous Materials.

          (e) "Joint Venture" means, with respect to any party, any corporation, limited liability company, partnership, joint venture or other entity in which (i) such party, directly or indirectly, owns or control more than five percent and less than a majority of any class of the outstanding voting securities or economic interests, or (ii) such party or a Subsidiary of such party is a general partner.

          (f) "Subsidiary" means, with respect to any party, any corporation, limited liability company, partnership, joint venture, or other business association or entity, (i) at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by anyone or more of its Subsidiaries, or (ii) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership).

     SECTION 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     SECTION 9.5 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the Exhibits hereto, and other documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Section 6.14 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     SECTION 9.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to any applicable conflicts of law.

     SECTION 9.7 Specific Performance. Without limiting the rights and remedies otherwise available to Alchemy, Cigarette (i) acknowledges that the remedy at law for damages resulting from its breach of its obligations under this Agreement may be inadequate and (ii) consents to the institution of an action for specific performance in the event of such a breach.

     SECTION 9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     SECTION 9.9 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement is held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     IN WITNESS WHEREOF, Alchemy, Merger Sub and Cigarette have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


ALCHEMY HOLDINGS, INC.



By:________________________________

Title:_____________________________


CIGARETTE BOATS, INC.

By:________________________________

Title:_____________________________


CIGARETTE RACING TEAM, INC.


By:________________________________

Title:_____________________________


                                       33